UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Organon & Co.

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ORGANON

Here for her health

2026 Notice of Annual Meeting of Shareholders and Proxy Statement

Through disciplined operational focus, we navigated a dynamic environment to deliver meaningful progress across our business.”

Message to Our Shareholders

On behalf of Organon’s Board of Directors and Executive Leadership Team, we are pleased to invite you to our 2026 Annual Meeting of Shareholders on Tuesday, June 9, 2026 at 9 a.m. Eastern Daylight Time.

2025 was a year of progress for Organon, but also one that presented challenges across the healthcare industry and within our business. Against this backdrop, we remained focused on advancing our mission to deliver impactful medicines and solutions for a healthier every day. Through disciplined operational focus we navigated a dynamic environment to deliver meaningful progress across our business. For the year, Organon generated $6.2 billion in revenue and $1.9 billion in adjusted EBITDA1, reflecting the strength of our diversified portfolio of medicines and global reach.

Our 2025 financial performance was fueled by strong contributions across several key areas. Our biosimilars franchise exceeded expectations, driven by solid performance in HadlimaTM (adalimumab-bwwd) sales, which grew 61% ex-FX, globally for the year. In the US, Hadlima remains one of the leading biosimilars for total prescriptions. Vtama® (tapinarof) delivered $128 million of global revenue in its first full year, establishing a solid trajectory for our newest dermatology asset. Emgality® (galcanezumab-gnlm) and our fertility portfolio also grew strongly in 2025, with its performance helping to partially offset the impact of the loss of exclusivity of AtozetTM (ezetimibe and atorvastatin) and other headwinds across the business.

Financial discipline remained a priority throughout the year. We achieved more than $200 million in operational cost savings in 2025, allowing us to maintain adjusted EBITDA margins consistent with the prior year, despite pressures on gross margin.

One of the most important decisions the company made in 2025 was to lower our dividend payout ratio and apply those excess funds to debt reduction. We also divested the Jada® system, resulting in approximately $390 million in net proceeds that will help to reduce net debt in 2026. Together these decisions mark our commitment to improving Organon's balance sheet to put us in a position to pursue growth opportunities in the future.

As we advanced these operational and financial priorities, we also navigated a period of leadership transition. The Board appointed Joe Morrissey as Interim CEO and named me as Executive Chair – actions designed to support business continuity and stability. At the same time, the Board launched a CEO search committee, supported by a leading global search firm, and is actively evaluating candidates to identify Organon’s next permanent CEO. These actions reflect our commitment to strong governance and long-term strategic stewardship.

Looking to 2026, our priorities are clear: sustaining performance across the portfolio, continuing to reduce leverage, and investing selectively where we have a meaningful competitive advantage. And through it all, our vision to create a better and healthier every day for every woman remains central. The patients who rely on our products guide our way forward. The dedication of more than 10,000 employees – whom we call founders – and the clarity of our purpose give us confidence in the opportunities ahead.

Thank you for your continued support and trust in Organon.

Sincerely,

Carrie S. Cox
Executive Chair

1 Non-GAAP measures. For further explanation of non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin, changes excluding foreign exchange (ex-FX), and a reconciliation to the most directly comparable U.S. GAAP measure, please refer to Appendix A.

i

Notice of 2026 Annual Meeting of Shareholders

To Organon Shareholders:

You are cordially invited to the Annual Meeting of Shareholders of Organon & Co. to be held on Tuesday, June 9, 2026, at 9:00 a.m. (Eastern Daylight Time), where we will vote on the matters below. You will be able to attend the Annual Meeting, vote and submit questions via a live webcast by visiting www.virtualshareholdermeeting.com/OGN2026. The Notice of Internet Availability of Proxy Materials is first being mailed, and the proxy materials are first being made available to our shareholders on or about April 24, 2026.

Items of Business:

• Election of the ten directors named in the accompanying proxy statement to hold office for a one-year term until the 2027 annual meeting of shareholders;

• Approval, on a non-binding advisory basis, of the compensation of our named executive officers;

• Approval of an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan;

• Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026; and

• Consideration of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Thank you for your continued support of and interest in Organon.

Sincerely,

Kirke Weaver

General Counsel and Corporate Secretary

April 24, 2026

Your Vote is Important—Vote Right Away

We encourage you to read the accompanying proxy statement with care and vote right away using any of the following methods, even if you intend to attend the Annual Meeting webcast. Voting early will help avoid additional solicitation costs and will not prevent you from voting during the Annual Meeting, if you wish to do so.

BY INTERNET	www.proxyvote.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2026:

The Notice of Annual Meeting of Shareholders, proxy statement, and Organon’s 2025 Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

BY PHONE	In the U.S. or Canada, dial toll-free 1-800-690-6903
BY QR CODE	Scan this QR code to vote with your mobile device (may require free app)
BY MAIL

If you received printed copies of the proxy materials, cast your ballot, sign your proxy card or proxy voting instruction form and send back using the in our prepaid envelope and send in our prepaid envelope

Notice of 2026 Annual Meeting of Shareholders

To vote by Internet or telephone, have the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on June 8, 2026. If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by Internet or telephone depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank, or nominee. For additional information, please refer to the Questions and Answers About the Annual Meeting and Voting section beginning on page 97.

To be admitted to the virtual meeting, have the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and visit www.virtualshareholdermeeting.com/OGN2026.

Only shareholders listed on Organon’s records at the close of business on April 14, 2026, the record date, are entitled to vote. A list of shareholders of record as of the record date will be available during regular business hours for 10 days ending on the day before the date of the Annual Meeting at the Office of Corporate Secretary at our corporate headquarters located at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302.

If you have any questions or need assistance voting your shares, please contact Sodali & Co., our proxy solicitor, by calling 800-662-5200 (or banks and brokers can call collect at 203-658-9400), or by emailing OGN.info@investor.sodali.com.

Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about Organon’s environmental, social, and governance goals and all other statements that do not relate solely to historical or current facts. Forward-looking statements may be identified by words such as “will,” “expect,” “may,” “believe,” “mission,” “vision,” “strategy,” “ambition,” “project,” “potential,” “possible,” “probable,” “outcome,” “likely,” “could,” “should,” “estimate,” “anticipate,” “plan,” “intend,” “would,” “seek,” “continue,” “aim,” “strive,” “goal,” “aspire,” “future,” and words of similar meaning. These statements are based upon the current beliefs and expectations of Organon’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause results to differ materially from those described in the forward-looking statements include our inability to execute upon our ESG strategy within expected time frames or at all, as well as the other factors found in Organon’s filings with the SEC, including Organon’s most recent Annual Report on Form 10-K and subsequent reports, which are available at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). Organon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Website References

Throughout this proxy statement, we identify certain materials that are available in full on our website and refer the reader to additional information available on our website. The information contained on, or available through Organon’s website, is not and shall not be deemed to be incorporated by reference in this proxy statement.

Proxy Statement Summary

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) for use at the 2026 Annual Meeting of Shareholders of Organon & Co. (“Organon,” the “Company,” “we,” “us,” or “our”). Please review the entire proxy statement and Organon’s 2025 Annual Report on Form 10-K (the “Annual Report”) before voting. The voting items expected to be proposed at the meeting are listed below along with the Board’s voting recommendations.

2026 Annual Meeting of Shareholders

Time	Annual Meeting Date	Location
9:00 a.m. (Eastern Daylight Time)	Tuesday June 9, 2026 Record Date April 14, 2026	Via webcast at www.virtualshareholder meeting.com/OGN2026

Voting Matters		Page	Board’s Recommendation

Proposal 1	Election of the Director Nominees Named Herein	32	FOR each Nominee

Proposal 2	Approval, on a Non-Binding Advisory Basis, of the Compensation of Organon’s Named Executive Officers	45	FOR

Proposal 3	Approval of an Amendment and Restatement of the Organon & Co. 2021 Incentive Stock Plan	88	FOR

Proposal 4	Ratification of the Appointment of PricewaterhouseCoopers LLP as Organon’s Independent Registered Public Accounting Firm for 2026	94	FOR

Proxy Statement Summary

Who We Are

Organon is a global healthcare company with a mission to deliver impactful medicines and solutions for a healthier every day. With a portfolio of more than 70 products across women’s health and general medicines, which includes biosimilars. Organon is committed to advancing access, affordability, and innovation in healthcare.

We at Organon focus on the following key areas to address health needs that uniquely, disproportionately or differently affect women, while expanding access to essential treatments in more than 140 markets:

Women’s Health

We believe that women are the foundation of a healthier world, and we know that women need more choices when it comes to their health care. We plan to continue building on our strengths in contraception and fertility as we assemble a suite of health options that help address the areas of high unmet needs for women.

General Medicines

Biosimilars, which are biologic medicines approved by regulators as being highly similar to approved biologic medicines, are used to treat a range of serious conditions. They offer patients more treatment options and reduced costs compared to biologics—potentially helping expand access to biologic medicines.

Established brands include products that are generally beyond market exclusivity, across a range of therapeutic areas including respiratory, cardiovascular, dermatology, non-opioid pain management, and more.

We also pursue opportunities to collaborate with biopharmaceutical innovators seeking to commercialize their products by leveraging its global footprint, scale and world‑class commercial capabilities. We believe this strategy supports long-term growth and value creation.

As of December 31, 2025, Organon had more than 10,000 employees worldwide. Organon is headquartered in Jersey City, N.J.

Organon has operated as a standalone public company since June 2021, with its common stock trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “OGN.” Organon common stock is included in the S&P SmallCap 600 index. Organon separated from Merck & Co., Inc., Rahway, N.J., USA (“Merck”) as a result of a pro rata distribution of Organon’s common stock to Merck shareholders, which we refer to as the “spinoff.”

Executive Compensation Highlights (Page 51)

The Talent Committee oversees our executive compensation program, which is designed to support our executive compensation philosophy and objectives, align executive pay with shareholder interests and promote our ongoing business strategy. The Talent Committee will review and consider modifications to our executive compensation program to reflect our business strategy, performance, and evolving corporate governance practices.

Our executive compensation practices demonstrate our commitment to responsible pay and governance principles. For additional information on the components of our 2025 executive compensation, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 51.

Say-on-Pay Advisory Vote (Page 54)

In 2025, shareholders demonstrated their support for our executive compensation program with approximately 78% of the votes cast voted in favor of the say-on-pay proposal. Consistent with Organon’s strong interest in shareholder engagement and our pay-for-performance approach, the Talent Committee continues to evaluate and refine our executive compensation program to promote alignment between the respective interests of our executives and shareholders.

We ask that our shareholders approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) as further described in Proposal 2 on page 45.

Proxy Statement Summary

Corporate Governance Highlights (Page 8)

We actively monitor our corporate governance practices to ensure we continue to manage our business in accordance with high standards of ethics, business integrity, and corporate governance. Our corporate governance practices empower the Board to set objectives and oversee performance, and strengthens the accountability of the Board and management. For this reason, we devote considerable time and resources with the aim of ensuring that:

● our policies reflect our values and business goals;

● we operate in an open, honest, and transparent way; and

● we have an effective corporate governance structure.

We highlight some significant aspects of our corporate governance practices and policies below.

Strong Independent Oversight

•    Independent Lead Director with robust responsibilities.

•    Nine of our 10 director nominees are independent.

•    Our independent directors hold regular executive sessions.

•    All four of our standing Board committees are composed solely of independent directors.

Director Accountability

•    Directors are elected by majority vote in uncontested elections.

•    Directors who do not receive a majority vote are required to submit their offer to resign from the Board for the Board’s consideration.

•    Annual election of all directors.

Best Practices

•    We conduct Board, Board committee and individual director evaluations annually.

•    The Board actively engages in succession planning for the CEO and other executive officers.

•    Directors may not stand for re-election following the later of his or her: (a) 10th anniversary of service on the Board or (b) 75th birthday, unless the Board determines that it is in the best interests of the Company and its shareholders to extend the director’s service for an additional period of time.

•    We have an overboarding policy that limits the number of public company boards on which directors may serve.

•    The Board is diverse in terms of experience, skills, and other differentiating characteristics.

•    The Board and its committees have a robust risk oversight program.

Alignment with Shareholder Interests

•    We have a proxy access provision in our Bylaws whereby shareholders who own 3% of Organon common stock for at least three years may nominate up to 20% of the members of our Board, subject to compliance with Bylaw provisions.

•    We do not have a shareholder rights plan (also known as a poison pill).

•    We do not have any supermajority voting provisions.

•    Directors and executive officers are subject to stock ownership guidelines.

•    We have an active shareholder engagement program.

Environmental, Social, and Governance (ESG)

•    Proactive management of ESG risks and opportunities is integrated into our long-term business strategy.

•    The Board’s committees have robust, independent oversight of various ESG topics, including the Audit Committee’s oversight of cybersecurity and compliance matters, the Talent Committee’s oversight of human capital management, and the ESG Committee’s oversight of governance, product quality, corporate reputation and other sustainability matters.

•    We have established clear and measurable ESG initiatives and are taking action to make progress toward them over time. For information about our efforts and progress on these initiatives, please visit our ESG microsite at www.organon.com/about-organon/environmental-social-governance.

•    We actively engage shareholders and other stakeholders to understand their ESG priorities and address any questions or concerns.

•    Our fourth ESG Report was published in August 2025. We are preparing our fifth ESG Report, which we expect to publish in Summer 2026, following global standards.

Our Director Nominees (Page 32)

Our Board is composed of directors with a broad range of expertise, skills, experience, and perspectives that provide strong oversight and strategic direction required to govern our business and strengthen and support senior management. As illustrated below, our directors consist of individuals with expertise in fields that align with Organon’s business and long-term strategy and reflect the Board’s commitment to diverse perspectives and viewpoints. 70% of our directors are women, 30% are men, 50% self-identify as racially or ethnically diverse, and 50% self-identify as White.

Director Independence

1
90%
Independent
9
Independent
Management

Age

2
3
66.5
Years
Average
5
60 & Below
61-70
71 & above

The following chart provides summary information about each director nominee. Detailed information about each individual’s background, skill sets, and areas of expertise can be found beginning on page 32.

				Committee Memberships

Name(1)	Age	Director Since	Primary Occupation	Audit	Talent	ESG	PDC

Directors Standing for Election at the 2026 Annual Meeting

Carrie S. Cox Executive Chair of the Board	68	2021	Executive Chair of Organon & Co., Former Chief Executive Officer of Humacyte, Inc., former EVP of Schering-Plough and current Chairman of Solventum Corporation and a director of Texas Instruments Inc.

Robert Essner(2) Lead Independent Director	78	2021	Executive in Residence and an Adjunct Professor at Columbia Business School, and Former Chairman, Chief Executive Officer and President, Wyeth Pharmaceuticals, Inc.			●	●

Alan Ezekowitz, M.D., Ph.D.	72	2021	Advisory Partner, Third Rock Ventures, LLC, Former CEO and Co-Founder of Abide Therapeutics, and Former SVP and Franchise Head Merck Research Laboratories	●			●

Helene Gayle, M.D., M.P.H.	70	2021	President Emerita of Spelman College		●	●

Rochelle “Shelly” B. Lazarus(2)	78	2021	Chairman Emeritus of Ogilvy & Mather			●

Proxy Statement Summary

				Committee Memberships

Name(1)	Age	Director Since	Primary Occupation	Audit	Talent	ESG	PDC

Directors Standing for Election at the 2026 Annual Meeting

Deborah Leone	61	2021	Former Partner & Chief Operating Officer, Investment Management, Goldman Sachs Group, Inc.	●

Philip Ozuah, M.D., Ph.D.	63	2021	President and Chief Executive Officer, Montefiore Medicine		●		●

Cynthia M. Patton	64	2021	General Counsel and Corporate Secretary, Tessera Therapeutics	●

Ramona Sequeira	60	2025	Former President, Global Portfolio Division, Takeda Pharmaceutical Company		●

Shalini Sharp	51	2021	Former Executive Vice President and Chief Financial Officer, Ultragenyx Pharmaceutical Inc.	●			●

● = Committee Chair ● = Committee Member

(1) In addition, Grace Puma, who is currently serving as a director, is not standing for re-election at this Annual Meeting, as previously disclosed in the Company's Current Report on Form 8-K filed on November 7, 2025. Therefore, her term will expire at this Annual Meeting, at which time the size of the Board will be automatically reduced to ten directors.

(2) In 2026, upon the recommendation of the ESG Committee, the Board amended our Principles of Corporate Governance to revise the retirement age policy in light of prevailing market practice. Under the revised policy, directors may not stand for re-election following the later of their 75th birthday or 10th anniversary of Board service. For more information, please see page 25.

Director Qualifications and Expertise

Our directors are responsible for overseeing the Company’s business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experiences. We believe the Board is well-rounded, with a balance of relevant perspectives and experience, as illustrated by the following chart.

Executive Leadership / CEO Experience	●	●	●	●	●	●	●	●	●	●	●	100%
Financial / Accounting	●	●	●	●	●	●	●	●	●	●	●	82%
Global Healthcare	●	●	●	●	●	●	●	●	●	●	●	82%
Marketing, Sales or Public Relations	●	●	●	●	●	●	●	●	●	●	●	36%
Public Policy / Regulatory	●	●	●	●	●	●	●	●	●	●	●	82%
Public Company Board Experience	●	●	●	●	●	●	●	●	●	●	●	100%
Global Business Experience	●	●	●	●	●	●	●	●	●	●	●	100%
Human Capital Management	●	●	●	●	●	●	●	●	●	●	●	100%
Manufacturing / Operational	●	●	●	●	●	●	●	●	●	●	●	36%
Mergers & Acquisitions / Business Development	●	●	●	●	●	●	●	●	●	●	●	73%
Research & Development / Scientific Experience	●	●	●	●	●	●	●	●	●	●	●	55%

Corporate Governance

Under Delaware law, the Board has the legal responsibility for overseeing the management of Organon and its business. The Board’s primary duty is to represent and act in the best interests of our shareholders. To that end, the Board selects the CEO (or Interim CEO) and oversees the senior management team, which is authorized to conduct Organon’s daily business.

The Board has adopted corporate governance principles (the “Principles of Corporate Governance”) that, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Board committee charters, form the governance framework for the Board and its committees. The Principles of Corporate Governance cover a wide range of subjects, including the role and composition of the Board; functioning of the Board and Board committees; director qualifications; overboarding, resignation, and retirement age policies; director compensation; share ownership guidelines; succession planning; evaluation of the CEO (or Interim CEO); director orientation and continuing education; Board, committee, and director performance evaluations; and shareholder engagement.

The Principles of Corporate Governance and Board committee charters are reviewed by the Board and its committees at least annually and amended, as appropriate, in response to changing legal, regulatory and stock exchange listing requirements, evolving best practices and the perspectives of our shareholders and other constituents.

Governance Materials The following items relating to corporate governance at Organon are available on our website at https://www.organon.com/about-organon/corporate-governance/

●	Amended and Restated Certificate of Incorporation	●	Amended and Restated Bylaws

●	Principles of Corporate Governance	●	Board Committee Charters

In addition, as part of our ethics and compliance program, our Board has approved a Code of Conduct, which is available on our website at www.organon.com/about-organon/mission-vision-and-values/code-of-conduct. The information contained, on or accessible through, our website does not constitute a part of this proxy statement and is not incorporated herein by reference.

Board’s Role in Strategic Planning

The Board — acting both as a whole and through its four standing committees — is fully engaged and involved in Organon’s strategic planning process. Each director has an obligation to keep informed about Organon’s business and strategies, so he or she can provide oversight and guidance to management in formulating and developing plans and make informed decisions on matters of importance to Organon.

The Board’s oversight and guidance are inextricably linked to the development and review of Organon’s strategic plan. By exercising sound and independent business judgment on the strategic issues important to Organon’s business, the Board sets the direction for Organon's long-term success.

Corporate Governance

Board Oversight of Risk

The Board’s oversight of Organon’s risk is an important component of the Board’s engagement on strategic planning, and the Board has two primary methods of overseeing risk. The first method is through Organon’s Enterprise Risk Management (“ERM”) process, which enables Board oversight of the most significant risks facing Organon. The second method is through the functioning of the four standing committees of the Board

— the Talent Committee, the Audit Committee, the Environmental, Social and Governance Committee (“ESG Committee”) and the Portfolio Development Committee.

Management has established the ERM process to facilitate a complete enterprise-wide approach to evaluating risk over the following six distinct risk areas, with overlapping responsibilities:

Responsibility and Reputation ›	Risks that may impact our responsibility for the well-being of our employees, customers and their patients, communities, or our reputation

Strategy ›	Macro risks that may impact our ability to achieve long-term business objectives

Operations ›	Risks related to our operations, cybersecurity, artificial intelligence (“AI”), and physical environment that may impact our ability to achieve business objectives

Compliance ›	Risks related to our compliance with laws, regulations, and industry standards, and our stated values and policies to act ethically

Reporting ›	Risks to maintaining accurate financial statements and timely, complete public company financial reporting

Safety ›	Risks to our employees, our customers and their patients, or community health and safety

The goal of the ERM process is to provide an ongoing effort, implemented across Organon and aligned to its stated values and goals to act ethically, to identify and assess risk and to monitor risk and take agreed-upon mitigating actions. If the ERM process identifies a material risk, it is elevated to the Executive Leadership Team for review and then to the Board for review as part of our ERM update. The Audit Committee periodically reviews the ERM process to evaluate whether it is sufficiently robust and functioning effectively.

Each Board committee oversees specific areas of risk relevant to the committee through direct interactions with the Executive Leadership Team, the heads of business franchises, and/or compliance and corporate functions. A committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the Board or another Board committee. The following are examples of Board committees’ responsibilities in risk oversight:

• The Audit Committee has primary responsibility for overseeing Organon’s risk-management program relating to cybersecurity, although the Board participates in periodic reviews, tabletops and discussion dedicated to cyber risks, threats, and protections, as discussed under Board Oversight of Information Security, including Cybersecurity and Data Privacy. The Audit Committee also oversees risk relating to finance, business integrity, compliance, and internal controls, disclosure controls, and related financial reporting through its interactions with the Chief Financial Officer, the General Counsel, the Chief Information Security Officer, the Chief Ethics and Compliance Officer, the Corporate Controller, and the Head of Internal Audit.

• The Talent Committee has risk oversight responsibilities over our policies and practices with respect to our executive compensation program. Consistent with applicable NYSE Listing Standards, the Talent Committee also reviews the compensation of our CEO (or Interim CEO) as well as the compensation of our other executive officers. The Talent Committee also has oversight of Organon’s programs, policies, and practices related to its management of human capital resources, including diversity of talent and experiences.

• The ESG Committee oversees Organon’s corporate governance, including the practices, policies, and procedures of the Board and its committees, considers the size, structure, and needs of the Board, reviews possible candidates for the Board, recommends director nominees to the Board for approval, and plays a role in ESG-related risk and compliance oversight.

The ERM process and Board committee approach to risk management leverages the Board’s leadership structure to enable the Board’s oversight of risk on both an enterprise-wide approach and through specific areas of competency.

Board Oversight of Information Security, Including Cybersecurity and Data Privacy

Our Audit Committee has primary responsibility for overseeing our risk-management program relating to cybersecurity, although the Board participates in periodic reviews, tabletop exercises and discussions dedicated to cyber risks, threats, and protections. Our information security and privacy programs provide that the Board receives an annual report from our Chief Information Security Officer and Chief Ethics and Compliance Officer to discuss our program for managing information security risks, including data security risks, the risk of cybersecurity incidents and, if applicable, remediation of any potential cybersecurity incidents. The Audit Committee also receives regular briefings on both information security and data privacy from the Chief Information Security Officer and Chief Ethics and Compliance Officer, respectively, and meets at least annually with our Chief Information Security Officer regarding our information technology. The Audit Committee receives periodic updates regarding our cybersecurity risk management program, and reports to the Board on the principal risks facing us and the steps being taken to manage and mitigate these risks. Both the Board and the Audit Committee receive periodic reports on our cyber readiness, security controls and our cybersecurity investments. In addition, our directors are apprised of incident simulations and response plans, including for cyber and data breaches. For additional information, please see “Item 1C. Cybersecurity” included in our Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026.

Information Security, Privacy and Cybersecurity Risk Management Programs Highlights

Commitment to Data Privacy ›

We are committed to responsible handling of sensitive personal information under applicable global data privacy laws. We balance the need to operate and grow our business against our commitment to transparency and internal control, fairness, non-discrimination, and accountability.

Security Programs ›	Our multi-layered information security and data privacy programs and practices are designed to foster the safe, secure, and responsible use of the information and data our stakeholders entrust to us.

Governance ›	We work with our stakeholders to help develop and implement standards for safe and secure transactions.

Security ›	Independent third parties test and audit our cybersecurity capabilities.

System Tests ›	We regularly test our systems to discover and address any potential vulnerabilities.

Employee Training ›	We conduct annual cybersecurity and privacy awareness training for employees.

Insurance Coverage ›	We maintain a business continuity program and cyber insurance coverage.

Corporate Governance

Independence of Directors

The Principles of Corporate Governance require a substantial majority of our directors to be independent. In making independence determinations, the Board observes all relevant criteria established by the SEC and the NYSE. The Board considers all relevant facts and circumstances in making a director independence determination.

To be considered independent, a director must meet the bright-line independence tests established by the NYSE, and the Board must affirmatively determine that the director has no direct or indirect material relationship with Organon.

The Board also rigorously considers the heightened independence requirements for members of the Audit Committee and the Talent Committee. The ESG Committee reviews the Board’s approach to determining director independence periodically and recommends changes, as appropriate, for consideration and approval by the Board.

Independence Determinations

The Board has determined that each of Organon’s current directors and nominees, except for our Executive Chair, Carrie S. Cox —namely, Robert Essner, Alan Ezekowitz, M.D., Ph.D., Helene Gayle, M.D., M.P.H., Rochelle B. Lazarus, Deborah Leone, Philip Ozuah, M.D., Ph.D., Cynthia M. Patton, Grace Puma, Ramona Sequeira and Shalini Sharp—are independent under the NYSE Listing Standards. All members of the Board’s Audit Committee, Portfolio Development Committee, Talent Committee, and ESG Committee are independent under these standards, and all members of the Audit Committee and Talent Committee meet the enhanced independence requirements for audit committee members and compensation committee members, respectively, in the NYSE Listing Standards.

In making these determinations, the Board considered relationships that exist between Organon and other organizations where each director serves, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and Organon or one of our subsidiaries. The Board also evaluated whether there were any other facts or circumstances that might impair a director’s independence.

Related Person Transactions

Related Person Transaction Policies and Procedures

The Board has adopted written Related Person Transaction Policies and Procedures (the “Related Person Policy”). The Related Person Policy, which is administered by the Audit Committee, governs the review, approval, ratification, or disapproval by the Audit Committee of transactions between us or any of our subsidiaries and any “related person” in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $100,000 and in which one or more of such related persons has a direct or indirect material interest. The Related Person Policy defines a “related person” to include anyone who served as a director, director nominee, or executive officer since the beginning of Organon’s last fiscal year, any greater than 5% shareholder, or any immediate family member of any of those persons.

Pursuant to the Related Person Policy, management will provide the Audit Committee all material information relevant to transactions that require the Audit Committee’s approval. In approving or disapproving any such transaction, the Audit Committee will consider all relevant factors, including, as applicable, Organon’s business rationale for entering into the transaction, the alternatives to entering into the transaction, whether the transaction is on terms comparable to those generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and the potential for the transaction to lead to an actual or apparent conflict of interest. Any member of the Audit Committee who is deemed a related person with respect to a transaction under review will not be permitted to participate in the discussion or approval of the transaction.

The Audit Committee will review and assess ongoing related person transactions as necessary throughout the duration of their term, but no less than annually, to help ensure that the transactions are in compliance with any Audit Committee guidelines and the transactions remain fair and reasonable to Organon and consistent with the interests of Organon and its shareholders.

Certain Related Person Transactions

Each director, director nominee and executive officer of Organon is required to annually complete a Director & Officer (“D&O”) Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any director, director nominee, executive officer, or their immediate family members had an interest in any related person transaction or proposed transaction with Organon or its subsidiaries or has a relationship with a company that has entered or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of Corporate Secretary, the responses are collected, summarized, and distributed to responsible areas within Organon to identify any potential related person transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions, and appropriate supplemental information to the Audit Committee for its review. Based on this information, the Audit Committee has determined that since January 1, 2025, there have been no transactions that require disclosure under Item 404(a) of SEC Regulation S-K.

Board Leadership Structure

The Board annually reviews its leadership structure to evaluate whether it remains appropriate for Organon.

Under our Principles of Corporate Governance, the Board has the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer (“CEO”) in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, Carrie S. Cox serves as Executive Chair of the Board and Joseph Morrissey serves as Interim CEO. Additionally, in light of Ms. Cox’s appointment as Executive Chair, the Board has appointed Robert Essner to serve as Lead Independent Director. The Board believes that this leadership structure is optimal at this time as it provides continuity in Board and executive leadership during our CEO transition process while maintaining strong independent oversight. With separate Executive Chair and CEO roles, our Executive Chair can focus on Board leadership and supporting the Board’s oversight responsibilities. This includes establishing agendas, presiding at all Board meetings, and engaging with the Interim CEO and executive leadership team between meetings on business developments, and providing guidance to our Interim CEO on the Board’s perspectives, particularly on the strategic direction of Organon. Meanwhile, our Interim CEO can focus his time and energy on setting Organon’s strategic direction, overseeing daily operations, engaging with external constituents, developing our leaders, and promoting employee engagement at all levels of the organization. The Board believes our governance practices help ensure that skilled and experienced independent directors continue to provide independent leadership.

Corporate Governance

Ms. Cox previously led the Board as Independent Chair since the spinoff. In October 2025, in connection with the former CEO’s resignation and Mr. Morrissey's appointment as Interim CEO, the Board reviewed the leadership structure and decided to appoint Ms. Cox as Executive Chair for an interim period. In making that determination, the Board believed Ms. Cox's unique experience would be helpful in guiding the Company and Mr. Morrissey, a first-time Interim CEO, on a day-to-day basis, and that the Board's continued independent leadership could be accomplished by establishing the position of Lead Independent Director. In light of Ms. Cox’s management responsibilities as Executive Chair, the Board determined that she no longer qualified as an independent director. When appointing Mr. Essner as Lead Independent Director, the independent directors of the Board considered his extensive pharmaceutical experience and role as Chair of the ESG Committee. Based on those considerations, they determined that Mr. Essner is well positioned to provide constructive, independent guidance to management.

The responsibilities of the Executive Chair and Lead Independent Director include, but are not limited to, the following:

Executive Chair		Lead Independent Director (LID)

•	Calls and presides at all regular and special meetings of the Board	•	Presides at all meetings of the Board in the Executive Chair’s absence, including at executive sessions of the independent directors
•	Provides oversight, advice, monitoring and approval of strategy	•	Acts as a liaison between the Interim CEO and Executive Chair and the independent directors
•	Works with the LID and members of management to establish meeting agendas and schedules	•	Approves an agenda and schedule for Board meetings
•	Participates in discussions with the Talent and ESG Committees on matters relating to Board and committee composition and director succession	•	Assists the Board and management in promoting compliance with and implementation of corporate governance guidelines
•	Provides leadership and direction to the Board as well as advice and counsel to management

Board Meetings and Committees

Under the Principles of Corporate Governance, directors are expected to attend regular Board meetings, applicable Board committee meetings, and the annual meetings of shareholders. All directors attended at least 75% of the meetings of the Board and of the Board committees on which they served in 2025. Organon held its 2025 annual shareholder meeting on June 10, 2025. Nine of the eleven directors then serving on the Board attended the 2025 Annual Meeting of Shareholders.

The Board met 10 times in 2025 and the independent directors of the Board met in 13 executive sessions in 2025. Until October 26, 2025, Ms. Cox, who was Chairman of the Board, presided over the executive sessions. Following Ms. Cox's appointment as Executive Chair on October 26, 2025, Mr. Essner, who was appointed as Lead Independent Director at that time, presided over the independent executive sessions.

The Board’s four standing committees, each of which is made up solely of independent directors, are the Audit, ESG, Talent and Portfolio Development Committees. In addition, the Board may from time to time establish other committees to focus on particular issues as the need arises. All standing committees are governed by Board-approved charters, which are available on our website at https://www.organon.com/about-organon/leadership/corporate-governance/. Each committee evaluates its performance and reviews its charter annually. Additional information about the committees is provided on the following pages. Following her appointment to Executive Chair, Ms. Cox was no longer considered an independent director under NYSE Listing Standards and therefore stepped down from all Board committees with an independence requirement, including the Talent Committee for which she served as Chair. The primary functions, current committee leadership and membership, and the number of meetings each committee held in 2025 are further described beginning on page 14.

Audit Committee

Overview

The Audit Committee oversees our accounting and financial reporting processes, internal controls and audits, and Organon’s risk management process. The Audit Committee also consults with management, the internal auditors, and our independent public company registered accounting firm (the “Independent Auditor”) on, among other items, matters related to the annual audit of the financial statements included in our Annual Report on Form 10-K, and the accounting principles applied. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our Independent Auditors (as described on page 95 of this proxy statement).

The Audit Committee’s Report is included on page 96 of this proxy statement.

The Primary Functions of this Committee Include:

•    Assisting our Board in fulfilling its oversight responsibility relating to: (i) the integrity of our financial statements and financial statement audits; (ii) our and our subsidiaries’ accounting and financial reporting processes and system of internal controls over financial reporting and disclosures; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of the Independent Auditor; (v) the performance of our internal audit function and our independent public accountants; (vi) our risk management processes; and (vii) preparation of the Audit Committee Report included in this proxy statement;

•    Being directly responsible for the appointment (subject to ratification by our shareholders), compensation, retention and oversight of the work of our Independent Auditor (including the resolution of disagreements between management and the Independent Auditor regarding financial reporting, if any);

•    Evaluating the Independent Auditor's qualifications, performance and independence, including a review and evaluation of the lead partner and partner rotation requirements;

•    Monitoring our compliance program with respect to legal and regulatory requirements, our Code(s) of Conduct and our policies on ethical business practices and reporting on these items to the Board;

•    Establishing and periodically reviewing policies and procedures for the review, approval, and ratification of related person transactions, as defined in applicable SEC rules and the NYSE Listing Standards, and reviewing and approving, disapproving, or ratifying related person transactions in accordance with these policies and procedures, and overseeing other related person transactions governed by applicable accounting standards;

•    Establishing and overseeing procedures for handling (receipt, retention and treatment, on a confidential basis) of complaints of potential misconduct, including: (i) violations of law or our code(s) of conduct; (ii) complaints regarding accounting, internal accounting controls, auditing, and federal securities law matters; and (iii) the confidential, anonymous submission of concerns by employees regarding accounting, internal accounting controls, auditing, and federal securities law matters; and

•    Periodically reviewing our enterprise risk assessment policies and processes, including meeting at least annually with our Chief Information Security Officer regarding our information technology and receiving periodic updates regarding our cybersecurity risk management program, and reporting to the Board on the principal risks facing us and the steps being taken to manage and mitigate these risks.

Shalini Sharp
Chair

Other Members
Alan Ezekowitz, M.D., Ph.D.
Deborah Leone
Cynthia M. Patton

Number of	Meeting
Meetings	Attendance
in 2025	in 2025*

11	98%

Financial Experts on Audit Committee

The Board has determined that each member of the Audit Committee is financially literate and that each of Mses. Leone and Sharp is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by the NYSE Listing Standards.

* Represents the average meeting attendance of all Audit Committee members.

Corporate Governance

Portfolio Development Committee

Overview

The Portfolio Development Committee (the “PDC”) assists and provides advice or recommendations to the Board in fulfilling its oversight responsibilities on the strategic direction of, and investment in, science, research and development (“R&D”), business development and such other matters as are set out in the Committee's charter or as may otherwise be assigned to the Committee by the Board.

The Primary Functions of this Committee Include:

• Advise the Board on strategic, scientific, and R&D aspects of the Company's business development activities;

• Evaluate and discuss emerging trends related to areas of therapeutic interest aligned to the Company's business development strategy;

• Advise the Board on the Company's strategic direction and progress of its pipeline advancement and investment in R&D;

• Review the overall scientific and R&D aspects of the Company and report to the Board regarding such review to help facilitate the Board's oversight of the Company's strategic goals;

• Annually evaluate the performance of the PDC and assess the adequacy of the PDC charter;

• Be responsible for any other matter expressly delegated to the PDC by the Board from time to time; and

• Report regularly to the full Board with respect to its activities.

Philip Ozuah, M.D., Ph.D.
Chair

Other Members
Robert A. Essner
Alan Ezekowitz, M.D., Ph.D.
Shalini Sharp

Number of	Meeting
Meetings	Attendance
in 2025	in 2025*

6	94%
* Represents the average meeting attendance of all PDC members.

Talent Committee

Overview

The Talent Committee oversees our overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives for management and employees. The Talent Committee also oversees our human capital management, focusing on leadership development, workplace culture and belonging. The details of the processes and procedures involved are described in the CD&A beginning on page 51. The Talent Committee may delegate its duties and responsibilities to one or more subcommittees as it determines appropriate. The independent members of the Board ultimately make the final decisions regarding the CEO’s compensation.

The Talent Committee’s Report is included on page 72 of this proxy statement.

The Primary Functions of this Committee Include:

• Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, evaluating their performance against these goals and objectives, and, based on this evaluation, recommending to the independent directors of the Board the CEO’s compensation level and approving the compensation of the other executive officers;

• Overseeing succession planning for positions held by executive officers, and reviewing succession planning and management development at least annually with the Board, including recommendations and evaluations of potential successors to fill these positions;

• Regularly reviewing the form and amount of compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board as appropriate;

• Reviewing and recommending for inclusion executive compensation disclosures made in this proxy statement, including the Compensation Discussion and Analysis and the Talent Committee Report;

• Reviewing our strategies and programs for leadership development and for maintaining a talent pipeline for executive roles;

• Reviewing and discussing with management our initiatives, objectives, and progress related to fostering a culture of belonging and equal opportunity; and

• Reviewing and discussing with management our organizational development activities, including key policies, practices, and trends related to: (i) the recruitment, development, and retention of our personnel; (ii) employee engagement and effectiveness; and (iii) workplace environment and culture.

Helene Gayle, M.D., M.P.H.
Chair

Other Members
Philip Ozuah, M.D., Ph.D.
Grace Puma
Ramona Sequeira

Number of	Meeting
Meetings	Attendance
in 2025	in 2025*

4	100%

Compensation Committee Interlocks and Insider Participation
There were no Talent Committee interlocks or insider (employee) participation during 2025. * Represents the average meeting attendance of all Talent Committee members.

Corporate Governance

Environmental, Social and Governance (“ESG”) Committee

Overview

The ESG Committee performs a leadership role in shaping Organon’s corporate governance, including by overseeing succession planning for the Board and its committees. The ESG Committee annually reviews the size, structure, and needs of the Board and Board committees, reviews possible candidates for the Board, and recommends director nominees to the Board for approval. The details of the review process and assessment of candidates are described under Criteria for Board Membership and Director Nomination Process beginning on page 20 of this proxy statement.

The Primary Functions of this Committee Include:

•    Engaging in succession planning for the Board;

•    Identifying individuals to become qualified Board members (consistent with criteria approved by the Board);

•    Recommending to the Board director candidates for election at our annual meeting of shareholders;

•    Reviewing and recommending changes to the Board of our corporate governance principles;

•    Considering and making recommendations to the Board on other matters pertaining to the effectiveness of the Board;

•    Periodically reviewing and recommending to the Board the skills, experience, characteristics, and other criteria for identifying and evaluating directors;

•    Overseeing the annual evaluation of the Board, its committees, and individual directors;

•    Overseeing compliance with the GxP requirements (i.e., regulations and guidelines applicable to life sciences organizations);

•    Overseeing our shareholder engagement program and making recommendations to the Board regarding its involvement in shareholder engagement;

•    Advising the Board and management on our policies and practices that pertain to our responsibilities as a global corporate citizen, our special obligations as a healthcare company whose products and services affect the health and quality of life around the world, and our commitment to the highest standards of ethics and integrity in all our dealings; and

•    Reviewing public policy positions, strategy regarding political engagement, and corporate responsibility initiatives with significant financial or reputational impact, as appropriate, and overseeing and making recommendations to the Board regarding environmental, social, governance, and other sustainability matters and risks relevant to our business.

Robert A. Essner
Chair

Other Members
Helene Gayle, M.D., M.P.H.
Shelly Lazarus

Number of	Meeting
Meetings	Attendance
in 2025	in 2025*

4	100%

* Represents the average meeting attendance of all ESG Committee members.

Our Approach to Environmental, Social, and Governance

At Organon, our mission is to deliver impactful medicines and solutions for a healthier every day. We focus on on addressing health needs that uniquely, disproportionately or differently affect women, while expanding access to essential treatments in over 140 countries.

In addition to the governance matters discussed within this proxy statement and the foundational elements that we believe are essential to conducting our business in an ethical and compliant manner, we are proud of our corporate citizenship and sustainability efforts. We have a number of initiatives relating to environmental matters, social investments and governance (often referred to as “ESG” initiatives and programs). The following are focus areas within our ESG initiatives(1):

Working together with our partners, we aim to prevent an estimated 120 million unintended pregnancies by 2030.

We continue to invest in areas that address the unmet health needs that impact women uniquely, disproportionately or differently. When financially appropriate we will seek potential solutions that can achieve a significant impact by improving care, diagnosis, quality of life and health outcomes for women.

We will work with partners to expand access to treatment options that improve her health and help secure her promise.

We strive to achieve balanced gender representation through all levels of the Company globally by 2030, and achieve pay equity(2).

We aim to support the transition to a sustainable economy, with an ambition to achieve net zero green house gas (“GHG”) emissions and the integration of water stewardship and circular economy principles into our business models.

To meet these ambitions, we had set (and have met) quantitative goals to reduce GHG emissions, water usage and waste in our operations and in our supply chain for 2025. We are in the process of getting agreement for quantitative goals in these areas for 2030.

We are committed to upholding the highest levels of ethics and integrity throughout our business.

We aspire to maintain the expertise as well as diversity of thought and experience that characterizes our Board today.

(1)	Please refer to the Forward-Looking Statements on page 1.
(2)

We are committed to complying with state and federal anti-discrimination laws in the United States and applicable workplace laws and regulations in other jurisdictions. Globally, we expect and promote a culture of respect, equal opportunity and non-discrimination.

Importance of ESG at Organon

Building a strong, sustainable and resilient company requires that we consider long-term risks and opportunities presented by social, environmental and governance matters. Successfully navigating these challenges helps to mitigate political, reputational and regulatory risk, drives employee engagement, and enhances our reputation as a responsible partner, all of which help create long-term value for shareholders and other stakeholders. Moreover, by addressing gender-related disparities in health, we are helping to build a more sustainable future for women, families, and society.

Corporate Governance

ESG Governance at Organon

We have developed practices and policies designed to promote strong Board oversight over the entirety of our ESG program.

Board of Directors The full Board has oversight of Organon’s ESG strategy and performance and receives regular updates from management on these topics.	Audit Committee engages on specific ESG topics such as cybersecurity, ethics and compliance with all ESG-related regulations and, in the United States, presidential executive orders.

ESG Committee advises on policies and practices that pertain to our responsibilities as a global corporate citizen, and our special obligations as a healthcare company whose products and services affect health and quality of life around the world. The ESG Committee also reviews feedback from shareholder engagements on ESG, our ESG reporting and disclosure practices, and the Company’s performance on priority ESG and sustainability issues, including environmental and product quality matters. As needed, the ESG Committee receives information from third-party consultants and other experts on relevant ESG topics to inform the Committee’s thought process and to encourage continuous knowledge-building in support of its ESG oversight role.

Management The entire Executive Leadership Team is responsible for implementing Organon’s ESG strategy and is accountable for making progress against the goals and targets that have been set.

Talent Committee plays an important governance role on matters related to human capital management including executive compensation, employee engagement, belonging, equal opportunity and workplace culture. As discussed in the CD&A, beginning on page 63 under the heading “Organizational Health Priorities,” the employee engagement aspect of our ESG strategy was also embedded into the 2025 Company Scorecard, which impacted annual incentive payouts. The Talent Committee plays a role in the selection and oversight of the specific metrics from the ESG strategy that are included in the Company Scorecard.

Executive Leadership Team is supported by the General Counsel and Corporate Secretary, who reports directly to the Interim CEO and is a member of the Executive Leadership Team. He leads a dedicated team of professionals, including the Heads of Environmental, Sustainability, and Corporate Responsibility and Safety, Health and Environment, which collaborates with internal stakeholders across the Company to support progress against our ESG goals and targets and to promote timely and transparent ESG reporting.

Organon’s ESG Strategy

Since its inception in 2021, Organon embarked upon a robust process to develop its ESG strategy. We analyzed leading ESG reporting standards and frameworks including the Sustainability Accounting Standards Board (“SASB”), the Global Reporting Initiative (“GRI”), and the Task Force on Climate-Related Financial Disclosures (“TCFD”), conducted an ESG prioritization assessment, interviewed internal subject-matter experts, engaged our top shareholders, and sought input from a broad base of our employees. This ESG Strategy was refreshed in 2025, given both acceleration of regulatory requirements, U.S. presidential executive orders, and evolution of stakeholder expectations. The Executive Leadership Team, the Audit Committee and the ESG Committee of the Board, both individually and jointly, were consulted regularly during this process, and each approved the final plan, as did the full Board.

The 2024 ESG Report, our latest report published in August 2025, includes detailed disclosures around our progress against our ESG goals and targets as well as our TCFD index. Furthermore, we submitted our next CDP Climate and Water reports. These enhanced disclosures have resulted in improved scores and rankings by key third-party ESG evaluators, such as ISS, MSCI, and Morningstar Sustainalytics.

In March 2023, we launched a three-year initiative called “Her Plan is Her Power.” This programming builds on our efforts to help reduce unplanned pregnancies and empower women and girls through a global collaboration with UNFPA, the United Nations sexual and reproductive health agency, that is focused on innovation, education, and advocacy; a global grants program that focuses on providing resources to help women and girls take control of their reproductive health; and new U.S. programming with NGOs to expand access to education, products, and other resources. These efforts contribute to our ESG goal of preventing 120 million unplanned pregnancies by reaching 100 million women and girls with affordable access to contraceptive options. At the end of 2024, we had reached approximately 76 million women with access to our contraceptive products since the beginning of the initiative.

In March 2026, Organon launched its “Her Health Program,” focused on driving innovation, education and access for women’s health issues, focusing especially on those disease and health areas, where women are impacted uniquely, differently or disproportionately. We are currently evaluating grant applications and will make separate announcements in due course about the initiatives selected.

For more information about Organon’s ESG strategy and initiatives, please review our 2024 data published in our 2025 ESG Report, which is available on our ESG microsite at www.organon.com/about-organon/environmental-social-governance.

Criteria for Board Membership and Director Nomination Process

The ESG Committee is responsible for screening and nominating director candidates to be considered for election by the Board. As part of this process, the ESG Committee considers the composition of the Board at the time, including the depth of experience, balance of professional skills, expertise, and diversity of perspectives and viewpoints represented by its members. The ESG Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended by other Board members, management, shareholders, or search consultants. In 2025, the ESG Committee retained a global executive search firm to assist in identifying and evaluating potential director candidates. In that capacity, the search firm helped develop and refine candidate profiles based on the Board’s desired qualifications and experience, identified potential candidates for the ESG Committee’s consideration, performed preliminary candidate outreach and screening, conducted reference and background checks, as appropriate, and assisted with the coordination of candidate interviews with Board members and the overall search process.

Individual Experience, Qualifications, Attributes, and Skills

The ESG Committee evaluates the composition of the Board annually to assess whether the skills, experience, characteristics, and other criteria established by the Board are currently represented on the Board as a whole, and in individual directors, and to assess the criteria that may be needed in the future in light of Organon’s anticipated needs. The Board should have a balanced membership, with representation of relevant areas of experience, types of expertise, and backgrounds. These include pharmaceutical industry expertise, global management experience, marketing, sales and public relations skills, public company governance expertise, women’s health experience, medical expertise, risk management experience, and financial expertise. The ESG Committee uses this input in its planning and director search process.

As described in the director biographies that follow this section, our directors have experience, qualifications, and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.

The following chart highlights the key background, experience, and skills the Board considered for qualification and is not intended to be an exhaustive list of our directors’ skills or contributions to the Board. These attributes are amply represented by our directors. Our directors have developed competencies in these skills through education, direct experience, and oversight responsibilities. Further information on each director’s qualifications and relevant experience is provided in the individual biographical descriptions beginning on page 32.

Corporate Governance

Director Nominee Key Skills and Experience

Executive Leadership / CEO Experience	●	●	●	●	●	●	●	●	●	●
Financial / Accounting	●	●	●		●	●	●	●		●
Global Healthcare	●	●	●	●	●		●	●	●	●
Marketing, Sales or Public Relations	●	●			●		●
Public Policy / Regulatory	●	●	●	●	●	●	●	●		●
Public Company Board Experience	●	●	●	●	●	●	●	●	●	●
Global Business Experience	●	●	●	●	●	●	●	●	●	●
Human Capital Management	●	●	●	●	●	●	●	●	●	●
Manufacturing / Operational	●	●							●
Mergers & Acquisitions / Business Development	●	●	●		●	●	●	●		●
Research & Development / Scientific Experience	●	●	●	●			●		●

Skills Categories:

Skill	Description	Relevance to the Company
Executive Leadership / CEO Experience

Leadership experience for a significant enterprise, resulting in a practical understanding of organizations, processes, strategic development, and risk management. Demonstrated strengths in driving change and long-term growth, developing talent and planning succession.

Experience serving as a CEO or other prominent leader provides unique perspectives to assist the Board to independently oversee the Company’s executive leadership team, and increases understanding and appreciation of the various components of international organizations, including strategic planning, improving operations, financial reporting and compliance and risk oversight.

Financial / Accounting	Significant experience in financial accounting and reporting processes or the financial management of a major organization.	Significant experience and understanding of finance and financial reporting is valuable to promote effective capital allocation, robust controls, and financial oversight.
Global Healthcare	Experience with global complex issues within the healthcare industry.	An understanding of the unique challenges of a global, heavily regulated healthcare company provides useful insight for assessing the Company’s strategy, challenges and opportunities.

Marketing, Sales or Public Relations	Strategic or management experience on a global scale involving the marketing, advertising and branding of products.	Expertise in marketing, advertising and branding at a scale relevant to the Company’s global business promotes the Company’s ability to operate effectively in a highly competitive industry.
Public Policy / Regulatory	Experience with public policy and regulation in the healthcare industry or other highly-regulated industries.	Experience with managing governmental and regulatory matters supports the Company’s business operations and provides valuable insights for navigating the heavily regulated healthcare industry.
Public Company Board Experience	Experience as a board member of another publicly-traded company or current or former executive officer of a publicly-traded company.

In-depth knowledge of public company reporting and the issues commonly faced by public companies supports our goals of strong Board and management accountability, transparency and long-term shareholder value.

Global Business Experience	Extensive leadership experience leading an organization that operates internationally on a broad basis and/or in the geographic regions in which the Company operates.

Provides practical insights on the challenges and opportunities the Company may encounter in diverse business environments, economic conditions, and cultures attributable to the Company’s global activities.

Human Capital Management	Experience with executive recruiting, talent development and retention, and succession planning.

Experience with human capital management responsibilities assists the Board in overseeing succession planning, talent development, attraction and retention, employee engagement and the Company’s executive compensation program.

Corporate Governance

Skill	Description	Relevance to the Company
Manufacturing / Operational	Experience managing an organization or department responsible for manufacturing operations and/or supply of goods.	In-depth knowledge of global manufacturing operations increases the Board’s understanding to help the Company maximize supply chain efficiency, distribution footprint and vendor management.
Mergers & Acquisitions / Business Development	Significant experience with leading growth and development opportunities through mergers, acquisitions, licensing, and other business combinations.

Significant experience with mergers, acquisitions and other business combinations facilitates the Board’s oversight of management’s assessment of potential opportunities consistent with the Company’s strategic priorities.

Research & Development / Scientific Experience	Experience with scientific research and development or relevant experience as a healthcare provider.	Relevant scientific research and development expertise in the healthcare industry provides valuable insight and perspectives for the Company’s business and value creation initiatives.

The Board endorses the principle that it should have a balance of skills, experience, and diversity of perspectives appropriate to Organon’s current and future global business and strategic initiatives, opportunities, and challenges. The Board recognizes that maintaining a diverse membership with varying backgrounds, skills, expertise, and other differentiating personal characteristics promotes inclusiveness, fosters a breadth of thinking, enhances the Board’s deliberations, and contributes to the Board’s overall effectiveness to better represent the long-term interests of Organon and its shareholders.

To be considered for membership on the Board, a candidate must also meet the following minimum criteria:

Integrity	Sound Judgment	Availability	Strong Management	Long-Term Growth

Be of proven integrity with a record of substantial achievement in an area of relevance to Organon.	Have demonstrated ability and sound judgment that usually will be based on broad experience.	Be able and willing to devote the required amount of time to Organon’s affairs, including attendance at Board meetings, Board committee meetings, and annual shareholder meetings.	Possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs.	Be committed to building sound, long-term company growth.

The ESG Committee, acting on behalf of the Board, is committed to actively identifying and recruiting a broad range of highly qualified candidates in the search process. In evaluating the suitability of potential candidates to the Board, the ESG Committee (or any search firm acting under the direction of the ESG Committee) considers the benefits of diversity, including diversity of thought, viewpoints, experience and educational, personal and professional backgrounds.

Organon is committed to encouraging a diverse representation of viewpoints, perspectives, and experiences within its Board. The ESG Committee and the Board believe that the Board’s current membership strongly reflects a broad spectrum of thought, perspective viewpoints, experience, and educational and professional backgrounds, among other characteristics. The ESG Committee and the Board assess their overall effectiveness in this regard as part of the annual Board evaluation process.

Board Composition (as of April 24, 2026)

Gender Identity
Male		●	●				●
Female	●			●	●	●		●	●	●	●
Demographic Background
American Indian or Alaska Native
Asian										●	●
Black or African American				●			●	●
Hispanic or Latino									●
Native Hawaiian or Other Pacific Islander
White (not Hispanic or Latino)	●	●	●		●	●

Our Board values representation in its membership, with nearly 70% of our director nominees identifying as female, 50% identifying as white, and 50% identifying as racially or ethnically diverse. Organon is committed to fostering a workplace culture of belonging and equal opportunity. Our Board exemplifies this commitment, with members representing diverse backgrounds, experiences, and perspectives, and believes that this composition enhances its effectiveness and supports strong oversight and decision-making. The Company’s Principles of Corporate Governance require that a substantial majority of the Board be independent. The Board has determined that each of Organon’s director nominees, other than our Executive Chair, Carrie Cox, is independent under the NYSE Listing Standards.

Average Age of Director Nominees

The average age of our director nominees is 66.5 years, with ages ranging from 51 to 78 years old. The median age is 66 years.

Corporate Governance

Shareholder Recommendations of Director Candidates

The ESG Committee will consider recommendations for director candidates made by shareholders and will evaluate those individuals using the same criteria applied to other candidates. Shareholder recommendations must be sent to the Office of Corporate Secretary, 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, and must include detailed background information regarding the recommended candidate that demonstrates how that candidate meets the Board membership criteria. Shareholders may make recommendations at any time within the timeframe specified for shareholder nominations of directors under the advance notice provisions in our Bylaws.

Candidates are evaluated initially based on materials submitted by them or on their behalf. If a proposed or recommended candidate continues to be of interest to the ESG Committee, the ESG Committee obtains additional information through inquiries to various sources and, if warranted, interviews the candidate.

Management Succession Planning

The Talent Committee is responsible for oversight of succession planning for certain senior management positions, including the CEO. At least annually, the Talent Committee reviews with the Board management succession planning and development, including recommendations and evaluations of potential successors to fill the CEO and other senior management positions. The succession planning process includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for unexpected situations where the CEO or another member of senior management become unable to perform the duties of his or her position.

Board Succession Planning

The Board also considers its own composition and succession plans. In director succession planning, the ESG Committee and the Board will consider, among other things, the needs of the Board and Organon in light of the overall composition of the Board, with a view toward achieving a balance of the skills, experience, and attributes that are essential to the Board’s oversight role. In particular, the Board is deliberate in ensuring the Board has the right mix of diverse perspectives, skills, and expertise to address Organon’s current and anticipated needs as opportunities and challenges facing it evolve.

Non-Management Director Retirement Age Policy

In addition, the Principles of Corporate Governance provide that non-management directors may not stand for re-election to the Board after the later of such director’s 10th anniversary of service on the Board or 75th birthday, unless the Board determines that it is in the best interests of Organon and its shareholders to extend the director’s service for an additional period of time.

Board Continuing Education

Continuing director education is essential for the Board to make strategic decisions for the Company. Our directors are encouraged to participate in, and are reimbursed for, continuing education programs at external organizations and universities to enhance the skills and knowledge used to perform their duties. Additionally, we offer regular in-house director education sessions covering areas of relevance to our Company, emerging and evolving trends, initiatives and strategies, along with topics that would assist our Board in discharging their duties. For example, in 2025, the Board participated in education sessions led by both internal and external experts. These sessions covered topics such as cybersecurity training, the U.S. dermatology market landscape, investor markets and capital trends overview, and biopharma industry trends. Directors also receive frequent updates on recent developments, press coverage, and current events relevant to our strategy and business.

Annual Board, Committee, and Individual Director Evaluations

The Board conducts an annual self-evaluation to assess its performance and the performance of individual directors. The Audit, Talent, Portfolio Development and ESG Committees also conduct annual self-evaluations to assess their performance. In the event it is believed an individual director is not making meaningful contributions to the overall effectiveness of the Board, the Executive Chair of the Board or another Board member should raise the matter with the ESG Committee, which will then seek the views of the other Board members and, if appropriate, make a recommendation to the Board regarding the future role of the director in question.

The ESG Committee is responsible for developing, administering and overseeing processes for conducting evaluations. The most recent evaluations were conducted in December 2025 through April 2026, as follows:

The Board self-evaluation process yielded several recommendations, notably focusing on priority agenda topics for the Board to address in 2026, adjustments to the Board committee structures, and enhancements in Board processes and management succession planning.

Corporate Governance

Shareholder Engagement and Feedback

Organon regularly communicates with shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, our CEO, CFO, members of Investor Relations and the Corporate Secretary Office, as well as other subject-matter experts within Organon, engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns. These teams serve as liaisons among shareholders, members of senior management, and the Board.

In 2025, we actively engaged with more than two-thirds of our 50 largest shareholders, representing approximately 56% of our common stock outstanding as of December 31, 2025.

Our shareholder engagement program includes ongoing dialogue about business strategy, performance risk management and capital priorities, as well as at least annual discussions with key stakeholders about governance and executive compensation. We believe it is most productive to discuss governance and compensation issues well in advance of our annual meeting of shareholders so management and the Board can gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Organon’s diverse shareholder base and in the best interest of Organon. We also regularly seek to take advantage of other engagement opportunities and events.

Key Topics of Engagement During 2025

Business drivers and performance Capital allocation priorities Growth strategy	Corporate governance Board composition Management compensation

Shareholder Communications with the Board

The Board welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and other interested parties may communicate directly with the Board, the Executive Chair of the Board, the non-management or independent directors as a group, or other members of the Board by email at secretaryoffice@organon.com or by writing to the following address:

Board of Directors

c/o Office of Corporate Secretary

Organon & Co.

30 Hudson Street, Floor 33

Jersey City, New Jersey 07302

Upon receipt of such communications, the correspondence will be directed to the appropriate person, including individual directors. A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. You may submit your concern anonymously or confidentially.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Office of Corporate Secretary for the purpose of determining whether the contents are appropriate for transmission. The Office of Corporate Secretary will not transmit:

• communications that advocate that Organon engage in illegal activity;

• communications that contain offensive or abusive content;

• communications that have no relevance to the role of the Board or to the business of Organon;

• résumés or other job-related inquiries (outside of the director nomination process); and

• mass mailings, solicitations, and advertisements.

Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Chair of the ESG Committee. Comments or questions regarding executive compensation will be referred to the Chair of the Talent Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. Based solely on our review of reports filed electronically with the SEC during the fiscal year ended December 31, 2025, including any amendments thereto, our officers, directors and greater than 10% shareholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2025, except that Ms. Juliana Drinane’s (i) Form 3 relating to her October 27, 2025 appointment as an executive officer, and (ii) Form 4 relating to the November 7, 2025 vesting of restricted stock units and the disposition of shares to satisfy a tax liability were not filed on a timely basis. Both reports were filed on November 12, 2025, due to delays in the processing of Ms. Drinane’s Form ID and the corresponding delay in obtaining her EDGAR access codes.

Share Ownership Information

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which she or he has no economic interest. Except as otherwise indicated in the footnotes to the tables below, we believe that the beneficial owners of the common stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock as to which the person has the right to acquire beneficial ownership within 60 days of April 14, 2026, including shares of our common stock underlying RSUs and PSUs that are currently releasable or releasable within 60 days of April 14, 2026. We did not deem these shares outstanding for purposes of computing the percentage ownership for any other person.

Share Ownership of Directors and Officers

The table below reflects the number of shares of Organon common stock beneficially owned by (i) each of our executive officers named in the Summary Compensation Table; (ii) each of our directors and director nominees; and (iii) all directors and executive officers as a group. As of April 14, 2026, 262,600,862 shares of Organon common stock were issued and outstanding. Unless otherwise noted, the information is stated as of April 14, 2026, and the beneficial owners exercise sole voting and/or investment power over their shares.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name	Shares Beneficially Owned		Stock Awards Currently Exercisable or Vesting Within 60 Days	Percent of Class

Named Executive Officers

Joseph Morrissey	123,122		523,401	*

Matthew Walsh	212,746		668,704	*

Juan Camilo Arjona Ferreira, M.D.	30,047		138,627	*

Rachel Stahler	116,105		324,555	*

Kirke Weaver	92,639		283,678	*

Kevin Ali (1)	282,731		—

Directors				*

Carrie S. Cox	77,869		74,605	*

Robert Essner	—		63,190	*

Alan Ezekowitz, M.D., Ph D.	—		63,190	*

Helene Gayle, M.D., M.P.H.	—		63,190	*

Shelly Lazarus	633		63,190	*

Deborah Leone	10		63,190	*

Philip Ozuah, M.D., Ph.D.	—		63,190	*

Cynthia M. Patton	—		63,190	*

Grace Puma (2)	5	(4)	63,190	*

Ramona Sequeira	100		22,060	*

			`
Shalini Sharp	2		63,544	*

All directors and executive officers as a group (20 persons)(1)(3)	928,110		3,336,243	1.62%	(5)

*	None of the holdings represents holdings of more than 1% of Organon’s outstanding common stock.
(1)

On October 26, 2025, Kevin Ali resigned as Chief Executive Officer of the Company and as a member of the Board. The shares reported are based on the Company’s records as of the resignation date and do not take into account any transactions that may have occurred after such date. Mr. Ali’s ownership is separately presented in the table due to his status as a named executive officer.

(2)	Ms. Puma is not standing for re-election at this Annual Meeting.
(3)	Does not include shares beneficially owned by Mr. Ali, who was no longer employed by the Company as of April 14, 2026.
(4)	Includes shares of common stock in which the beneficial owners share voting and/or investment power as follows: 5 shares held by a family member of Ms. Puma.
(5)	Includes 3,336,243 shares of common stock for unexercised options, unvested restricted stock units and phantom stock awards (as if issued) in the total for issued and outstanding common stock.

Share Ownership Information

Greater than 5% Shareholders

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Organon common stock as of the below-referenced filing of the Schedule 13G or amendment thereto. Percent of Class has been calculated based on shares of Organon common stock issued and outstanding as of April 14, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	30,659,006	(1)	11.68%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	—	(2)	—%

(1)

Based on Amendment No. 4 to Schedule 13G (the “BlackRock filing”) filed with the SEC on April 30, 2025 with respect to Organon common stock. According to the BlackRock filing, of the 30,659,006 shares of Organon common stock beneficially owned by BlackRock, Inc. (“BlackRock”), as of March 31, 2025, BlackRock had the sole power to vote 30,029,675 shares and sole power to dispose 30,659,006 shares.

(2)

Based solely on Amendment No. 4 to Schedule 13G (the “Vanguard filing”) filed with the SEC on October 30, 2025 with respect to Organon common stock. According to the Vanguard filing, of the 35,927,524 shares of Organon common stock beneficially owned by The Vanguard Group (“Vanguard”), as of September 30, 2025, Vanguard had the shared power to vote 1,689,621 shares, sole power to dispose 33,922,797 shares, and shared power to dispose 2,004,727 shares. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis). The Vanguard filing filed on October 30, 2025 provides information only as of September 30, 2025 and, consequently, the beneficial ownership of Vanguard and its subsidiaries or business divisions may have changed since such date.

Proposal 1 Election of Directors

Nominees for Director

The Board has nominated Carrie S. Cox, Robert Essner, R. Alan Ezekowitz, M.D., Ph.D., Helene Gayle, M.D., M.P.H., Rochelle B. Lazarus, Deborah Leone, Philip Ozuah, M.D., Ph.D., Cynthia M. Patton, Ramona Sequeira, and Shalini Sharp for election as director nominees. Each of these director nominees currently serves as a member of the Board and, other than Ramona Sequeira, was last elected by shareholders at the 2025 Annual Meeting of Shareholders. Ms. Sequeira was appointed to the Board in July 2025 and has been recommended by the independent Directors of the Board. Grace Puma, who is currently serving as a director, is not standing for re-election at this Annual Meeting. Her current term will expire at this Annual Meeting, at which time the size of the Board will be reduced to ten directors. The Board thanks Ms. Puma for her insight and expertise during her service on the Board.

Each of these director nominees meets the Board’s criteria for membership and was recommended by the ESG Committee for election by shareholders at the 2026 Annual Meeting. All of the nominees hold, or have held, senior leadership positions in large, complex organizations, including multinational corporations. In these positions, our nominees have demonstrated their leadership, intellect, and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities at Organon. Their varied roles and experiences reflect a diversity of perspectives, skills, and expertise to address Organon’s current and anticipated needs as its opportunities and challenges evolve.

As further described in the Principles of Corporate Governance, the Company’s policy regarding the number of public company boards on which directors may serve limits directors to serving on no more than four public company boards, including the Company’s Board, with consideration for public company leadership roles and other commitments. Directors who are chief executive officers of public companies may not serve on the boards of more than two public companies, including the Company’s Board. Each nominee is compliant with this policy. The ESG Committee has assessed each nominee’s ability and willingness to devote the required amount of time to Organon’s affairs. If elected, each nominee will serve until the 2027 annual meeting of Organon’s shareholders or until a successor has been duly elected and qualified.

Additionally, the Principles of Corporate Governance and NYSE rules prohibit our independent directors from serving on more than three other public company audit committees, unless the Board determines that such service will not impair the ability of such director to effectively serve on our Audit Committee. Ms. Sharp currently serves on three other public company audit committees, in addition to our Audit Committee. The ESG Committee and the Board considered Ms. Sharp’s service on four public company audit committees, including her professional qualifications, former experience as a public company chief financial officer, her retirement from all executive roles, the nature of and time involved in her service on other boards and the benefits of her specialization and knowledge from serving on multiple audit committees. Following this review, the Board determined that Ms. Sharp’s simultaneous service on three other public company audit committees does not impair her ability to effectively serve on our Audit Committee, including as Audit Committee Chair.

Any director nominee who does not receive a majority of the votes cast with respect to his or her election must tender his or her resignation to the ESG Committee promptly following certification of the shareholder vote for consideration by the ESG Committee and the Board. If the ESG Committee recommends the Board accept the tendered resignation offer, the ESG Committee will also recommend to the Board whether to fill the vacancy resulting from the resignation or to reduce the size of the Board. The Board will act on the recommendation of the ESG Committee no later than 90 days following certification of the shareholder vote for the Annual Meeting. If any nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the size of the Board.

There are no family relationships among Organon’s executive officers and directors.

We provide biographical information for each director nominee below, including key experience, qualifications, and skills such director nominee contributes to the Board in light of our current needs and business priorities.

The Board unanimously recommends that shareholders vote FOR the election of each of The director nominees.

Proposal 1 Election of Directors

2026 Nominees for Directors

Carrie S. Cox Management Age: 68 Director Since: 2021 Committees: None Key Skills:

Experience

Ms. Cox serves as Executive Chair of Organon’s Board. Ms. Cox served as the Chief Executive Officer of Humacyte, Inc., a then privately-held regenerative medicine company, between 2010 and 2018; in addition, she served as Chairman of the company’s board between 2013 and 2019, and she remained a member of its board until 2021, prior to its public offering. Ms. Cox served as Executive Vice President of Schering-Plough Corporation and President of Schering-Plough’s global pharmaceutical business between 2003 and 2009, when Schering-Plough merged with Merck. Prior to joining Schering-Plough, Ms. Cox served as President of Pharmacia Corporation’s global pharmaceutical business from 1997 until its merger with Pfizer Inc. in 2003. She also currently serves as Chairman of the board of directors of Solventum Corporation and as a director of Texas Instruments Inc. She served as chairman of the boards of directors of Cartesian Therapeutics, Inc. (from 2023 until 2025), Selecta Biosciences, Inc. (from 2019 until its merger with Cartesian Therapeutics, Inc. in 2023), and Array BioPharma Inc. (from 2018 until its acquisition by Pfizer Inc. in 2019). She also served on the board of directors of Celgene Corporation from 2009 until its acquisition by Bristol-Myers Squibb Company in 2019, on the board of directors of Cardinal Health Inc. between 2009 and 2023, and as Chairman of the board of directors of electroCore, Inc. between 2018 and 2020. Ms. Cox is a graduate of the Massachusetts College of Pharmacy. Ms. Cox brings to the Board her prior management experience as an executive of a large pharmaceutical company, as well as extensive leadership and corporate governance experience with other large and small biopharma companies.

Career Highlights

Humacyte, Inc., then a privately-held regenerative medicine company

•    Chief Executive Officer (2010-2018)

•    Chairman (2013-2019)

Schering-Plough, a global pharmaceutical company

•    Executive Vice President (2003-2009)

•    President, global pharmaceutical business (2003-2009)

Pharmacia Corporation, a global pharmaceutical and biotechnological company

•    President, global pharmaceutical business (1997-2003)

Other Public Directorships

Current

•    Solventum Corporation (Chairman) (2024-present)

•    Texas Instruments Inc. (2004-present)

Former

•    Cartesian Therapeutics, Inc. (Chairman) (2023-2025)

•    Selecta Biosciences, Inc. (Chairman) (2019-2023)

•    Cardinal Health Inc. (2009-2023)

Robert Essner Independent Lead Director Age: 78 Director Since: 2021 Committees: ESG (Chair) and PDC Key Skills:

Experience

Mr. Essner serves as the Board's Lead Independent Director. He previously served as Chairman, Chief Executive Officer and President of Wyeth Pharmaceuticals, Inc., a global pharmaceuticals company, which is now part of Pfizer Inc. Specifically, he served as Wyeth’s Chairman between 2003 and his retirement from Wyeth in 2008, as its Chief Executive Officer between 2001 and 2007, its President between 2000 and 2006, its Chief Operating Officer between 2000 and 2001 and its Executive Vice President between 1997 and 2000. Prior to Wyeth, Mr. Essner spent more than a decade in various senior management positions at Sandoz Pharmaceuticals Corporation, in addition to serving as a Senior Advisor of Global Healthcare for The Carlyle Group Inc., a private equity, alternative asset management and financial services corporation, between 2009 and 2019. He also serves as an Executive in Residence and Adjunct Professor of Business at Columbia Business School, where he teaches courses in healthcare management, and previously served as a director of Amicus Therapeutics Inc. Mr. Essner is a graduate of Miami University and received his master’s degree from the University of Chicago. Mr. Essner brings to the Board extensive industry leadership experience in the pharmaceutical industry.

Career Highlights

Wyeth Pharmaceuticals, Inc., a global pharmaceuticals company

• Chairman (2003-2008)

• Chief Executive Officer (2001-2007)

• President (2000-2006)

• Chief Operating Officer (2000-2001)

• Executive Vice President (1997-2000)

The Carlyle Group Inc., a private equity, alternative asset management and financial services corporation

• Senior Advisor of Global Healthcare (2009-2019)

Other Public Directorships

Current

• None

Former

• Amicus Therapeutics Inc. (2012-2022)

Proposal 1 Election of Directors

Alan Ezekowitz, M.D., Ph.D. Independent Age: 72 Director Since: 2021 Committees: Audit and PDC Key Skills:

Experience

Dr. Ezekowitz has been an Advisory Partner at Third Rock Ventures, LLC, a healthcare venture firm, since 2019, and has served as Entrepreneur in Residence at Cardinal Partners, a venture capital firm, since 2011. He also serves as an advisor to Fidelity’s Select Biotechnology Portfolio and as a consultant to H. Lundbeck A/S. Dr. Ezekowitz served as the President and Chief Executive Officer of Abide Therapeutics, Inc., a biopharmaceutical company that he co-founded, between 2011 and 2019, when Abide was acquired by H. Lundbeck A/S. Prior to co-founding Abide, he was a Senior Vice President at Merck Research Laboratories from 2006 to 2011 responsible for the Bone, Respiratory, Immunology, Inflammation, Endocrine and Dermatology franchises. Prior to joining Merck, Dr. Ezekowitz was the Chief of Pediatric Services at Partners Healthcare System, Inc. between 1999 and 2006 and at the Massachusetts General Hospital between 1995 and 2006. He served on the board of directors of Partners Healthcare System, Inc. between 2000 and 2006, and he was the Charles Wilder Professor of Pediatrics at the Harvard Medical School and Head of the Laboratory of Developmental Immunology between 1995 and 2006. He currently serves on the board of directors of Septerna, Inc. and Fulcrum Therapeutics, Inc. In 1998, the R. Alan Ezekowitz Professorship in Pediatrics at the Harvard Medical School was established. Dr. Ezekowitz received his medical training at the University of Cape Town in South Africa and received a Doctor of Philosophy degree from Oxford University. Dr. Ezekowitz brings to the Board scientific and leadership experience in the life sciences industry.

Career Highlights

Abide Therapeutics, Inc., a biopharmaceutical company

• President and Chief Executive Officer (2011-2019)

Merck Research Laboratories, Merck’s research and development division

• Senior Vice President (2006-2011)

Harvard Medical School, a private medical university

• Charles Wilder Professor of Pediatrics (1995-2006)

• Head of the Laboratory of Developmental Immunology (1995-2006)

Massachusetts General Hospital and Partners Healthcare System, Inc.

• Chief of Pediatric Services (1999-2006)

Other Public Directorships

Current

• Septerna, Inc. (2024-present)

• Fulcrum Therapeutics, Inc. (2016-present)

Former

• None

Helene Gayle, M.D., M.P.H. Independent Age: 70 Director Since: 2021 Committees: Talent (Chair) and ESG Key Skills:

Experience

Dr. Gayle, an expert on global development, humanitarian, and health issues, was most recently the President of Spelman College in Atlanta, Georgia, the leader in education of women of African descent. Dr. Gayle’s career spans almost forty years dedicated to eradicating inequities in health and wealth. Prior to Spelman, she served as the president and CEO of the Chicago Community Trust (2017-2022), an over 100-year-old community foundation currently focused on closing the racial and ethnic wealth gap in the Chicago region. Dr. Gayle formerly served as the Chief Executive Officer of the McKinsey Social Initiative (2015-2017), a nonprofit organization that implemented programs that bring together varied stakeholders to address complex global social challenges, and, for almost a decade (2006-2015) served as President and Chief Executive Officer of the Cooperative for Assistance and Relief Everywhere (CARE), an international humanitarian and global development organization. From 2001 to 2006, she was an executive in the Global Health program at the Gates Foundation. Dr. Gayle began her career in public health at the U.S. Centers for Disease Control in 1984 and held positions of increasing responsibility over her 20-year tenure there, ultimately becoming the director of the National Center for HIV, STD and TB Prevention and achieving the rank of Assistant Surgeon General and Rear Admiral in the United States Public Health Service. In addition to her public health and economic development experience, Dr. Gayle has significant public and nonprofit company governance experience. Dr. Gayle serves on non-profit boards, including the Gates Foundation, New America, the Center for Strategic and International Studies and the Brookings Institution. She is a member of the Council on Foreign Relations, the National Academy of Medicine, The American Academy of Arts and Sciences and the American Public Health Association. She served as a director of The Coca-Cola Company from 2013 through 2024 and Palo Alto Networks Inc. from 2021 to 2024. From 2010 through 2021, Dr. Gayle served as a director of Colgate-Palmolive Company, and from 2020 through 2022, Dr. Gayle served as a director of GoHealth, Inc. Dr. Gayle received her BA from the Barnard College of Columbia University, her M.D. from the University of Pennsylvania and a master’s in public health from The Johns Hopkins University. Dr. Gayle brings to the Board her immense knowledge of the healthcare industry, government and extensive board experience, as well as many years of leadership experience.

Career Highlights

Spelman College, a leader in education of women of African descent

•    President Emerita (2024-present)

•    President (2022-2024)

Chicago Community Trust, an organization dedicated to addressing the region’s most pressing challenges

•    President and Chief Executive Officer (2017-2022)

McKinsey Social Initiative, a non-profit organization that implements programs that bring together varied stakeholders to address complex global social challenges

•    Chief Executive Officer (2015-2017)

Cooperative for Assistance and Relief Everywhere (CARE), an international humanitarian and global development organization

•    President and Chief Executive Officer (2006-2015)

Other Public Directorships

Current

•    None

Former

•    The Coca-Cola Company (2013-2024)

•    Palo Alto Networks Inc. (2021-2024)

•    GoHealth, Inc. (2020-2022)

•    Colgate-Palmolive Company (2010-2021)

Proposal 1 Election of Directors

Rochelle (“Shelly”) B. Lazarus Independent Age: 78 Director Since: 2021 Committees: ESG Key Skills:

Experience

Ms. Lazarus has served as Chairman Emeritus of Ogilvy & Mather, a global advertising and marketing communication company, since 2012. Prior to that, she served as Chairman of Ogilvy & Mather between 2008 and 2012 and as its Chairman and Chief Executive Officer between 1996 and 2008. Prior to becoming its Chief Executive Officer and Chairman, she also served as the President of Ogilvy & Mather Direct North America, Ogilvy & Mather New York, and Ogilvy & Mather North America. She is currently on the board of directors of Blackstone, Inc. and Rockefeller Capital Management. She previously served on the board of directors of General Electric Company between 2000 and 2018 and Merck between 2004 and 2020. Ms. Lazarus is a vice chair and trustee of the New York Presbyterian Hospital, a member of the board of overseers of Columbia Business School, as well as several other charitable and civic organizations. Ms. Lazarus is a graduate of Smith College and received her M.B.A. from Columbia University. Ms. Lazarus brings to the Board her strong background in reputation management and consumer insight.

Career Highlights

Ogilvy & Mather, a global advertising and marketing communication company

• Chairman Emeritus (2012-present)

• Chairman (2008-2012)

• Chairman and Chief Executive Officer (1996-2008)

Other Public Directorships

Current

• Rockefeller Capital Management (2019-present)

• Blackstone, Inc. (2013-present)

Former

•    None

Deborah Leone Independent Age: 61 Director Since: 2021 Committees: Audit Key Skills:

Experience

Ms. Leone is a financial expert and retired partner of the Goldman Sachs Group, Inc., a multinational investment bank and financial services company, which she joined in 1989 and where she became partner in 2008. She also served as the Chief Operating Officer for its Investment Management Division (“IMD”) between 2017 and 2019. Prior to that, she served as the Global Director of Internal Audit between 2011 and 2017 and as the Global Controller for IMD between 2008 and 2011. Ms. Leone currently serves on the board of directors of Corebridge Financial, Inc. She also serves as a director of Goldman Sachs Bank USA and the GS Advised Philanthropy Fund (formerly Goldman Sachs Philanthropy Fund/Ayco Charitable Foundation as well as serving on the Board of Trustees of Syracuse University, where she serves on the Executive Committee and Audit Committee. She is a graduate of Syracuse University and received her M.B.A. from Syracuse University as well. Ms. Leone brings to the Board strategic thinking, regulatory experience, and deep financial and operational expertise.

Career Highlights

Goldman Sachs Group, Inc., a multinational investment bank and financial services company

• Director, Goldman Sachs Philanthropy Fund (2020-present)

• Director, Goldman Sachs Bank USA (2017-present)

• Partner (2008-2019)

• Chief Operating Officer, Investment Management Division (2017-2019)

• Global Director of Internal Audit (2011-2017)

• Global Controller for IMD (2008-2011)

Other Public Directorships

Current

• Corebridge Financial Inc. (2024-present)

Former

• None

Proposal 1 Election of Directors

Philip Ozuah, M.D., Ph.D. Independent Age: 63 Director Since: 2021 Committees: PDC (Chair) and Talent Key Skills:

Experience

Dr. Ozuah is the President and Chief Executive Officer of Montefiore Medicine, the umbrella organization for the Montefiore Health System and Albert Einstein College of Medicine, having previously served as the President from 2018 to 2019 and Executive Vice President and Chief Operating Officer from 2012 to 2018 of Montefiore Health System. Between 2005 and 2014, Dr. Ozuah was Chairman of the Department of Pediatrics and has been a Professor in the Departments of Pediatrics and Epidemiology and Population Health since 1992 at Albert Einstein College of Medicine. He currently serves on the board of directors of The Cigna Group and sits on the American Hospital Association's board of trustees. Dr. Ozuah received his M.D. from the University of Ibadan, Nigeria, his master’s degree from the University of Southern California, and his Ph.D. from the University of Nebraska. He completed his Pediatric Internship and Residency at Albert Einstein College of Medicine and Montefiore, and his Post-Doctoral Fellowship in Medical Education at the University of Southern California School of Medicine. Dr. Ozuah is on the board of Montefiore Hospital, as well as the NYC Police Foundation and Federal Law Enforcement Foundation. Dr. Ozuah brings to the Board his leadership, medical and healthcare experience and health system delivery expertise.

Career Highlights

Montefiore Medicine, the umbrella organization for the Montefiore Health System and Albert Einstein College of Medicine

• President and Chief Executive Officer (2019-present)

• President, Montefiore Health System (2018-2019)

• Executive Vice President and Chief Operating Officer, Montefiore Health System (2012-2018)

Albert Einstein College of Medicine, a private medical university

• Professor, Departments of Pediatrics and Epidemiology and Population Health (1992-present)

• Chairman of the Department of Pediatrics (2005-2014)

Other Public Directorships

Current

• The Cigna Group (2023-present)

Former

• None

Cynthia M. Patton Independent Age: 64 Director Since: 2021 Committees: Audit Key Skills:

Experience

Since 2023, Ms. Patton has served as the General Counsel and Corporate Secretary at Tessera Therapeutics, a biotechnology company. Previously, Ms. Patton served as the General Counsel and Secretary at Verily Life Sciences, Alphabet Inc.’s healthtech subsidiary devoted to the study of life sciences between 2020 and 2023. Prior to Verily, between 2005 and 2020, Ms. Patton held positions of increasing responsibility at Amgen Inc., a global biopharmaceutical company, including serving as Senior Vice President, Chief Compliance Officer between 2012 and 2020. While at Amgen, she also served as the chair of the Amgen Foundation. Prior to Amgen, she served as the General Counsel of SCAN Health Plan, a California Health Medicare Advantage Plan. Ms. Patton serves on the board of directors of the NAACP Legal Defense Fund and the board of trustees of Vassar College. Ms. Patton is a graduate of Vassar College and received her J.D. from George Washington University School of Law. Ms. Patton brings to the Board her experience in life sciences and knowledge of data analytics.

Career Highlights

Tessera Therapeutics, a biotechnology company

• General Counsel and Corporate Secretary (2023-present)

Verily Life Sciences, Alphabet Inc.’s healthtech subsidiary research organization devoted to the study of life sciences

• General Counsel and Secretary (2020-2023)

Amgen Inc., a global biopharmaceutical company

• Senior Vice President, Chief Compliance Officer (2012-2020)

Other Public Directorships

Current

• None

Former

• None

Proposal 1 Election of Directors

Ramona Sequeira Independent Age: 60 Director Since: 2025 Committees: Talent Key Skills:

Experience

Ms. Sequeira served as President, Global Portfolio Division at Takeda Pharmaceutical Company, a multinational pharmaceutical company, between 2022 and 2025. Previously, Ms. Sequeira served as the President, US Business Unit and Global Portfolio Commercialization at Takeda between 2020 and 2022 and as President, US Business Unit between 2015 to 2020. Earlier in her career, Ms. Sequeira held positions of increasing responsibility at Eli Lilly and Company between 1994 and 2015 and Nordic Pharma Group between 1991 and 1994. She also served on the PhRMA board of directors for seven years, including as Treasurer, Vice Chair, and Chair, the first woman to hold these leadership roles, where she shaped industry policy and advocacy.

Ms. Sequeira currently serves as a member of the board of Novo Nordisk A/S and Edwards Lifesciences Corporation and on the Board of Trustees of University Health Network. Ms. Sequeira received a BS from the University of Toronto and an MBA from McMaster University. Ms. Sequeira brings significant general management, commercial strategy and execution, business development, integration, portfolio development and product launch experience, which are critical to the Board's oversight of the Company's business and long-term strategy.

Career Highlights

Takeda Pharmaceutical Company, a multinational pharmaceutical company

• President, Global Portfolio Division (2022-2025)

• President, US Business Unit and Global Portfolio Commercialization (2020-2022)

• President, US Business Unit (2015-2020)

Eli Lilly and Company, a multinational pharmaceutical company

• Vice President, Operations and Sales, Lilly US (2013-2015)

Other Public Directorships

Current

• Novo Nordisk A/S (2026-present)

• Edwards Lifesciences Corporation (2020-present)

Former

• None

Shalini Sharp Independent Age: 51 Director Since: 2021 Committees: Audit (Chair) and PDC Key Skills:

Experience

Ms. Sharp served as the Executive Vice President and Chief Financial Officer of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company focused on the development and commercialization of therapies for rare genetic diseases, between 2012 and 2020. Prior to joining Ultragenyx, between 2006 and 2012, Ms. Sharp served as the Chief Financial Officer of Agenus Inc., a biotechnology company focused on cancer immunotherapies, where between 2003 and 2006 she served in various finance, corporate development and corporate strategy roles. Ms. Sharp currently serves as a director of Neurocrine Biosciences, Inc., BeOne Medicines (previously BeiGene, Ltd.) and Septerna, Inc. She previously served as a director of Mirati Therapeutics from 2021 until its acquisition by Bristol Myers Squibb in January 2024, Sutro Biopharma, Inc. between 2018 and 2023, then-Panacea Acquisition Corporation between 2020 and February 2021, Precision Biosciences, Inc. between 2018 and 2022, Array BioPharma Inc. between 2017 and 2019 and Agenus Inc. between 2012 and 2018. Ms. Sharp previously served in strategic planning and as chief of staff to the chairman of the board of directors of Elan Pharmaceuticals during the company’s restructuring, and as a management consultant at McKinsey & Company and an investment banker at Goldman Sachs, specializing in healthcare at both companies. Ms. Sharp received her M.B.A. and undergraduate degrees from Harvard University. Ms. Sharp brings to the Board her experience in both managing and leading firms in the biopharmaceutical industry and deep financial expertise.

Career Highlights

Ultragenyx Pharmaceutical Inc., a biopharmaceutical company focused on therapies for rare genetic diseases

• Executive Vice President and Chief Financial Officer (2012-2020)

Agenus Inc., a biotechnology company focused on cancer immunotherapies

• Chief Financial Officer (2006-2012)

Other Public Directorships

Current

• BeOne Medicines (previously BeiGene, Ltd.) (2024-present)

• Septerna, Inc. (2024-present)

• Neurocrine Biosciences, Inc. (2020-present)

Former

• Mirati Therapeutics Inc. (2021-2024)

• Sutro Biopharma, Inc. (2018-2023)

• TB Alliance (2015-2022)

• Precision Biosciences, Inc. (2018-2022)

• Panacea Acquisition Corporation (2020-2021)

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board. The Board makes all director compensation determinations after considering the recommendations of the Talent Committee. The Talent Committee engages Korn Ferry, our independent compensation consultant (as described below on page 55), to perform regular periodic reviews of our director compensation program, which includes an analysis of market trends and best practices as well as comparisons against our Compensation Peer Group (as described below on page 56). In 2024, the Talent Committee reviewed a comprehensive analysis of the director compensation program performed by Korn Ferry and after consideration of the results of this review, the Talent Committee recommended, and the Board approved, an increase to the annual cash retainer for the Chairman of the Board to $270,000 (which includes the non-employee director cash retainer fee of $120,000) and an increase to the annual equity retainer to $240,000.

The 2025 director compensation program is set forth below.

Elements of 2025 Director Compensation Program

				Additional Retainers for Committee Leadership				Additional Retainer for Committee Membership

Annual Retainer Components	Non- Employee Director Retainer	Independent Chairman of the Board Retainer	Lead Independent Director Retainer(3)	Audit Committee Chair Retainer(4)	ESG Committee Chair Retainer	Portfolio Development Committee Chair Retainer	Talent Committee Chair Retainer(5)	Audit Committee Member Retainer

Annual Cash Retainer(1)	$120,000	$270,000	$50,000	$25,000	$15,000	$20,000	$20,000	$10,000

Annual Equity Retainer(2)	$240,000	—	—	—	—	—	—	—

(1)	Annual cash retainers are payable in quarterly installments to each director. The Independent Chairman of the Board cash retainer includes the Non-Employee Director cash retainer fee of $120,000.
(2)	The Annual equity retainer is delivered in the form of fully vested deferred stock units under the Organon Non-Employee Director Savings Plan (the “Directors’ Deferral Plan”).
(3)	The Lead Independent Director role and retainer fee were approved by the Board effective October 26, 2025.
(4)	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.
(5)

Prior to her appointment as Executive Chair on October 26, 2025, at which time she became an employee of the Company and ceased receiving compensation for service as a non-employee director, Ms. Cox did not receive an additional retainer for her services as Talent Committee Chair due to her status as Chairman of the Board. In connection with her appointment as Executive Chair, the Talent Committee determined that Ms. Cox will receive a base salary of $100,000 per month, as previously disclosed in the Company's Current Report on Form 8-K filed on October 30, 2025.

In October 2025, in connection with the appointment of Ms. Cox as Executive Chair of the Board and Mr. Essner as Lead Independent Director, and following consultation with Korn Ferry, the Talent Committee reviewed our director compensation program and considered compensation for the Lead Independent Director role in light of current market practices. The Talent Committee recommended, and the Board approved, an annual cash retainer of $50,000 for the Lead Independent Director role.

Directors’ Deferral Plan

Mandatory Annual Equity Retainer Deferral

Under the Directors’ Deferral Plan, upon election (or re-election) at the annual meeting of shareholders, each director will receive a credit valued at $240,000 in the form of deferred stock units denominated in Organon common stock to the director’s account under the Directors’ Deferral Plan. Directors who join the Board after that date are credited with a pro-rata portion of such amount. Any dividends paid on shares of Organon common stock are credited in the form of additional deferred stock units. No earlier than six months following his or her termination of service as a director, a director may elect to have his or her account credited with gains and losses based on the mutual funds available for investment under the Organon U.S. Savings Plan (the “Organon U.S. 401(k) plan”) rather than gains and losses based on Organon common stock.

Directors may specify the timing of the payment of their accounts under the Directors’ Deferral Plan by choosing either a specified payment date (up to 15 years following separation from service) or electing payment upon separation from service, and in either case may elect to receive their accounts in a lump sum or in annual installments over a period of up to 15 years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. All distributions from the Directors’ Deferral Plan are payable in cash and may not begin until one year following the end of service.

Director Stock Ownership Guidelines

In order to align the interests of directors with the long-term interests of Organon’s shareholders, the Board has adopted stock ownership guidelines. Upon joining the Board, each director must own at least one share of stock, with a target common stock ownership level equal to five times the annual cash retainer to be achieved by each director within five years of joining the Board or as soon thereafter as practicable. Deferred stock units held under the Directors’ Deferral Plan (as defined above) are counted towards satisfaction of the target ownership goal. Currently, all Directors have met or are on track to meet their stock ownership guidelines.

2025 Director Compensation Table

The table below summarizes the annual compensation for our non-employee directors for the fiscal year ended December 31, 2025. Mr. Ali did not receive any additional compensation for his service as a director in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Carrie S. Cox(2)	220,645	240,000	460,645
Robert Essner(3)	144,140	240,000	384,140
Alan Ezekowitz, M.D., Ph.D.	130,000	240,000	370,000
Helene Gayle, M.D., M.P.H.(3)	123,656	240,000	363,656
Shelly B. Lazarus	120,000	240,000	360,000
Deborah Leone	130,000	240,000	370,000
Philip Ozuah, M.D., Ph.D.	140,000	240,000	380,000
Cynthia M. Patton	130,000	240,000	370,000
Grace Puma(4)	120,000	240,000	360,000
Ramona Sequeira(5)	60,000	220,000	280,000
Shalini Sharp	145,000	240,000	385,000

(1)

The amounts reported represent the grant date fair value of deferred stock units granted in 2025, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”) and rounded to the nearest dollar. As of December 31, 2025, Ms. Cox, Ms. Sharp, Ms. Sequeira, and each of our other non-employee directors held 74,370, 63,344, 21,991, and 62,991 fully vested deferred stock units, respectively.

(2)

Carrie S. Cox received compensation as a non-employee director until her appointment as Executive Chair on October 26, 2025, at which time she became an employee of the Company and ceased receiving compensation for service as a non-employee director. In connection with her appointment as Executive Chair, the Talent Committee determined that Ms. Cox will receive a base salary of $100,000 per month, as previously disclosed in the Company's Current Report on Form 8-K filed on October 30, 2025. The amounts reported for Ms. Cox in this table reflect only compensation for service as a non-employee director and excludes base salary and other compensation earned after her appointment as Executive Chair.

(3)

Effective October 26, 2025, Robert Essner and Helene Gayle received pro-rated retainers for their services as Lead Independent Director and Talent Committee Chair, respectively, following their appointments.

(4)	Grace Puma is not standing for re-election at the 2026 Annual Meeting.
(5)	Ramona Sequeira was elected to the Board as of July 1, 2025.

Proposal 2 Approval, on a Non-Binding Advisory Basis, of the Compensation of Organon’s Named Executive Officers

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers (“NEOs”), as disclosed in this proxy statement, including the CD&A, compensation tables and the related narrative discussion, beginning on page 51. This vote is commonly referred to as a say-on-pay vote. For 2025, our compensation program consisted primarily of base salary, Annual Incentive Plan payouts and long-term incentive equity awards. Our CD&A describes our compensation philosophy, elements, and objectives in more detail.

We are asking shareholders to indicate their support for the NEO compensation as described in this proxy statement, in accordance with Rule 14a-21 of the Exchange Act. Accordingly, the following resolution will be submitted for approval by shareholders at the Annual Meeting:

“Resolved, that the compensation paid to Organon’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management, the Talent Committee or the Board and will not be construed as overruling any decision by management, the Talent Committee or the Board. However, the Board and the Talent Committee value the opinions of our shareholders as expressed through their votes and other communications. We will give careful consideration to the outcome of the say-on-pay vote and to the opinions of our shareholders when making compensation decisions. The Board’s current policy is to hold annual say-on-pay votes, and thus, we expect that we will conduct our next say-on-pay vote following the 2026 Annual Meeting at the 2027 annual meeting of shareholders.

The Board unanimously recommends that shareholders vote FOR the resolution to approve, on a non-binding advisory basis, the compensation of Organon’s Named Executive Officers.

Our Executive Officers

Below we provide biographical information for each of Organon’s executive officers, other than Ms. Cox, whose biographical information is presented above under 2026 Nominees for Directors.

Joseph Morrissey	Matthew Walsh
Title: Interim Chief Executive Officer Executive Since: 2021 Age: 61	Title: Executive Vice President and Chief Financial Officer Executive Since: 2021 Age: 59

Mr. Morrissey currently serves as the Interim Chief Executive Officer. Prior to assuming this role, he served as Executive Vice President and Head of Manufacturing & Supply and was responsible for Organon’s global manufacturing and supply chain capabilities leading the Company to deliver the medicines and solutions that make it a healthier every day around the world. In his prior role, Mr. Morrissey helped ensure cross-functional coordination to drive uninterrupted, compliant and timely supply of Organon’s diverse portfolio, with products that reach people in more than 140 markets around the world. Mr. Morrissey came to Organon from Merck, a multinational pharmaceutical company, where he spent more than 30 years of his career. From 2017 until the spinoff, Mr. Morrissey served as Senior Vice President of Merck’s Animal Health Global Manufacturing and Supply, and from 2014 to 2016 as Senior Vice President and leader of Global Human Health Pharmaceutical Manufacturing. Mr. Morrissey received an M.B.A. from Villanova University and a bachelor’s degree in engineering from Lafayette College.

Mr. Walsh is responsible for the development and execution of Organon’s financial strategy. He is focused on driving profitability and shareholder value and ensuring the highest standard of financial integrity for Organon so it can reach its vision of becoming a leading women’s health company. Over his career, Mr. Walsh has served in several public companies as the CFO and in related roles. Before joining Organon, Mr. Walsh was the Executive Vice President and CFO at Allergan plc, a global pharmaceutical company, from 2018 to 2020, and Catalent, Inc., a global provider of delivery technologies, development, and manufacturing solutions for drugs, biologics, cell and gene therapies, and consumer health products from 2008 to 2018, as Senior Vice President from 2008 to 2012 and Executive Vice President from 2012 to 2018. Previously, he held finance and leadership positions at Escala Group and GenTek. Mr. Walsh has also served in corporate development and other roles in the chemical and banking industries. Mr. Walsh is a CFA® Charterholder. Since 2020, he has served on the board of directors and as Chair of the Audit Committee of Certara, Inc., a provider of software and consulting services to the life sciences industry, and previously was a board member of Multicolor Corporation, a label solutions provider. Mr. Walsh received an M.B.A. and bachelor’s degree in chemical engineering from Cornell University.

Our Executive Officers

Juan Camilo Arjona Ferreira, M.D.	Juliana Drinane
Title: Executive Vice President, Head of Research & Development and Chief Medical Officer Executive Since: 2024 Age: 56	Title: Interim Head of Manufacturing and Supply Executive Since: 2025 Age: 55

Dr. Arjona Ferreira leads Organon Research & Development, which includes early and late stage development, Global Pharmacovigilance and Safety Science, Medical Affairs and Outcomes Research, Global Regulatory Affairs, and R&D Strategic Planning. Dr. Arjona Ferreira is responsible for strategy and execution of the Company’s clinical development plans, helping ensure patient safety, and strategy of medical, scientific and regulatory activities in support of product commercialization. He provides the medical and scientific perspective that informs science-based corporate internal and external discussions and decisions. Dr. Arjona Ferreira has over 20 years of experience in clinical research and development. Most recently, he was Chief Medical Officer of Myovant Sciences Inc., a biopharmaceutical company, where he provided strategic direction and execution oversight to the global development team. Previously, he was Senior Vice President of clinical development at Shionogi Inc., a pharmaceutical manufacturer, where he led the development of clinical and regulatory strategies and provided execution oversight for late-stage development programs. Prior to Shionogi, Dr. Arjona Ferreira was the Executive Director of Clinical Research in Women’s Health at Merck and led the product development teams for all programs in contraception and women’s health. Dr. Arjona Ferreira received his medical and specialist in obstetrics and gynecology degrees from Colegio Mayor del Rosario (Bogotá D.C., Colombia).

Ms. Drinane serves as our Interim Head of Manufacturing and Supply. Previously, she served as Head of Global Supply Chain Management. She has been with Organon since spinoff and provides strategic and operational perspective in support of company’s growth aspirations while delivering value through Organon’s global supply chain and manufacturing network. Prior to joining Organon, Ms. Drinane spent 28 years at Merck, known as MSD outside the U.S., where she held various leadership roles including Manufacturing Lead for the Organon spinoff, Value Chain Lead for Established Brands and Women’s Health, and numerous roles in Supply Chain Strategy, Product Commercialization, Technical Operations, and Engineering. She has built her 30+ year career in the pharmaceutical industry on core principles of adding value, following her passion, learning from others, thriving on challenge, and forging meaningful professional relationships all while striking a delicate work-life balance raising three children along the way. Ms. Drinane received a BS in Chemical Engineering with Honors from Lafayette College.

Aaron Falcione	Daniel Karp
Title: Executive Vice President and Chief Human Resources Officer Executive Since: 2021 Age: 55	Title: Executive Vice President, Corporate Development & Chief Strategy Officer Executive Since: 2024 Age: 48

Mr. Falcione is focused on building a “culture-first” company that attracts the best talent, fosters an environment where all employees have a sense of belonging and can wholeheartedly embrace Organon’s values. Mr. Falcione leads a team of Human Resources professionals around the world who are responsible for all aspects of the Organon employee experience, including performance and change management, succession planning, learning and development, and compensation and benefits. Most recently, from 2018 until he joined Organon, Mr. Falcione served as Vice President, Human Resources at Merck, a multinational pharmaceutical company, with global responsibility for the commercial organization. He previously led Human Resources for the company’s emerging markets from 2014 to 2017 and then all markets outside the United States from 2017 to 2018. Prior to Merck, Mr. Falcione worked as Vice President of Human Resources for Siemens AG and served in roles of increasing responsibility within PricewaterhouseCoopers’ mergers and acquisitions services practice. Mr. Falcione received a master’s degree in industrial psychology from Kent State University and a bachelor’s degree from University of Maryland.

Mr. Karp leads our global corporate development team, which includes mergers & acquisitions, licensing, collaborations, alliance management, integration and corporate strategy. Under his leadership, the team evaluates and executes a broad range of strategic business development transactions, manages alliances with partners, and leads strategic planning, portfolio management and capital allocation. This helps drive company growth, expands the portfolio and pipeline, and accelerate Organon’s achievement of its long-term vision. Prior to joining Organon, Mr. Karp served as Executive Vice President, Corporate Development at Biogen, a global biopharmaceutical company. Previously, he held a number of positions of increasing responsibility at Pfizer, a global pharmaceutical and biotechnology company, including VP, Head of BD for Worldwide Research & Development, and VP, Head of BD for Pfizer Vaccines, Oncology and Consumer Healthcare. Throughout his career, Mr. Karp and his teams have executed M&A and collaboration deals totaling over $80B in potential value. Most importantly, these transactions have brought new drugs, gene therapies, vaccines, devices, and technologies closer to the patients who need them. Earlier in his career, Mr. Karp held roles in healthcare and life sciences strategy consulting. Mr. Karp received a B.S. in biology from Duke University and an M.B.A. from the Wharton School of the University of Pennsylvania. Currently, he serves as Director on the board of Cartesian Growth Corp II and previously served on the board of Cartesian Growth Corp, which combined with Tiedemann Group and Alvarium Investments.

Our Executive Officers

Vittorio Nisita	Rachel Stahler
Title: Executive Vice President and Head of Enterprise Services & Solutions Executive Since: 2021 Age: 58	Title: Executive Vice President and Chief Digital & Growth Officer Executive Since: 2021 Age: 50

Mr. Nisita is responsible for Organon’s Global Enterprise Services & Solutions, which focuses on driving an operating model for the Company that continually enhances agility, efficiency, quality and innovation. Mr. Nisita leads a team that provides integrated governance and business practices for all shared services, both transactional and knowledge intensive, to create a learning organization and best-in-class experiences for employees and customers. Most recently, from 2017, Mr. Nisita was the Vice President of Commercial Operations for international business of Merck, a multinational pharmaceutical company. In this role, he provided support to country teams across several capability areas, including strategy development, digital transformation, and sales and marketing operations and excellence. His nearly two-decade career at Merck includes leadership roles in emerging markets, corporate strategy and global operational excellence. Prior to joining Merck, Mr. Nisita worked for McKinsey & Co., supporting clients in the telecommunications and banking industries, and also led engineering and manufacturing operations at Kimberly Clark Corporation and Georgia-Pacific. Mr. Nisita received an M.B.A. from the Kellogg School of Management at Northwestern University and a bachelor’s degree in mechanical engineering from the University of Minnesota.

Ms. Stahler leads an integrated team comprised of digital and commercial strategy, data & analytics, AI and automation, market access, pricing, international policy, customer engagement solutions, digital excellence and enterprise technology strategy and services, powering Organon's growth thorough innovative, global commercial strategies combined with next generation digital capabilities. Ms. Stahler joined Organon with two decades of global technology experience in the healthcare industry and a passion for bringing new medicines and solutions to patients in need. Most recently, from 2021 to 2024, Ms. Stahler led business technology, driving digital capabilities across all aspects of Organon’s strategy to build value for the Company’s offerings and customers. Prior to joining Organon, from 2019 to 2020, Ms. Stahler served as CIO at Allergan plc, a global pharmaceutical company. Previously, Ms. Stahler held CIO positions at Syneos Health (from 2017 to 2019), inVentiv Health (from 2014 to 2017) and Optimer Pharmaceuticals (from 2011 to 2014). Earlier in her career, she held senior technology roles at Pfizer. She received an M.B.A. from Columbia University and an undergraduate degree from the University of Pennsylvania.

Kirke Weaver
Title: Executive Vice President, General Counsel and Corporate Secretary Executive Since: 2023 Age: 53

Mr. Weaver serves as the senior legal adviser responsible for the Company’s worldwide legal affairs, compliance, ESG and sustainability, and global environmental, health and safety functions. Prior to his appointment as General Counsel and Corporate Secretary, Mr. Weaver served as Senior Vice President, Commercial, Regulatory, Securities, Employment and Deputy Corporate Secretary at Organon. He was critical to launching Organon as a standalone company in June 2021, as a senior member of the legal leadership team. Before joining Organon, Mr. Weaver was the Vice President for Regulatory Legal at Merck, a multinational pharmaceutical company. Over his 18-year career at Merck, he developed a deep expertise in the pharmaceutical industry and held positions of increasing responsibility counseling the business in areas such as litigation, regulatory, commercial, and compliance. Mr. Weaver also led the Customer Alliances & Innovation group to develop and commercialize new software tools to support medication adherence. Mr. Weaver holds a J.D. from the Yale Law School and a Bachelor of Arts in history and government from the College of William and Mary.

Compensation Discussion and Analysis

Page		Page
51	Executive Summary	54	How Compensation Decisions Are Made
52	Our Named Executive Officers	57	NEO Realized Compensation
52	Compensation Philosophy, Policies and Practices	58	Elements of 2025 Compensation Program
53	Executive Compensation Practices	62	2025 Company Scorecard
54	Overview of Pay Elements	72	Talent Committee Report

This Compensation Discussion and Analysis (“CD&A”) explains the form and amount of compensation provided to Organon’s NEOs in 2025, as well as the principles and processes that the Talent Committee established and followed in determining NEO compensation for the year.

Executive Summary

For 2025, our executive compensation program consisted primarily of base salary, Annual Incentive Plan (“AIP”), and long-term incentive (“LTI”) equity awards. Our compensation program is designed to align the NEOs’ pay with our performance and the long-term creation of shareholder value. In furtherance of such goals, the majority of our NEOs’ pay is at-risk and tied to the Company’s achievement of pre-determined performance metrics.

Pay outcomes for 2025 were consistent with this approach and reflected alignment with our financial and operational performance as well as our shareholders’ experience. Adjusted revenue for 2025 AIP was $6.0 billion and adjusted EBITDA for 2025 AIP was $1.9 billion. These financial results (see page 62 for AIP adjustments), together with performance against our non-financial organizational priorities, resulted in a 2025 AIP payout of 72% of target. However, as described further under “Compensation Actions to Promote Accountability”, following our Audit Committee’s investigation into our sales practices for wholesalers, the Talent Committee exercised negative discretion to reduce final AIP payouts for certain employees subject to the investigation by amounts ranging from 25% to 50% of target. These employees did not include any of our currently employed NEOs (“continuing NEOs”).

In addition, our 2023 performance share unit (“PSU”) awards, earned based on three-year cumulative free cash flow (weighted 70%) and three-year relative TSR (weighted 30%), paid out at 58.01% of target shares, with below target performance on the free cash flow component and no payout earned for the relative TSR component. The following chart illustrates target PSU award opportunities for our NEOs, except for Dr. Arjona Ferreira (who did not become an executive officer until 2024 and therefore did not receive such award) and Mr. Ali (whose award was forfeited in connection with his resignation), and the shares and values ultimately earned based on Company performance:

2023 PSU Performance and Payout

NEO	Target Shares (100%)	Target Award Value ($)	Earned Shares* (58.01%)	Earned Value** ($)	Earned Value as a Percentage of Target Award Value

Joseph Morrissey	47,516	1,100,000	27,564	197,634	18%
Matthew Walsh	73,434	1,700,000	42,599	305,435	18%
Rachel Stahler	39,956	925,000	23,178	166,186	18%
Kirke Weaver	37,796	875,000	21,925	157,202	18%

*	Shares earned reflect results for the 2023-2025 PSU performance period, which were settled in February 2026, following the Talent Committee’s certification of the final achievement in February 2026.
**	Measured at the end of the performance period based on a stock price of $7.17, our closing stock price on December 31, 2025.

Our Named Executive Officers

For 2025, our NEOs were:

Name	Title

Joseph Morrissey*	Interim Chief Executive Officer

Matthew Walsh	Executive Vice President and Chief Financial Officer

Juan Camilo Arjona Ferreira, M.D.	Executive Vice President, Head of Research & Development and Chief Medical Officer

Rachel Stahler	Executive Vice President and Chief Digital and Growth Officer

Kirke Weaver	Executive Vice President, General Counsel and Corporate Secretary

Kevin Ali*	Former Chief Executive Officer

*

Effective October 26, 2025, Mr. Ali resigned as Organon’s Chief Executive Officer and as a member of the Company's Board of Directors, and Joseph Morrissey was appointed Interim Chief Executive Officer. Mr. Ali was not entitled to a 2025 AIP payout or to any severance or equity-related retirement benefits in connection with his resignation.

Compensation Philosophy, Policies and Practices

Organon’s executive compensation program is designed with our governance principles and compensation philosophy in mind. We believe in providing a market-competitive target compensation opportunity for our executives, delivered through a mix of base salary, short-term and long-term incentives. Our compensation levels are reviewed against a peer group that was established based on revenue size and business comparability in order to balance competitiveness with good pay governance practices (see page 56 for more details about our peer groups). Our LTI mix is designed to balance risk with the potential for capital accumulation to align with shareholder interests, through a combination of non-qualified stock options (“NQSOs”), time-based restricted stock units (“RSUs”) and PSUs. A meaningful portion of each NEOs’ pay is at-risk, with more than 60% of our currently employed NEOs’ target compensation tied to performance-based incentives (consisting of compensation allocated to the AIP, PSUs, and NQSOs). Such design is intended to tie NEOs’ compensation to Company performance and only reward for achievement of key performance goals. See page 58 for more details about our 2025 elements of compensation.

Compensation Actions to Promote Accountability

On October 26, 2025, Mr. Ali resigned as our Chief Executive Officer following an investigation by the Audit Committee regarding the Company’s sales practices for wholesalers. In connection with such resignation, Mr. Ali was not entitled to receive a payout under the 2025 AIP or to any severance or equity-related retirement benefits. In addition, certain employees involved in the sales practices for wholesalers were terminated or subject to other disciplinary action in connection with the investigation.

Compensation Discussion and Analysis

Further, following our Audit Committee’s investigation, the Talent Committee considered a number of actions to promote employee and executive officer accountability. The design and risk management features of our executive compensation program provided the Talent Committee with the discretion to reduce AIP awards. In light of the findings of the investigation and the Company’s overall performance during 2025, the Talent Committee reviewed certain actions previously taken by management with respect to certain employees involved in our sales practices for wholesalers and determined to ratify those actions. Following this review and ratification, the Talent Committee determined to exercise its negative discretion to reduce AIP payouts for certain employees by amounts ranging from 25% to 50% to reflect those employees’ accountability for the overall operation of our Company. Such actions had meaningful consequences for such employees (which did not include any of our continuing NEOs) and reinforce our culture of tying compensation to overall Company performance. As described further under “2025 Annual Incentive Payouts,” each continuing NEO received payment of the 2025 AIP at 72% of target, based on actual 2025 Company Scorecard results.

Executive Compensation Practices

We employ a number of best practices in our executive compensation processes and programs:

We Do

✓	Benchmark compensation levels using an established peer group

✓

Provide target compensation opportunities generally commensurate with the median of our peer group, with actual compensation amounts varying based on individual NEOs’ circumstances (primarily proficiency in role)

✓	Impose maximum limits on payouts on short- and long-term incentives

✓	Utilize an independent compensation consultant that reports directly to the Talent Committee

✓	Require executive officers to retain a portion of vested equity awards until stock ownership guidelines are met

✓	Maintain robust clawback policies that go beyond minimum legal requirements and allow us to seek reimbursement of incentive compensation under certain circumstances

✓	Require double-trigger vesting of equity awards in the event of a change in control

We Don’t

✗	Provide change in control tax gross-ups

✗	Offer excessive severance benefits

✗	Guarantee bonus payments

✗	Pay dividends or dividend equivalents on unearned RSUs or PSUs

✗	Allow repricing of underwater stock options under our long-term incentive plan without shareholder approval

✗	Allow hedging, pledging or short sales of our securities by directors or specified key employees, including each of our Section 16 officers

Overview of Pay Elements

This table identifies and describes the primary elements of the 2025 executive compensation program for our NEOs. The pay elements below are designed to align with our compensation philosophy and objectives, as described below. For a more detailed discussion, see the “Elements of 2025 Compensation Program” section on page 58.

Pay Element	Form and Performance Metric	Objective

Base Salary	Fixed amount of cash payment	Attract and retain NEOs by offering competitive base pay based on market practices and the NEO’s individual position, responsibilities, proficiency and performance
AIP	Cash payment which varies based on achievement of: • Revenue (40%) • Adjusted EBITDA (40%) • Organizational Health Priorities (20%)	Emphasize and reward the achievement of critical annual financial and strategic objectives
LTI

50% PSUs which vest based on the achievement of:

• Three-Year Cumulative Free Cash Flow (50%), and

• Three-Year Cumulative Constant Currency Revenue (25%)

With a Two-Year Cumulative Adjusted EBITDA threshold required for any payout on these two components, and

• Three-Year Relative TSR (25%)

25% RSUs, the value of which depend on our stock price performance

25% NQSOs, which are only valuable if our stock price increases following the grant date

Motivate and reward the achievement of long-term financial goals and the delivery sustained shareholder value

Align the interests of our NEOs with shareholders to incentivize the creation of shareholder value

How Compensation Decisions Are Made

Shareholder Engagement and Results of 2025 Say on Pay Vote

We have established a robust shareholder outreach program, allowing our shareholders to discuss a variety of topics with us, including executive compensation (see page 27 for more details about our shareholder engagement program).

We value the ongoing feedback that we receive from our shareholders on executive compensation matters, including the feedback reflected in our annual say-on-pay votes. At the 2025 Annual Shareholder Meeting, approximately 78% of the say-on-pay votes cast were in favor of our NEOs’ compensation. The Talent Committee took the results of the Company’s advisory vote on say-on-pay seriously and sought our shareholders’ perspectives about specific areas of concern and potential improvements. We strive to continuously improve our compensation programs to drive strong alignment with Company performance and

Compensation Discussion and Analysis

with our shareholders’ expectations. Following the 2025 Annual Shareholder Meeting, we engaged in robust shareholder outreach, as described under the “Shareholder Engagement” section on page 27. The Talent Committee considered the perspectives received in evaluating and developing the executive compensation program changes described in the “2026 Executive Compensation Program Updates” section on page 68.

We expect that our executive compensation philosophy, policies and practices for setting compensation will continue to evolve as our business matures.

Role of the Committee

The Talent Committee has overall responsibility for the design of our executive compensation program, which is intended to support our executive compensation philosophy and objectives, align executive pay with shareholder interests and promote our ongoing business strategy.

In the last quarter of each year, the Talent Committee typically reviews and discusses the Board’s evaluation of the CEO’s performance and makes preliminary recommendations for his base salary, annual incentive and LTI equity compensation for the following year. For Mr. Morrissey, his 2025 compensation as Interim Chief Executive Officer was established in connection with his appointment in October 2025. The Chair of the Talent Committee discusses the committee’s recommendations with the independent Directors of the Board for their approval. The Talent Committee reviews and approves the compensation for our other executive officers at the committee’s meeting during the first quarter of each year. For additional details on the role of the Talent Committee in determining executive compensation, please refer to the Corporate Governance section of this proxy statement.

Role of the Chief Executive Officer and Executive Chair

The CEO generally reviews and discusses the performance and proficiency of each executive officer (excluding himself and the Executive Chair) and provides the Talent Committee with compensation recommendations considering the market insights provided by Korn Ferry, the committee's independent compensation consultant (as described below). The Executive Chair provides input to the Talent Committee regarding the CEO’s performance and leadership, and the Talent Committee considers market insights provided by Korn Ferry in reviewing the CEO’s compensation. The Talent Committee approves all compensation changes for our executive officers and recommends the compensation of our Executive Chair and CEO to the independent Directors of the Board. Neither the CEO nor the Executive Chair participates in deliberations or decisions regarding his or her own compensation.

Role of Independent Compensation Consultant

The Talent Committee retains the services of an independent compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. In 2025, the Talent Committee continued to retain Korn Ferry as its independent compensation consultant.

With respect to 2025 compensation decisions, Korn Ferry advised the Talent Committee on the design of the 2025 compensation program, market trends and regulatory developments with respect to executive compensation. Korn Ferry is retained by and reports directly to the Talent Committee and, at the request of the Talent Committee, participates in committee meetings. In addition to the services provided to the Talent Committee, Korn Ferry provided consulting services to Organon in support of its executive search, assessment and leadership development, and international compensation data in 2025. Fees paid to Korn Ferry for 2025 services included (i) $200,000 for executive and director compensation consulting services, and (ii) $196,825 for such other consulting services. The decision to engage Korn Ferry for such additional consulting services was recommended by management, and the Talent Committee approved such engagement. The Talent Committee reviewed the independence of Korn Ferry under NYSE and SEC rules and concluded that Korn Ferry is independent, and the work of Korn Ferry, including these additional services, has not raised any conflict of interest. During 2025, Frederic W. Cook & Co. Inc. (“FW Cook”) was also engaged by management to provide certain compensation design consulting services. FW Cook did not attend any meetings or recommend the amount or form of executive compensation to the Talent Committee during 2025.

Peer Group Framework and Methodology

The Talent Committee utilizes a compensation peer group to evaluate target compensation decisions (the “Compensation Peer Group”), and a separate performance peer group to measure Organon’s relative total shareholder return (“TSR”) performance for purposes of the PSU portion of our LTI awards. The Talent Committee believes that establishing separate peer groups for the purposes of benchmarking compensation levels and measuring relative performance best supports our ability to understand competitive pay levels compared to companies of a similar size and with whom we compete for talent, while also measuring our performance relative to a broader set of industry peers that better represents the evolution of our business over time.

Compensation Peer Group

The Compensation Peer Group is composed of a robust set of healthcare companies with comparable business characteristics, models and revenue for the purpose of reviewing compensation. In selecting companies for the Compensation Peer Group, the Talent Committee considered companies that met one or more of the following selection criteria based on the recommendations of Korn Ferry:

• Domestic, publicly-traded company;

• Similar size in terms of revenue and cost characteristics (revenues 0.5x to 3.0x Organon's revenue, low R&D expense, and stable profit margins); Member of the healthcare industry, with a focus on: Pharmaceuticals; Biotechnology and Life Science; Healthcare Technology; Healthcare Services; or Healthcare Equipment and Supplies; and

• Similar business characteristics: Women’s Health Oriented/Gynecology; Portfolio of Services; Biosimilars/Biologics; Purpose Driven; and Innovative Growth Mindset.

Based on the above selection criteria and considering the recommendations of Korn Ferry, the Talent Committee used the following peer companies to inform its 2025 compensation decisions:

2025 Compensation Peer Group

Agilent Technologies, Inc.	Edwards Lifesciences Corporation	Perrigo Company plc
Avantor, Inc.	Elanco Animal Health Incorporated	Regeneron Pharmaceuticals, Inc.
Bausch Health Companies Inc.	Hologic, Inc.	Revvity, Inc. (formerly PerkinElmer Inc.)
Baxter International Inc.	Incyte Corporation	Vertex Pharmaceuticals Incorporated
Biogen Inc.	Intuitive Surgical, Inc.	Viatris Inc.
Boston Scientific Corporation	IQVIA Holdings Inc.	Zoetis Inc.
Catalent, Inc.	Jazz Pharmaceutical Plc

The Talent Committee regularly reviews the Compensation Peer Group to reinforce alignment with Organon's size while maintaining a stable number of companies in our peer group. Below is a brief history of recent changes:

• 2023: Danaher Corporation was removed from our 2024 Compensation Peer Group due to its larger revenue size relative to Organon.

• 2024: Becton, Dickinson and Company was removed from our 2025 Compensation Peer Group, and Jazz Pharmaceuticals Plc and Incyte Corporation were added to recalibrate the median revenue size of the peer group for better alignment with Organon's size.

• 2025: Catalent, Inc. was removed from our 2026 Compensation Peer Group following its acquisition by Novo Holdings A/S.

The Talent Committee believes that compensation decisions are complex and require an in-depth review of Organon's performance and peer compensation levels. Other factors that may influence the amount of

Compensation Discussion and Analysis

targeted compensation awarded may include market competition for a particular position, an individual’s possession of a unique skill or knowledge set, proven leadership capabilities, or experience. Due to the limited availability of compensation data for our peers, the Talent Committee also reviewed survey data drawn from a custom cut of the companies in the Compensation Peer Group.

Performance Peer Group

The Talent Committee utilizes a second peer group to measure Organon’s relative TSR, which is a metric in the PSU program. This peer group has historically consisted of the constituent companies of the NYSE Arca Pharmaceutical Index (subject to adjustment as necessary during the performance period). In 2026, the Talent Committee reviewed the constituent companies of the NYSE Arca Pharmaceutical Index and determined that for our 2026 PSUs, the S&P Composite 1500 Healthcare Index would serve as a more appropriate comparator going forward to evaluate the relative TSR performance. The committee believes that using a broader and more balanced set of industry peers, regardless of size, will better reflect the evolution of our business over time.

NEO Realized Compensation

A significant portion of our NEOs’ target compensation is performance‑based and therefore “at risk.” As a result, the compensation actually received by our NEOs (“Realized Compensation”) has varied from year to year and differs from the target compensation described in our annual proxy statements. Realized Compensation also differs from the compensation reported in the Summary Compensation Table, which is calculated in accordance with SEC rules and reflects LTI awards based on their aggregate grant‑date fair value, rather than the value ultimately realized by the NEOs upon vesting.

Our NEOs’ Total Target Direct Compensation (“TTDC”) consists of fixed base salary, a target AIP opportunity, and target LTI equity compensation. Realized Compensation reflects: (i) fixed base salary earned during the year; (ii) actual AIP awards earned for the applicable performance year; and (iii) the actual value of LTI awards that vested during the year, based on Company performance and the Company’s stock price at the time of vesting.

The following charts illustrate the TTDC and Realized Compensation of our Interim Chief Executive Officer and Chief Financial Officer for 2023, 2024, and 2025, together with the Company’s stock price over the same period. As shown, only a portion of TTDC granted has been realized, and Realized Compensation has fluctuated year‑to‑year and is closely aligned with stock price performance, demonstrating strong alignment between executive compensation outcomes and shareholder interests.

Interim CEO***
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
$14.42
$14.92
$7.17
$3,550,000
$3,550,000
$5,000,000
$1,700,804
$2,189,736
$2,007,002
2023
2024
2025*
Realized Compensation
OGN Stock Price**
Total Target Direct Compensation

CFO
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
$14.42
$14.92
$7.17
$5,020,000
$5,020,000
$5,515,000
$2,457,259
$3,168,560
$2,496,937
2023
2024
2025*
Realized Compensation
OGN Stock Price**
Total Target Direct Compensation

*

Excludes 2023 PSU payout, whose performance period ended on December 31, 2025, but were not settled until February 2026, following the Talent Committee's certification of the final achievement of the performance metrics in February 2026.

**	OGN stock prices are based on the closing price as of the last trading day of the year.
***	Mr. Morrissey was appointed Interim Chief Executive Officer on October 26, 2025.

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC

2024	$750	80%	$600	$2,200	$1,100	$550	$550	$3,550

2025	$1,000	100%	$1,000	$3,000	$1,500	$750	$750	$5,000

YoY% Increase	33%	25%	67%	36%	36%	36%	36%	41%

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC

2024	$900	80%	$720	$3,400	$1,700	$850	$850	$5,020

2025	$925	80%	$740	$3,850	$1,925	$963	$963	$5,515

YoY% Increase	3%	0%	3%	13%	13%	13%	13%	10%

Elements of 2025 Compensation Program

The following summarizes each of the principal elements of TTDC for our NEOs for 2025. TTDC is different than the total compensation reflected in the Summary Compensation Table disclosed on page 73 of this proxy statement (because, among other items, the Summary Compensation Table reflects the AIP actually earned for the year and the aggregate grant date accounting value of LTI equity compensation). As previously disclosed, in connection with its review of the executive compensation program and following no increases in TTDC in 2024 for any of our NEOs (except for Dr. Arjona Ferreira due to his promotion) the Talent Committee approved increases in TTDC for 2025 for the NEOs ranging from 10% to 20% (except for Mr. Morrissey due to his appointment as the Interim CEO in October 2025). These adjustments were intended to align with market practices and reflect each NEO's responsibilities and experience. Mr. Morrissey’s TTDC was also increased in October 2025 in connection with his appointment as Interim CEO. Dollar values disclosed below are in the thousands and percentages shown in the charts below have been rounded. Amounts reflect Base Salary and AIP Target as in effect as of December 31 of each year.

Joseph Morrissey, Interim Chief Executive Officer*

Fixed 35%
15%
20%
15%
20%
30%
Performance-based 65%
Base
AIP Target $
PSUs
NQSOs
RSUs

* Mr. Morrissey was appointed Interim CEO on October 26, 2025. In connection with his appointment, his base salary was increased to $1 million, his AIP target was increased to 100% of base salary (pro-rated based on time served in each role), and his annual LTI target was increased to $4 million effective for 2026 grants, which is subject to the 2026 LTI mix (50% PSUs and 50% RSUs as further described below). In addition, Mr. Morrissey was awarded a one-time grant of RSUs with a grant date value of $1 million in 2025 to compensate him for his additional duties and responsibilities following his promotion, which is not included in the amount shown above given its one-time nature.

Matthew Walsh, Executive Vice President and Chief Financial Officer

Fixed 34%
18%
16%
13%
18%
35%
Performance-based 66%
Base
AIP Target $
PSUs
NQSOs
RSUs

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC

2024	$650	80%	$520	$2,000	$1,000	$500	$500	$3,170

2025	$760	80%	$608	$2,400	$1,200	$600	$600	$3,768

YoY% Increase	17%	0%	17%	20%	20%	20%	20%	19%

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC

2025	$715	80%	$572	$2,200	$1,100	$550	$550	$3,487

Compensation Discussion and Analysis

Juan Camilo Arjona Ferreira, M.D., Executive Vice President, Head of Research & Development and Chief Medical Officer

Fixed 36%
16%
20%
16%
16%
32%
Performance-based 64%
Base
AIP Target $
PSUs
NQSOs
RSUs

Rachel Stahler, Executive Vice President and Chief Digital and Growth Officer*

Fixed 36%
16%
20%
16%
16%
32%
Performance-based 64%
Base
AIP Target $
PSUs
NQSOs
RSUs

* Ms. Stahler was not a Named Executive Officer in 2024.

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC

2024	$650	70%	$455	$1,750	$875	$438	$438	$2,855

2025	$685	80%	$548	$2,200	$1,100	$550	$550	$3,433

YoY% Increase	5%	14%	20%	26%	26%	26%	26%	20%

	Base Salary*	AIP Target*		LTI Target	PSUs	RSUs	NQSOs	TTDC

2024	$1,250	150%	$1,875	$11,000	$5,500	$2,750	$2,750	$14,125

2025	$1,300	150%	$1,950	$13,000	$6,500	$3,250	$3,250	$16,250

YoY% Increase	4%	0%	4%	18%	18%	18%	18%	15%

Kirke Weaver, Executive Vice President, General Counsel and Corporate Secretary

Fixed 36%
16%
20%
16%
16%
32%
Performance-based 64%
Base
AIP Target $
PSUs
NQSOs
RSUs

Kevin Ali, Former Chief Executive Officer*

Fixed 28%
8%
20%
12%
20%
40%
Performance-based 72%
Base
AIP Target $
PSUs
NQSOs
RSUs

* Mr. Ali resigned as Chief Executive Officer and member of the Board effective October 26, 2025. In connection with such resignation, Mr. Ali did not receive a payout of his 2025 AIP and the LTI awards granted to him in March 2025 were forfeited.

Compensation Discussion and Analysis

Base Salary

Given that base salaries were unchanged in 2024, the Talent Committee approved base salary adjustments in early 2025 to maintain competitive positioning and an appropriate balance of fixed and variable compensation for each NEO. The tables above set forth the 2025 annual base salary levels for each of our NEOs and the percentage increases relative to 2024. In October 2025, the full Board, upon the recommendation of the Talent Committee, approved the base salary for Mr. Morrissey in his capacity as Interim CEO, as described above.

Annual Cash Incentive

Each of the NEOs was designated as a participant in the 2025 AIP. AIP awards are earned based upon achievement of company performance measures set forth in a performance scorecard (the “Company Scorecard”). The tables above reflect each NEOs’ 2025 annual incentive target, as a percentage of base salary.

Our Company Scorecard establishes a set of common financial and non-financial (organizational health) goals for our NEOs and other AIP-eligible employees. Consistent with the 2024 AIP design, the 2025 Company Scorecard included the following metrics, weighted as indicated below:

40% Revenue
40% Adjusted EBITDA
20% Organizational Health Priorities

Our financial metrics — Revenue and Adjusted EBITDA — were equally weighted at 40% based on the Talent Committee’s belief that they are the key financial measures of our success during the year. The organizational health priorities were collectively weighted at 20% and are designed to focus management on advancing critical strategic priorities that support the execution of our long-term strategy.

The performance ranges and corresponding payout levels for Revenue and Adjusted EBITDA were established based on the Company’s Board-approved financial plan for 2025 and were intended to balance the reasonableness of the goals with an appropriate amount of stretch performance required to reach a maximum payout. Each financial component has a payout range of 25% to 200% from threshold to maximum performance. Failure to achieve threshold performance on any financial metric would result in no payout for that metric.

The Talent Committee has approved a framework that can be used to make adjustments to our GAAP reported revenue and EBITDA financial measures to arrive at the non-GAAP Revenue and Adjusted EBITDA measures used for the purpose of our 2025 AIP. These adjustments were made to remove the positive or negative impact of currency exchange rate fluctuations and certain business development items, as further described below, and are intended to avoid penalizing or rewarding executives for performance impacts outside of their immediate control.

The 2025 Company Scorecard structure and results are as follows:

2025 Company Scorecard

2025 AIP Payout

	Threshold	Target	Max	Actual*	Weighting	Score	Weighted Average Score
Metric	($B)	($B)	($B)	($B)	(%)	(%)	(%)

Revenue	5.662	6.291	6.606	6.015	40	68.7	27.5
Adjusted EBITDA	1.694	1.993	2.292	1.862	40	67.2	26.9
Organizational Health Priorities					20	90.0	18.0
Overall Payout							72 **

* The actual amounts for Revenue and Adjusted EBITDA were adjusted as described in the sections below.

** Result shown is rounded to the nearest whole percentage.

Revenue

In establishing the Revenue target for 2025, the Talent Committee aligned the target goal with the Board approved financial plan for 2025. Reported revenue of $6.216 billion was adjusted to $6.015 billion to remove the impact of currency exchange rates and certain business development revenue (versus amounts budgeted in the 2025 financial plan approved by the Board in 2024). This result fell below our revenue target, but above our threshold performance level, as shown above.

Adjusted EBITDA

In establishing the Adjusted EBITDA target for 2025, the Talent Committee aligned the target goal with the Board approved financial plan for 2025. Adjusted EBITDA of $1.907 billion was adjusted to $1.862 billion for 2025, which represents reported EBITDA adjusted to exclude the impact of currency exchange rate changes, certain business development expenses that were not included in the 2025 financial plan approved by the Board in 2024 and share-based compensation expense. This result fell below our Adjusted EBITDA target, but above our threshold performance level, as shown above.

Compensation Discussion and Analysis

Organizational Health Priorities

Each year, the Company establishes three to five critical business priorities, which are reviewed and approved by the Talent Committee. These priorities are used by the Talent Committee, together with the Company’s financial results, to assess performance and determine AIP outcomes. Our 2025 priorities focused on maintaining above-median employee engagement; achieving operating expense reduction goals associated with the Company’s restructuring initiatives; executing the Phase 2 Elena proof-of-concept study evaluating the investigational candidate OG-6219 for endometriosis-related pain on time and within budget; and obtaining FDA approval of the supplemental New Drug Application (sNDA) for Nexplanon(R) (etonogestrel implant).

Our 2025 organizational health priorities and the Talent Committee’s assessment of performance against those priorities were as follows:

-	The overall employee engagement score was slightly below the Company’s established target range for the year

Achieved above-target operating expense reduction goals

=	Received 5-year indication for Nexplanon, extending the duration of use from 3-years to up to 5-years

=	Executed the Phase 2 Elena proof-of-concept study endpoint on time and on budget

Overall performance for the organizational health priorities was 90%.

AIP Pay for Performance Alignment

For the 2025 AIP, the Talent Committee approved financial and strategic goals designed to be rigorous, yet achievable, and aligned with our annual business and operating plan. Such goals were set to only reward NEOs if the Company achieved specified performance levels. During 2025, as described above, performance was below target for the AIP performance goals. As a result, the calculated payout under the 2025 AIP was 72% of target.

2025 Annual Incentive Payouts

The table below shows the final 2025 payouts to the continuing NEOs under the 2025 AIP. The “Final Award” paid for each continuing NEO is also reflected in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table on page 73. Mr. Ali resigned as Chief Executive Officer on October 26, 2025, and in connection with such resignation, he did not receive a payout under the 2025 AIP.

Named Executive Officer	Base Salary ($)	Annual Incentive Target (%)	Annual Incentive Target ($)	Company Scorecard Results (%)	Final Award ($)

Joseph Morrissey(1)	1,000,000	83.67	836,712	72	602,433

	-
Matthew Walsh	925,000	80	740,000	72	532,800

Juan Camilo Arjona Ferreira, M.D.	760,000	80	608,000	72	437,760

Rachel Stahler	715,000	80	572,000	72	411,840

Kirke Weaver	685,000	80	548,000	72	394,560

(1)

Mr. Morrissey’s AIP target was increased to 100% of base salary in connection with his appointment as interim Chief Executive Officer in October 2025. This target percentage and the resulting award opportunity was pro-rated for 2025.

Long-Term Equity Incentives

Our LTI awards are designed to provide a compensation link to long-term shareholder value. The tables beginning on page 58 set forth the 2025 annual target LTI awards for each of our NEOs. The 2025 LTI target award values reflect the positioning of TTDC relative to the competitive market as well as considerations regarding internal pay equity and each individual NEO’s performance and duties. As shown on page 58, in accordance with our compensation philosophy, a significant portion of each NEO’s TTDC is delivered in the form of equity incentives to directly align NEOs with shareholder interests. In line with this compensation philosophy and following its annual review, the Talent Committee approved increases for the NEOs' 2025 LTI target award values after considering market data from Korn Ferry as well as individual performance, as LTI levels had remained unchanged in the prior year.

In connection with Mr. Morrissey’s appointment as Interim CEO, the Board, upon the recommendation of the Talent Committee, approved a one-time RSU award with a grant date fair value of $1 million, granted on November 13, 2025, and an increase to his annual LTI target in 2026. The 2025 LTI target award values for each of our NEOs are provided within the TTDC charts beginning on page 58.

Once target LTI awards were established, the awards were allocated among PSUs, RSUs, and NQSOs according to the following weightings 50% PSUs, 25% RSUs and 25% NQSOs, with grants made in March 2025.

Compensation Discussion and Analysis

The annual LTI grants for 2025 were comprised of the following:

PSUs

• 50% of target LTI opportunity

• Three-year cliff vesting following conclusion of the applicable performance period and subject to continued service and achievement of the applicable performance goals

• Performance Goals: three-year cumulative free cash flow (weighted 50%), three-year cumulative constant currency revenue (weighed at 25%), and three-year relative TSR (weighted 25%)

o        The awards are also subject to a two-year cumulative Adjusted EBITDA threshold under which no portion of the three-year cumulative free cash flow and three-year cumulative constant currency revenue of PSU awards will be eligible to vest if cumulative fiscal 2025 and 2026 Adjusted EBITDA does not exceed the threshold.

o        The cumulative free cash flow and constant currency revenue performance goals are set at the beginning of each fiscal year within the three-year-performance period, and payout will be based on Organon's cumulative performance over the full performance period against the aggregate total of such annual goals. The Talent Committee used this structure on an interim basis, recognizing the Company's recent spinoff and the need for flexibility in a dynamic macroeconomic environment. This approach enabled the Company to set performance goals that were both challenging and grounded in Organon's most current strategic and financial outlook, while maintaining long-term alignment and accountability. As noted below, this approach was discontinued for our 2026 PSUs, which apply three-year performance goals established at the beginning of the performance period.

• Threshold performance required for payout at 50% of target shares, with potential to earn up to 200% of target shares.

• Target payout with respect to the relative TSR metric requires performance above the median, and overall payout is capped at target if our absolute TSR is negative over the performance period.

RSUs	• 25% of target LTI opportunity • Three-year vesting schedule, with one-third vesting on each of anniversary of the grant date
NQSOs	• 25% of target LTI opportunity • Three-year vesting schedule, with one-third vesting on each of anniversary of the grant date

PSU Performance Metrics

Our PSU design has been evolving to balance the need for rigor, long-term forecasting, and achievability, despite our limited business history. The chart below illustrates the evolution of our PSU design over time.

(1)	2021 PSU awards were granted in August, with a performance period from August 17, 2021 to August 16, 2024.
(2)	2022 and 2023 PSU awards were granted in August, when PSU performance goals were finalized after the Company's strategy planning process.
(3)	The cumulative free cash flow and constant currency revenue performance goals are set at the beginning of each fiscal year of the three-year-performance periods.
(4)	Subject to a circuit breaker threshold: if 2-year cumulative adjusted EBITDA goal is not achieved, the payout on FCF and Revenue portions of award would be 0%.

For 2025, the Talent Committee selected three-year cumulative free cash flow (weighted at 50%), three-year cumulative constant currency revenue (weighted at 25%), and relative TSR (weighted at 25%) as the primary performance metrics for the PSUs. These metrics were selected to complement those used in the 2025 AIP, providing a balanced executive compensation program that focuses on the creation of long-term shareholder value. The financial metrics portion of the PSUs (i.e., 75% of the PSUs based on free cash flow and constant currency revenue), will not yield any payout unless a minimum cumulative 2025 and 2026 adjusted EBITDA performance threshold is achieved. Such metrics were designed to incentivize our NEOs to focus on driving long-term financial growth and capital efficiency as we progress as an independent company.

Free cash flow for purposes of the 2025 PSUs is defined as our reported earnings before interest, taxes, depreciation, amortization and in-process research & development (IPRD) milestone payments, adjusted to exclude the impact of net cash interest expenses, cash taxes, change in net working capital, and capital expenses and in addition to excluding one-time costs associated with the separation from Merck as well as principal debt repayments, shareholder dividends and business development spend. Constant currency revenue for purposes of the 2025 PSUs is defined as our reported revenue, adjusted to remove the impact of actual currency exchange rates versus currency exchange rates budgeted in our annual operating plan. Adjusted EBITDA for purposes of the 2025 PSUs is defined as our reported EBITDA, adjusted to exclude the impact of actual currency exchange rate changes versus planned rates, certain business development expenses that were not included in the financial plan, and share-based compensation expense.

The Talent Committee established the PSU performance goals for 2025 after considering the Company’s long-term operating plan, with the goals designed to encourage strong, focused performance. The target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals. The 2026 and 2027 performance goals will be established at the beginning of each year following a review of similar considerations. Because the financial performance goals are being set annually (which annual goals will be aggregated to establish a three-year cumulative goal at the beginning of the third year) and for competitive reasons, we intend to disclose our cumulative financial performance goals for the

Compensation Discussion and Analysis

2025 PSU program after the three-year performance period has been completed. This approach allowed us to adapt more quickly to changes in the macroeconomic environment, so that we continued to set performance goals that were both rigorous and attainable. As we have progressed as an independent company and following its annual review of the executive compensation program and prevailing market practice, the Talent Committee determined to discontinue this structure for our 2026 PSUs by utilizing three-year performance goals that are set at the beginning of the performance period.

The table below summarizes the performance range and corresponding payout levels for the TSR portion of the awards. The payout for the TSR portion will be capped at target if our absolute TSR performance is negative for the performance period.

2025 PSUs (performance period January 1, 2025 – December 31, 2027)

Relative TSR Performance Goals

Performance Objective	Threshold	Target	Maximum

3-year TSR relative to NYSE Arca Pharmaceutical Index*	25th percentile	55th percentile	75th percentile

Payout	50%	100%	200%

*

Relative TSR compares Organon’s TSR over the three-year performance period to the TSR of the companies included in the NYSE Arca Pharmaceutical Index as of the beginning of the performance period, excluding any companies that are removed from the index because they cease to be publicly traded during the performance period. Relative TSR performance will be calculated based on the terms of the 2025 PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for the 20 trading days preceding the performance period and an ending stock price calculated as the average company closing stock price for the 20 trading days preceding the end of the performance period.

2023 PSUs

Our NEOs received PSUs that vest based on Organon’s three-year cumulative free cash flow performance (70%) and TSR relative to the companies included in the NYSE Arca Pharmaceutical Index as of the beginning of a three-year performance period beginning January 1, 2023 and ending on December 31, 2025 (30%). The payout for such PSUs was capped at 100% if our absolute TSR was negative for the performance period. Such PSUs were designed to incentivize multi-year value creation and align NEOs’ compensation with our shareholders’ experience. As a result of the Company's achievement against the established free cash flow and relative TSR performance goals for the performance period, the PSUs vested at 58.01% following certification by the Talent Committee in early 2026. Such achievement and payout show that our NEOs’ realized pay is directly impacted by company performance, which further reinforces our philosophy of aligning NEOs’ pay with our shareholders’ interest. The table below sets forth the free cash flow and relative TSR performance goals and the performance achieved for such PSUs.

2023 PSUs (performance period January 1, 2023 – December 31, 2025)

Performance Goals

Performance Objective (weighting %)	Threshold	Target	Maximum	Achievement %

Free Cash Flow (70%)	$2.511B	$3.453B	$3.767B	82.88%
	Actual Achievement = $2.924B

3-year TSR relative to NYSE Arca Pharmaceutical Index (30%)	25th percentile	55th percentile	75th percentile	0.0%
	Actual Achievement = 0th

Payout	50%	100%	200%	58.01%

2026 Executive Compensation Program Updates

In connection with its annual review of the executive compensation program and considering perspectives received through our shareholder engagement process, the Talent Committee made the following adjustments, which are intended to align with market practices, reinforce our pay for performance philosophy, manage the dilutive impact of our equity program and address shareholder concerns:

• Eliminated stock options as a component of the 2026 LTI mix and increased the weighing of RSUs so that the 2026 LTI equity mix for our NEOs will be delivered 50% in RSUs and 50% in PSUs.

• Approved the use of three-year financial goals established at the beginning of the three-year performance period for PSUs granted in 2026. The Talent Committee believes this approach is responsive to shareholder feedback and appropriately aligns NEO pay with our long-term business plan and long-term shareholder value.

• Refreshed the relative TSR comparator peer group used for PSU awards granted in 2026.

• Modified the relative weightings of the 2026 Company Scorecard design while maintaining adjusted EBITDA, constant currency revenue, and the non-financial strategic priorities as the core annual cash incentive plan measures. The revised weightings for these metrics are 45%, 45% and 10%, respectively. In addition, the Talent Committee refined the payout curve ranges for both the 2026 Company Scorecard and the 2026 PSU design.

• Approved a one-time increase of $1,000,000 to Mr. Walsh's target LTI award following its review of the role’s scope and responsibilities, market positioning and in an effort to promote his retention and leadership continuity. This additional award value is not intended to establish a new baseline for future awards and was subject to the 2026 LTI equity mix on the same basis as other NEOs.

In addition, as of the date of this proxy statement, the Talent Committee did not approve any increases in TTDC in 2026 for any of our continuing NEOs beyond the adjustment described above. In making this determination, the Talent Committee considered the Company’s performance and its commitment to maintaining pay-for-performance alignment.

Employment Arrangements and Terminations

Prior to the spinoff, Merck entered into letter agreements with the NEOs appointing them, effective as of the spinoff, to their positions with Organon, except for (i) Mr. Morrissey who was appointed Interim CEO during 2025, (ii) Dr. Arjona Ferreira who was appointed as Head of Research & Development and Chief Medical Officer effective as of January 1, 2024, and (iii) Mr. Weaver who was appointed as General Counsel and Corporate Secretary, effective January 1, 2023. The letter agreements describe the basic terms of the NEOs’ employment, including initial base salary levels, AIP and LTI targets. The letter agreements do not specify a period of employment, instead, the terms of the NEO’s employment are based on sustained good performance rather than contractual terms, and the Company’s plans and policies, such as its severance plans, will apply as applicable.

The Company maintains the Executive Severance Program (the “Severance Plan”) and the Executive Change in Control Severance Program (the “CIC Severance Plan”), which provide payments and benefits to certain eligible members of Organon’s management team, including each of the NEOs, in the event of a termination of employment in certain circumstances, including the departure of the NEO following a change in control of the Company. The Talent Committee believes that it is appropriate to provide executives with the protections afforded by the plans, that such plans reduce the need to negotiate individual severance arrangements with departing executives and that they protect our executives in the event of a termination for circumstances not of their doing. The Talent Committee also believes that these policies promote management independence and help retain, stabilize, and focus the executive officers in the event of a change in control. See the subsection titled “Potential Payments Upon Termination or Change in Control” for a description of the Severance Plan and CIC Severance Plan, and for more information regarding accelerated vesting under our stock-based award agreements in connection with qualifying termination events.

Compensation Discussion and Analysis

Mr. Ali resigned as Chief Executive Officer on October 26, 2025, and in connection with such resignation, Mr. Ali was not entitled to receive any severance or equity-related retirement benefits and did not receive a payout under the 2025 AIP.

Other Employee Benefits

Retirement and Health and Welfare Plans

Similar to Organon’s other salaried, U.S.-based employees, the NEOs participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Savings plans help employees save and prepare financially for retirement. We maintain a 401(k) plan and a non-qualified savings plan for certain U.S. employees, including each NEO. Under Organon’s U.S. 401(k) plan (and subject to applicable limitations imposed by the Internal Revenue Code), participants can receive company contributions which consist of i) employer matching contributions of up to 4.5% of participants’ eligible compensation and ii) a retirement contribution ranging between 4.5% and 10% of participants’ eligible compensation based on their age and service. Pursuant to the non-qualified savings plan, participants can receive company contributions from Organon based on amounts that would have been contributed to Organon’s U.S. 401(k) plan but for contribution and compensation limits imposed by the Internal Revenue Code. In addition, health and welfare and paid time-off benefits help ensure that we have a healthy, productive and focused workforce.

Please see the 2025 Nonqualified Deferred Compensation Table for further information regarding Organon’s non-qualified savings plan.

Perquisites and Other Personal Benefits

Additionally, senior management employees, including the NEOs, are provided a limited number of other benefits, which the Talent Committee believes are reasonable, appropriate and consistent with our executive compensation philosophy.

Under certain circumstances, the Talent Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Ali was previously required to relocate to the United States in connection with his employment as our CEO and due to regulatory and business considerations, Mr. Ali maintained residency in Switzerland as well as the United States. Because his residence in both the United States and Switzerland was beneficial to Organon and supported the performance of his duties, Mr. Ali received certain benefits related to his residency in Switzerland, such as housing reimbursements, tax compliance services, miscellaneous relocation costs, and tax equalization payments related to certain housing and transportation prior to his resignation. Prior to his resignation, Mr. Ali also received certain security services which were recommended based on a comprehensive independent security assessment, which are reported in the 2025 All Other Compensation Table. Based on this assessment, Mr. Ali received certain home security services, advanced intelligence monitoring, secure transportation for himself and his immediate family members and security personnel. Because Organon believed it was in the best interests of Organon and its shareholders to protect Mr. Ali against possible security threats to him and his family members, Organon required Mr. Ali to accept such personal security protection. Organon also believed that the costs of this security were appropriate and necessary. These benefits ceased following his resignation as Chief Executive Officer on October 26, 2025. Mr. Morrissey and our other NEOs have limited use of chartered aircraft and, when traveling for business, guests, including family members, may occasionally accompany an NEO when using such aircraft for business purposes and such aircraft can accommodate them, in which case there is no additional aggregate incremental cost to Organon. Accordingly, no amount is reflected for such guest travel in the “All Other Compensation” column of the 2025 Summary Compensation Table. Personal use of the chartered aircraft by the Interim CEO requires prior approval of the CFO and the General Counsel and neither Mr. Ali nor Mr. Morrissey had any personal use of the aircraft during 2025. Personal use of company chartered aircraft by other NEOs is generally not permitted.

Please see the “All Other Compensation” column of the 2025 Summary Compensation Table for further information regarding the perquisites and personal benefits received by the NEOs with respect to 2025.

Other Compensation Practices

Executive Stock Ownership Guidelines

The Talent Committee believes that, in order to more closely align the interests of executives with the interests of Organon’s other shareholders, all executives should maintain a minimum level of equity interests in Organon’s common stock. The Talent Committee has adopted stock ownership guidelines requiring ownership of six times base salary for our CEO, three times base salary for our executive officers other than our CEO, and one and one-half times base salary for our other Section 16 officers. Until the guideline is met, an officer is required to retain 50% (75% for our CEO) of the after-tax shares acquired upon exercise of NQSOs and vesting of PSUs and RSUs. Shares subject to unexercised NQSOs and unearned PSUs do not count for purposes of determining whether an executive is in compliance with the guidelines, but time-vesting RSUs are counted towards the guidelines. In connection with Mr. Morrissey's appointment as Interim CEO, the Talent Committee determined that he will not be subject to the CEO stock ownership guidelines while serving as interim CEO. During this interim period, Mr. Morrissey remains subject to the stock ownership guidelines applicable to his prior executive officer position as Head of Manufacturing & Supply until a permanent CEO is appointed.

The Talent Committee reviews progress toward achieving the stock ownership guidelines for the Company’s executives on an annual basis. As of the most recent annual review performed in December 2025, two NEOs had sufficient holdings to meet or exceed the stock ownership guidelines, and the others were on pace to meet their respective guidelines. The following table sets forth the stock ownership guidelines and current stock ownership status as a multiple of base salary for Mr. Morrissey, as Interim CEO, and for our other currently employed NEOs as of January 1, 2026.

Stock Ownership Guidelines for Named Executive Officers
Multiple of Salary
0
1
2
3
4
5
6
Morrissey
101%
Walsh
190%
Arjona Ferreira
50%
Stahler
70%
Weaver
58%
Guideline
Actual

Compensation Discussion and Analysis

Return of Incentive Compensation (“Clawback Policy”)

We maintain a clawback policy, which is intended to comply with the requirements of NYSE Listing Standards 303A.14 implementing Rule 10D-1 under the Securities Exchange Act of 1934. In the event we are required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, we will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including our NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. In addition, under our compensation recoupment policy, we are permitted to seek reimbursement of incentive compensation (including both time and performance-based awards) in the event, among others, the Talent Committee determines that the covered executive has engaged in egregious conduct that is substantially detrimental to Organon (whether financially, reputationally or otherwise).

Equity Award Grant Practices

The Talent Committee generally approves the target compensation, including the target value of annual equity awards, for our executive officers, including each of the NEOs, at its regularly scheduled February meeting of each year and such annual equity awards are generally granted on the last business day of March each year. Because the Talent Committee’s regular meeting schedule is established well in advance of the applicable fiscal year, the proximity of any award grant dates to any other significant corporate events is coincidental. Our directors receive a credit of deferred stock units upon election (or re-election) at each annual meeting of shareholders or upon joining the Board if joining at a time other than an annual meeting. In certain circumstances, including the hiring, promotion or retention of an individual, the Talent Committee may approve grants to be effective at other times, generally three business days following the release of Company quarterly earnings. The Company may change these equity grant practices in the future. The Talent Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025 and did not time the disclosure of material nonpublic information in 2025 for the purpose of affecting the value of executive compensation.

Insider Trading Policy and Procedures

The Company has adopted an insider trading policy and procedures that govern the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees, as well as by the Company itself (the “Insider Trading Policy”). We believe that our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and New York Stock Exchange listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Hedging and Pledging

As part of our Insider Trading Policy, we prohibit directors and specified key employees, including officers, from engaging in short sales, publicly traded options, hedging transactions and pledging of Organon common stock.

Risk Assessment

In 2025, in accordance with its charter, the Talent Committee reviewed our compensation policies and programs and concluded that our executive and non-executive compensation programs do not encourage excessive or unnecessary risk taking, and any inherent risks are unlikely to have a material adverse effect on us. The next review and assessment of our compensation policies and programs will be conducted in fiscal year 2027.

Talent Committee Report

Our Talent Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Talent Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Talent Committee

Helene Gayle, M.D., M.P.H. (Chair)

Philip Ozuah, M.D., Ph.D.

Grace Puma

Ramona Sequeira

Executive Compensation

2025 Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for 2025 and, to the extent required by SEC disclosure rules, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)

Joseph Morrissey (6)	2025	819,231	—		3,365,818	749,998	602,433	235,368	5,772,848
Interim Chief	2024	750,000	—		1,832,094	549,997	804,000	193,848	4,129,939
Executive Officer	2023	740,769	—		1,652,125	549,871	588,000	206,244	3,737,009

Matthew Walsh	2025	919,231	—		3,036,171	962,498	532,800	235,504	5,686,204
EVP and Chief	2024	900,000	—		2,831,423	849,999	964,800	200,700	5,746,922
Financial Officer	2023	890,077	—		2,553,291	849,799	705,600	214,100	5,212,866

Juan Camilo Arjona Ferreira, M.D. (7)	2025	734,615	—		1,892,658	599,998	437,760	157,456	3,822,487
EVP and Head of R&D	2024	650,000	—		1,665,534	499,998	696,800	87,419	3,599,751
and Chief Medical Officer

Rachel Stahler (8)	2025	706,923	—		1,734,932	550,000	411,840	147,924	3,551,619
EVP and Chief Digital
& Growth Officer

Kirke Weaver	2025	676,923	—		1,734,932	550,000	394,560	186,560	3,542,975
EVP, General Counsel	2024	650,000	210,656	(10)	1,457,346	437,496	609,700	158,906	3,524,103
and Corporate Secretary	2023	650,000	210,656	(10)	1,314,174	437,394	445,900	134,569	3,192,693

Kevin Ali (9)	2025	1,088,462	—		10,251,989	3,249,999	—	1,222,846	15,813,296
Former Chief	2024	1,250,000	—		9,160,555	2,749,997	2,512,500	1,444,372	17,117,424
Executive Officer	2023	1,244,231	—		8,260,650	2,749,368	1,837,500	740,523	14,832,272

(1)

The amounts reported in this column represent the grant date fair value of PSUs and RSUs granted in the indicated fiscal year, calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For the 2025 PSUs, assuming the highest level of performance is achieved, the maximum value of these awards as of the grant date would be as follows: Mr. Morrissey—$2,999,963; Mr. Ali—$12,999,968; Mr. Walsh—$3,850,011; Dr. Arjona Ferreira—$2,399,978; Ms. Stahler—$2,199,975; and Mr. Weaver—$2,199,975. See Note 6 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2025 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts. Our 2023 PSUs vest based on our free cash flow (70%) and relative TSR (30%) performance over a three-year performance period. Our 2024 and 2025 PSUs vest based on our free cash flow (50%), relative TSR (25%) and cumulative constant currency revenue (25%) with a circuit breaker for the financial metrics portion of the PSUs based on our two year adjusted EBITDA achievement. The free cash flow and constant currency revenue goals for each year of the performance period of the 2024 and 2025 PSUs are established each year.

(2)

The amounts reported in this column represent the grant date fair value of NQSO awards granted in the indicated fiscal year, calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. See Note 6 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(3)	The amounts reported for 2025 represent cash awards paid to the continuing NEOs under the 2025 AIP.
(4)

The following table summarizes the compensation and benefits included under All Other Compensation in the 2025 Summary Compensation Table that were awarded to, earned by, or paid to the NEOs for the fiscal year ending December 31, 2025.

All Other Compensation

Name	401(k) Plan Company Contributions ($)	U.S. Non-Qualified Savings Plan Company Contributions ($)(a)	Relocation Expenses ($)(b)	Tax Gross-Up ($)(c)	Security Services ($)(d)	Total ($)

Joseph Morrissey	6,490	228,878	—	—	—	235,368
Matthew Walsh	7,789	227,715	—	—	—	235,504
Juan Camilo Arjona Ferreira, M.D.	38,500	118,956	—	—	—	157,456
Rachel Stahler	38,500	109,424	—	—	—	147,924
Kirke Weaver	5,625	180,935	—	—	—	186,560
Kevin Ali	10,817	511,322	207,074	365,515	128,118	1,222,846

(a)

The amounts reported in this column consist of crediting for company (i) matching contributions in 2025 and (ii) retirement contributions for 2025 (with payments made in early 2026 per applicable 401(k) plan rules), that could not be made into the Organon U.S. 401(k) plan due to applicable IRS contribution limits.

(b)

As noted above, due to Mr. Ali’s dual residency in the United States and Switzerland, Mr. Ali received benefits relating to housing costs ($96,977), tax compliance services ($109,646), and miscellaneous costs ($451). These benefits ceased following his resignation as Chief Executive Officer on October 26, 2025.

(c)

As noted above, Mr. Ali received Swiss and U.S. tax gross-up payments in the amount of: (i) $85,526 on 2025 housing and transportation costs; (ii) $5,000 on 2024 housing and transportation costs that were paid in 2025; and (iii) $274,989 in legacy tax equalization payments associated with Merck equity awards issued to him by Merck prior to 2021, which payments were funded by Merck at the time of the spinoff. The benefits received by Mr. Ali were valued on the basis of the aggregate incremental cost to Organon and represent the amount accrued for payment or paid to the executive, as applicable. These benefits ceased following his resignation as Chief Executive Officer on October 26, 2025.

(d)

As noted above, Organon provided certain personal security services to Mr. Ali and his immediate family members in 2025, which included a personal driver and vehicle and residential monitoring costs. The benefits received were valued on the basis of the aggregate incremental cost to Organon and represent the amount accrued for payment or paid to the executive. These benefits ceased following his resignation as Chief Executive Officer on October 26, 2025.

(5)	Numbers rounded to the nearest whole dollar.
(6)	Mr. Morrissey was appointed Interim Chief Executive Officer on October 26, 2025.
(7)	Dr. Arjona Ferreira was not an NEO in 2023.
(8)	Ms. Stahler was not an NEO in 2023 or 2024.
(9)	Mr. Ali resigned as Chief Executive Officer on October 26, 2025.
(10)

Prior to his appointment as an executive officer, Mr. Weaver entered into a retention agreement with the Company in 2022. The retention bonus was paid in two installments in each of June 2023 and 2024.

Executive Compensation

2025 Grants of Plan-Based Awards Table

The following table provides information on the 2025 AIP and the PSUs, RSUs and NQSOs granted in 2025 to the NEOs. The number of shares subject to such awards were determined based on Organon’s stock price on the date of such grant.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock or	All Other Option Awards: Number of securities underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	units (#)	options (#)	Awards ($/Sh)	Awards (1) ($)

	Joseph Morrissey		(2)	—	836,712	1,673,424	—	—	—	—	—	—	—

	3/31/2025	2/3/2025	(3)	—	—	—	—	—	—	50,369	—	—	749,994

	3/31/2025	2/3/2025	(4)	—	—	—	—	—	—	—	247,524	14.89	749,998

	3/31/2025	2/3/2025	(5)				50,369	100,738	201,476	—	—	—	1,615,828

	11/13/2025	10/26/2025	(3)	—	—	—	—	—	—	131,233	—	—	999,995

	Matthew Walsh		(2)	—	740,000	1,480,000	—	—	—	—	—	—	—
	3/31/2025	2/3/2025	(3)	—	—	—	—	—	—	64,640	—	—	962,490
	3/31/2025	2/3/2025	(4)	—	—	—	—	—	—	—	317,656	14.89	962,498
	3/31/2025	2/3/2025	(5)	—	—	—	64,640	129,281	258,562	—	—	—	2,073,682

	Juan Camilo Arjona Ferreira, M.D.		(2)	—	608,000	1,216,000	—	—	—	—	—	—	—

	3/31/2025	2/3/2025	(3)	—	—	—	—	—	—	40,295	—	—	599,993

	3/31/2025	2/3/2025	(4)	—	—	—	—	—	—	—	198,019	14.89	599,998

	3/31/2025	2/3/2025	(5)	—	—	—	40,295	80,591	161,182	—	—	—	1,292,665

	Rachel Stahler		(2)	—	572,000	1,144,000	—	—	—	—	—	—	—

	3/31/2025	2/3/2025	(3)	—	—	—	—	—	—	36,937	—	—	549,992

	3/31/2025	2/3/2025	(4)	—	—	—	—	—	—	—	181,518	14.89	550,000

	3/31/2025	2/3/2025	(5)	—	—	—	36,937	73,875	147,750	—	—	—	1,184,940

	Kirke Weaver		(2)	—	548,000	1,096,000	—	—	—	—	—	—	—

	3/31/2025	2/3/2025	(3)	—	—	—	—	—	—	36,937	—	—	549,992

	3/31/2025	2/3/2025	(4)	—	—	—	—	—	—	—	181,518	14.89	550,000

	3/31/2025	2/3/2025	(5)	—	—	—	36,937	73,875	147,750	—	—	—	1,184,940

	Kevin Ali		(2)	—	1,950,000	3,900,000	—	—	—	—	—	—	—
						3,900,000
	3/31/2025	2/3/2025	(3)	—	—	—	—	—	—	218,267	—	—	3,249,995

	3/31/2025	2/3/2025	(4)	—	—	—	—	—	—	—	1,072,607	14.89	3,249,999

	3/31/2025	2/3/2025	(5)	—	—	—	218,267	436,534	873,068	—	—	—	7,001,994

(1)

The amounts reported represent the grant date fair value associated with the grant of PSU, RSU and NQSO awards during 2025, as computed in accordance with ASC 718. In the case of the PSUs, the grant date fair value is calculated using a Monte Carlo valuation for relative TSR, and for the free cash flow portion, the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 6 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(2)

These amounts represent threshold (for which no values are included because the Talent Committee has the authority to reduce awards to a $0 payout), target and maximum cash award levels set in 2025 under the 2025 AIP. For Mr. Morrissey, his AIP target was increased to 100% of base salary in connection with his appointment as interim CEO in October 2025. The target and maximum amounts were pro-rated based on the mid-year increase for 2025. The amount actually paid to each continuing NEO under the 2025 AIP is reported in the Non-Equity Incentive Plan Compensation column in the 2025 Summary Compensation Table on page 73. Mr. Ali did not receive any 2025 AIP payout due to his resignation.

(3)

Represents RSUs that vest in three substantially equal annual installments on each of the first through third anniversaries of the grant date, subject to the NEO’s continued employment through each applicable vesting date. Mr. Ali’s 2025 RSUs were forfeited in connection with his resignation.

(4)

Represents NQSOs that vest in three substantially equal annual installments on each of the first through third anniversaries of the grant date, subject to the NEO’s continued employment through each applicable vesting date. Mr. Ali’s 2025 NQSOs were forfeited in connection with his resignation.

(5)

Represents PSUs granted to the NEOs in 2025. These PSUs are scheduled to vest on December 31, 2027, subject to the achievement of the applicable performance goals relating to free cash flow, relative TSR and cumulative constant currency revenue over the January 1, 2025 through December 31, 2027 performance period. The number of units subject to the PSU awards may increase during the performance period as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award, and any such additional units will be subject to the same performance-based and service-based vesting conditions as the underlying PSUs. Mr. Ali’s 2025 PSUs were forfeited in connection with his resignation.

Outstanding Equity Awards at 2025 Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each NEO on December 31, 2025.

			Option Awards				Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Joseph Morrissey	5/10/2016		57,177	—	25.98	5/9/2026	—	—	—	—

	5/5/2017		45,039	—	30.40	5/4/2027	—	—	—	—

	5/4/2018		30,810	—	27.44	5/3/2028	—	—	—	—

	5/3/2019		23,765	—	38.01	5/2/2029	—	—	—	—

	5/1/2020		34,967	—	36.91	4/30/2030	—	—	—	—

	5/4/2021		83,764	—	36.11	5/3/2031	—	—	—	—

	8/17/2021		22,321	—	35.38	8/16/2031	—	—	—	—

	3/31/2022		36,375	—	34.93	3/30/2032	—	—	—	—

	3/31/2023	(3)	55,979	27,990	23.52	3/30/2033	—	—	—	—

	3/31/2023	(4)	—	—	—	—	7,795	55,890	—	—
		[3]
	3/29/2024	(3)	39,941	79,884	18.80	3/28/2034	—	—	—	—

	3/29/2024	(5)	—	—	—	—	—	—	58,510	419,517

	3/29/2024	(4)	—	—	—	—	19,504	139,844	—	—

	3/31/2025	(3)	—	247,524	14.89	3/30/2035	—	—	—	—

	3/31/2025	(6)	—	—	—	—	—	—	100,738	722,291

	3/31/2025	(4)	—	—	—	—	50,369	361,146	—	—
		.
	11/13/2025	(4)	—	—	—	—	131,233	940,941	—	—

Matthew Walsh	5/4/2021		193,302	—	36.11	5/3/2031	—	—	—	—
				`
	8/17/2021		44,642	—	35.38	8/16/2031	—	—	—	—

	3/31/2022		71,649	—	34.93	3/30/2032	—	—	—	—

	3/31/2023	(3)	86,513	43,257	23.52	3/30/2033	—	—	—	—

	3/31/2023	(4)	—	—	—	—	12,047	86,377	—	—

	3/29/2024	(3)	61,728	123,457	18.80	3/28/2034	—	—	—	—

	3/29/2024	(5)	—	—	—	—	—	—	90,425	648,347

	3/29/2024	(4)	—	—	—	—	30,142	216,118	—	—

	3/31/2025	(3)	—	317,656	14.89	3/30/2035	—	—	—	—

	3/31/2025	(6)	—	—	—	—	—	—	129,281	926,945

	3/31/2025	(4)	—	—	—	—	64,640	463,469	—	—

Juan Camilo Arjona Ferreira, M.D.	11/7/2023	(4)	—	—	—	—	6,447	46,225	—	—

	3/29/2024	(3)	36,310	72,622	18.80	3/28/2034	—	—	—	—

	3/29/2024	(5)	—	—	—	—	—	—	53,191	381,379

	3/29/2024	(4)	—	—	—	—	17,730	127,124	—	—

	3/31/2025	(3)		198,019	14.89	3/30/2035	—	—	—	—

	3/31/2025	(6)	—	—	—	—	—	—	80,591	577,837

	3/31/2025	(4)	—	—	—	—	40,295	288,915	—	—

Executive Compensation

			Option Awards				Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Rachel Stahler	5/4/2021		70,876	—	36.11	5/3/2031	—	—	—	—

	8/17/2021		22,321	—	35.38	8/16/2031	—	—	—	—

	3/31/2022		33,068	—	34.93	3/30/2032	—	—	—	—

	3/31/2023	(3)	47,073	23,537	23.52	3/30/2033	—	—	—	—

	3/31/2023	(4)	—	—	—	—	6,555	46,999	—	—

	3/29/2024	(3)	33,587	67,175	18.80	3/28/2034	—	—	—	—

	3/29/2024	(5)	—	—	—	—	—	—	49,202	352,778

	3/29/2024	(4)	—	—	—	—	16,401	117,595	—	—

	3/31/2025	(3)		181,518	14.89	3/30/2035	—	—	—	—

	3/31/2025	(6)	—	—	—	—	—	—	73,875	529,684

	3/31/2025	(4)	—	—	—	—	36,937	264,838	—	—

Kirke Weaver	5/4/2018		18,486	—	27.44	5/3/2028	—	—	—	—

	5/3/2019		19,606	—	38.01	5/2/2029	—	—	—	—

	5/1/2020		25,748	—	36.91	4/30/2030	—	—	—	—

	5/4/2021		28,996	—	36.11	5/3/2031	—	—	—	—

	3/31/2023	(3)	44,528	22,265	23.52	3/30/2033	—	—	—	—
				1
	3/31/2023	(4)	—	—	—	—	6,201	44,461	—	—

	3/29/2024	(3)	31,771	63,544	18.80	3/28/2034	—	—	—	—

	3/29/2024	(5)	—	—	—	—	—	—	46,542	333,706

	3/29/2024	(4)	—	—	—	—	15,514	111,235	—	—
		[3]
	3/31/2025	(3)	—	181,518	14.89	3/28/2035	—	—	—	—

	3/31/2025	(6)	—	—	—	—	—	—	73,875	529,684

	3/31/2025	(4)	—	—	—	—	36,937	264,838	—	—

Kevin Ali(7)	5/10/2016		38,120	—	25.98	1/25/2026	—	—	—	—

	5/5/2017		72,063	—	30.40	1/25/2026	—	—	—	—

	5/4/2018		77,028	—	27.44	1/25/2026	—	—	—	—

	5/3/2019		59,413	—	38.01	1/25/2026	—	—	—	—

	5/1/2020		63,578	—	36.91	1/25/2026	—	—	—	—

	5/4/2021		515,471	—	36.11	1/25/2026	—	—	—	—

	8/17/2021		133,928	—	35.38	1/25/2026	—	—	—	—

	3/31/2022		198,412	—	34.93	1/25/2026	—	—	—	—

	3/31/2023		279,898	—	23.52	1/25/2026	—	—	—	—

	3/29/2024		199,709	—	18.80	1/25/2026	—	—	—	—

(1)	The market value of shares or units of stock that have not vested reflects a stock price of $7.17, our closing stock price on December 31, 2025.
(2)	The PSU awards are reflected at target performance for the 2024 and 2025 PSUs based on the trending performance level achieved at fiscal year-end December 31, 2025.
(3)

This NQSO vests in three substantially equal annual installments on each of the first through third anniversaries of the grant date, subject to the NEO’s continued employment through each applicable vesting date.

(4)

These RSUs vest in three substantially equal annual installments on each of the first through third anniversaries of the grant date, subject to the NEO’s continued employment through each applicable vesting date.

(5)

These PSUs are scheduled to vest on December 31, 2026, subject to the achievement of the applicable performance goals relating to free cash flow, relative TSR and cumulative constant currency revenue over the January 1, 2024, through December 31, 2026 performance period.

(6)

These PSUs are scheduled to vest on December 31, 2027, subject to the achievement of the applicable performance goals relating to free cash flow, relative TSR and cumulative constant currency revenue over the January 1, 2025, through December 31, 2027 performance period.

(7)

Mr. Ali’s previously outstanding unvested RSUs and PSUs were forfeited in connection with his resignation. His vested NQSOs remained exercisable until January 25, 2026 pursuant to the terms of the award agreements.

2025 Option Exercises and Stock Awards Vested Table

The table below shows the aggregate number of shares of Organon common stock acquired during 2025 upon the vesting of RSU and PSU awards. None of the NEOs exercised any NQSOs during 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Joseph Morrissey	56,824	607,190

Matthew Walsh	89,489	968,218

Juan Camilo Arjona Ferreira, M.D.	26,830	321,913

Rachel Stahler	48,052	515,389

Kirke Weaver	49,487	557,846

Kevin Ali	109,204	1,798,607

(1)

For all NEOs except Dr. Arjona Ferreira and Mr. Ali, includes the payout of their 2023 PSU awards for which the performance period ended on December 31, 2025, but were not settled until February 2026, following the Talent Committee's certification of the final achievement of the performance metrics in February 2026.

(2)	Includes accrued dividend equivalents that were paid in cash at the time of vesting.

2025 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Joseph Morrissey	—	228,878	169,590		1,090,170

Matthew Walsh	—	227,715	166,630		1,104,013

Juan Camilo Arjona Ferreira, M.D.	—	118,956	21,865	4,106	187,297

Rachel Stahler	—	109,424	65,521		469,489

Kirke Weaver	—	180,935	40,147		627,978

Kevin Ali	—	511,322	247,108		2,167,168

(1)

These amounts are included in the “All Other Compensation” column in the 2025 Summary Compensation Table on page 73. The amounts reported in this column consist of crediting for company (i) matching contributions in 2025 and (ii) retirement contributions earned in 2025 (with payments made in early 2026 per applicable plan rules), that could not be made into the Organon U.S. 401(k) plan due to applicable IRS contribution limits.

(2)

The aggregate balance for each NEO includes the following amounts that were previously included as prior year compensation in the Summary Compensation Tables: (i) for Mr. Morrissey, $530,762, (ii) for Mr. Walsh, $573,769, (iii) for Dr. Arjona Ferreira, $49,469, (iv) for Mr. Weaver, $119,719, and (v) for Mr. Ali, $1,297,776. Mr. Weaver and Ms. Stahler were not previously reported as NEO in prior years and therefore has no amounts previously reported in the Summary Compensation Table.

Narrative to 2025 Nonqualified Deferred Compensation Table

We maintain a non-qualified savings plan (the “NQ Savings Plan”) for certain of our employees on U.S. payroll, including each of our NEOs. Under the NQ Savings Plan, participants receive credits equal to the Company

Executive Compensation

contributions, consisting of employer matching contributions of up to 4.5% of participants’ eligible compensation and retirement contributions ranging between 4.5% and 10% of participants’ eligible compensation based on their age and service, that a participant would have received under Organon’s U.S. 401(k) plan but for the contribution and compensation limitations imposed by the Internal Revenue Code.

Participants are generally permitted to choose from the mutual funds available for investment under Organon’s U.S. 401(k) plan for purposes of determining the imputed gains, and losses applicable to their NQ Savings Plan accounts. The NQ Savings Plan is unfunded. Participants may specify the timing of initiating the payment of their accounts by choosing either a specified payment date (up to 10 years) or electing payment upon separation from service, and in either case may elect to receive their accounts in a lump sum or in annual installments over a period of up to 10 years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election.

Potential Payments Upon Termination or Change in Control

In connection with the spinoff, Organon adopted the Severance Plan. The Severance Plan provides payments and benefits to certain eligible members of Organon’s management team, including each of the NEOs, in the event of a termination of employment without cause (as defined in the Severance Plan). Payments and benefits under the Severance Plan are conditioned upon execution of a release of claims, which may contain restrictive covenants, and include (i) a lump sum cash payment in an amount equal to 1.0 times (or 2.0 times in the case of the CEO) the sum of the executive officer’s annual base salary and target annual cash incentive opportunity, (ii) with respect to a termination of employment that occurs between June 30th and December 31st of the calendar year, a pro-rata annual cash incentive payment based on the executive officer’s target incentive opportunity for the year of termination and (iii) subsidized medical and dental coverage (and continuation of basic life insurance coverage) for up to 12 months (or 24 months of medical and dental and 18 months of basic life insurance in the case of the Interim CEO); provided, that with respect to participants who were previously employed by Merck or any of its subsidiaries immediately prior to the spinoff, (A) the amount described in clause (i) will be no less than a certain number of weeks’ worth of base salary determined based on the participant’s number of years of continuous service with Merck and Organon as of the termination date and (B) if such participants have 20 or more complete years of continuous service with Merck and Organon, then they will be eligible to receive the subsidized medical and dental coverage described in clause (iii) for up to 78 weeks. The Severance Plan does not provide for any payments or benefits upon a termination for cause or any resignation of an eligible employee’s employment. Furthermore, severance payments and benefits are subject to forfeiture in the event an employee breaches any obligations of his or her terms and conditions of employment or makes any false or misleading statements about Organon or any of its affiliates or their products, officers or employees to competitors, customers, potential customers or to current employees or former employees.

In addition to the Severance Plan, Organon also adopted the CIC Severance Plan. The CIC Severance Plan provides “double trigger” severance payments and benefits to eligible employees, including the executive officers, in the event of a termination of employment without cause or a resignation for good reason (each as defined in the CIC Severance Plan) during the two-year period following a change in control (as defined in the CIC Severance Plan). Payments and benefits under the CIC Severance Plan are conditioned upon execution of a release of claims and include (i) a lump sum cash payment in an amount equal to 2.0 times the sum of the executive officer’s annual base salary and target annual cash incentive opportunity, (ii) a pro-rata annual cash incentive payment based on the executive officer’s target incentive opportunity for the year of termination, and (iii) a lump sum cash payment intended to offset the costs of continued medical and dental coverage for up to 24 months.

Under the terms of the Severance Plan and the CIC Severance Plan, if the payments and benefits to an NEO under the Severance Plan, CIC Severance Plan or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount.

Mr. Ali resigned as our Chief Executive Officer on October 26, 2025. In connection with such resignation, Mr. Ali was not entitled to receive a payout under the 2025 AIP or to any severance or equity-related retirement benefits. His unvested RSU and PSU awards were forfeited upon his resignation and his vested stock options remained exercisable until January 25, 2026 in accordance with the terms of such awards.

The table below sets forth Organon’s payment obligations pursuant to the terms of the Severance Plan or CIC Severance Plan, as applicable, under the circumstances described below, assuming each NEO’s employment had been terminated on December 31, 2025. For a description of the value of stock-based awards held by the NEOs that are subject to vesting upon a termination of employment, see the subsection titled “Accelerated Vesting of Stock-Based Awards” below.

Name	Type of Payment or Benefit(1)	Termination Without Cause ($)		Termination Without Cause or Resignation For Good Reason in Connection With Change in Control ($)

Joseph Morrissey	Severance Pay	4,000,000	(2)	4,000,000	(5)

	Pro-Rated Annual Incentive(3)	1,000,000		1,000,000

	Welfare Benefits Continuation(4)	53,080		59,806

Matthew Walsh	Severance Pay	1,665,000	(2)	3,330,000	(5)

	Pro-Rated Annual Incentive(3)	740,000		740,000

	Welfare Benefits Continuation(4)	39,237		88,190

Juan Camilo Arjona Ferreira, M.D.	Severance Pay	1,368,000	(2)	2,736,000	(5)

	Pro-Rated Annual Incentive(3)	608,000		608,000

	Welfare Benefits Continuation(4)	39,055		88,214

Rachel Stahler	Severance Pay	1,287,000	(2)	2,574,000	(5)

	Pro-Rated Annual Incentive(3)	572,000		572,000

	Welfare Benefits Continuation(4)	37,457		83,384

Kirke Weaver	Severance Pay	1,549,154	(2)	2,466,000	(5)

	Pro-Rated Annual Incentive(3)	548,000		548,000

	Welfare Benefits Continuation(4)	58,451		88,214

(1)

Under the terms of the Severance Plan and the CIC Severance Plan, if the payments and benefits to an NEO under the Severance Plan, CIC Severance Plan or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Severance Plan or the CIC Severance Plan.

(2)

This amount represents a cash payment in an amount equal to 2.0 times the sum of the executive officer’s annual base salary and target annual cash incentive opportunity for Mr. Morrissey. With respect to Mr. Walsh, Ms. Stahler, and Dr. Arjona Ferreira, this amount represents 1.0 times annual base salary and target annual incentive opportunity. With respect to Mr. Weaver, this amount represents 76 weeks’ base salary and target annual incentive opportunity.

(3)

Represents a pro-rata annual cash incentive payment based on the NEO’s target incentive opportunity for the year of termination. Amounts reported in this row have not been pro-rated, as this table assumes that the NEO’s employment was terminated on December 31, 2025.

Executive Compensation

(4)

Represents the incremental cost of subsidized medical and dental coverage for (i) with respect to a termination without cause, 24 months for Mr. Morrissey (except for his basic life insurance coverage, which is 18 months), 18 months for Mr. Weaver, and 12 months for Mr. Walsh, Ms. Stahler and Dr. Arjona Ferreira and (ii) with respect to a termination without cause or resignation for good reason within two years following a change in control, 24 months for all NEOs.

(5)	Represents a cash payment in an amount equal to 2.0 times the sum of the NEO’s annual base salary and target annual cash incentive opportunity.

Accelerated Vesting of Stock-Based Awards

The table below sets forth the value of Organon’s obligations upon the vesting of the stock-based awards held by our NEOs as described below and assumes that the triggering event took place on December 31, 2025.

Name	Type of Payment or Benefit	Involuntary Termination (not for poor performance)/ Termination Without Cause/Retirement ($)(1)(4)	Death/Disability ($)(1)(4)	Sale ($)(2)(4)	Involuntary Termination Following a Change in Control ($)(3)(4)

Joseph Morrissey	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	400,137	400,137	519,767	1,216,894

	RSU Accelerated Vesting	252,104	252,104	676,520	1,497,820

Matthew Walsh	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	576,227	576,227	761,111	1,689,750

	RSU Accelerated Vesting	301,365	301,365	524,926	765,964

Juan Camilo Arjona Ferreira, M.D.	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	346,206	346,206	454,959	1,026,818

	RSU Accelerated Vesting	182,331	182,331	420,325	544,855

Rachel Stahler	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	319,173	319,173	419,772	944,953

	RSU Accelerated Vesting	167,181	167,181	289,878	429,433

Kirke Weaver	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	308,295	308,295	403,455	922,742

	RSU Accelerated Vesting	161,773	161,773	279,020	420,535

(1)

Under the terms of the applicable award agreements, upon the NEO’s involuntary termination (not for poor performance), termination without cause, retirement, death, or disability, a pro-rated portion of the NQSO, RSU, and PSU awards will vest based upon actual performance. With respect to the RSUs and PSUs granted to Mr. Morrissey in 2026 (which are not included in the table above), if such involuntary termination occurs after the appointment of a non-interim CEO and he is not appointed to such role, (i) his full RSU award will remain outstanding and be settled in accordance with its original vesting schedule, and (ii) his full PSU award will remain outstanding and eligible to vest based upon actual performance.

(2)

Under the terms of the applicable award agreements, upon a termination of the NEO’s employment following a sale of the subsidiary, division or joint venture of the entity by whom the NEO is employed, (i) the award will vest with respect to one-third of the shares subject to the award, in the case of a termination less than one year following the grant date, and (ii) the award will vest in full upon such termination of employment, in the case of a termination that occurs on or after the one-year anniversary of the grant date, in each case, based upon actual performance with respect to PSU awards.

(3)

Under the terms of the applicable award agreements, the award will fully vest upon an involuntary termination of the NEO’s employment prior to the second anniversary of the closing of a change in control. PSU awards are converted to time-based RSU awards upon a change in control, based on target performance.

(4)

Amounts in this table have been calculated based on a stock price of $7.17, our closing stock price on December 31, 2025. For PSU awards which vest based on actual performance, amounts reflect the trending performance level achieved as of December 31, 2025.

CEO Pay Ratio

Introduction

The following is a disclosure of (1) total annual compensation for Mr. Morrissey, who served as our Interim CEO on the date we identified our median employee, (2) the total annual compensation of our median employee, determined from our global employee population, excluding Mr. Morrissey and (3) the ratio of those two numbers. Under the SEC rules, companies may identify the median total annual compensation using a wide variety of methods including reasonable assumptions and estimations. Therefore, the pay ratio reported by other companies may not be comparable to Organon’s pay ratio below. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the company’s performance against the pre-established performance goals. During 2025, Organon had two individuals who served as CEO. With respect to the annual total compensation of Mr. Morrissey for these calculations, we annualized the total compensation reported for Mr. Morrissey in the “Summary Compensation Table” as if Mr. Morrissey received his interim CEO level of base salary, annual cash bonus, 401(k) and non-qualified savings plan benefits for the full year. Using this calculation, Mr. Morrissey’s total annualized compensation was $6,097,395.

Median Total Annual Compensation

We used base salary as of December 1, 2025, to identify the employee with the median total annual compensation (excluding Mr. Morrissey). For this purpose, we annualized base salary for all full- and part-time employees (excluding Mr. Morrissey) hired after January 1, 2025, and employed as of December 1, 2025. We converted foreign currency to USD based on the spot foreign exchange rate as of December 1, 2025.

Exemptions

Total Employees Before and After De Minimis Exemption

Organon’s employee population as of December 1, 2025, included 1,501 employees (15%) in the United States and 8,687 employees (85%) outside the United States. After excluding 509 employees in 18 countries, as detailed in the table below (up to the 5% limit allowable under the SEC disclosure rules), we identified our median employee from a group of approximately 9,679 employees globally.

Excluded Under De Minimis Exemption

Country	Number of Employees	Country	Number of Employees

Algeria	17	Latvia	1
Bahrain	3	Lithuania	1
Bosnia and Herzegovina	1	Malaysia	109
Cyprus	2	North Macedonia	3
Dominican Republic	2	Oman	4
Egypt	96	Philippines	29
Estonia	1	Serbia	16
Hungary	17	Blovakia	3
Indonesia	193	Ukraine	11
		Total	509

The Ratio

The total annual compensation of our median employee, calculated in the same manner as we calculate total annual compensation for purposes of the Summary Compensation Table, was $77,368. The total annualized compensation for our Interim CEO, adjusted from 2025 Summary Compensation Table, was $6,097,395. A reasonable estimation of the ratio of our Interim CEO’s compensation to our median employee’s compensation is 79 to 1.

Pay vs. Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between compensation of our chief executive officer (“CEO” as used in the tables) and other named executive officers (“other NEOs”) and certain financial performance measures of Organon. For further information on Organon’s pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, refer to the CD&A section of this proxy statement.

Pay vs. Performance Table

					Average Summary		Value of Initial Fixed $100 Investment Based On:

Year	Summary Compen- sation Table Total for First CEO(1)(2) ($)	Summary Compen- sation Table Total for Second CEO(1)(2) ($)	Compen- sation Actually Paid for First CEO(1)(3) ($)	Compen- sation Actually Paid to Second CEO(1)(3) ($)	Compen- sation Table Total for Other NEOs(1)(2) ($)	Average Compen- sation Actually Paid to Other NEOs(1)(3) ($)	Total Share- holder Return(4) ($)	Peer Group Total Share- holder Return(4) ($)	Net Income ($M)(5)	Adjusted EBITDA ($M)(6)

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	5,772,848	15,813,296	2,730,555	(9,838,163)	4,150,821	1,335,305	23.68	156.36	187	1,862

2024		17,117,424		16,377,730	4,418,474	4,221,915	48.05	129.75	864	2,109

2023		14,832,272		(553,768)	4,067,136	761,713	43.71	126.39	1,023	2,000

2022		13,532,980		11,727,234	4,131,865	3,726,599	79.65	120.52	917	2,232

2021		18,550,737		14,257,800	5,306,233	4,039,153	83.72	114.88	1,351	1,441

(1)

First CEO refers to Joseph Morrissey, our current Interim CEO, who became our Interim CEO on October 26, 2025. Second CEO refers to Kevin Ali who served as the Company’s CEO beginning in 2021 through October 26, 2025. The Company’s other NEOs for the applicable years were as follows:

Year	Other NEOs

2025	Matthew Walsh, Juan Camilo Arjona Ferreira, M.D., Rachel Stahler, Kirke Weaver

2024	Matthew Walsh, Susanne Fiedler, Joseph Morrissey, Juan Camilo Arjona Ferreira, M.D.

2023	Matthew Walsh, Susanne Fiedler, Joseph Morrissey, Kirke Weaver, Sandra Milligan, M.D.

2022	Matthew Walsh, Susanne Fiedler, Sandra Milligan, M.D., Joseph Morrissey

2021	Matthew Walsh, Susanne Fiedler, Sandra Milligan, M.D., Deborah Telman

(2)

The amounts reported in this column represent the (i) total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Ali, (ii) total compensation reported in the Summary Compensation Table for 2025 in the case of Mr. Morrissey, and (iii) average of the total compensation reported in the Summary Compensation Table for the applicable year for our other NEOs, as a group.

(3)

To calculate compensation actually paid (“CAP”), shown in columns (c) and (e), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Morrissey and Mr. Ali in 2025, and for the average of the other NEOs for 2025 is set forth in the following table. For prior year reconciliations, please refer to the Pay vs Performance section of our prior proxy statements. Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

Reconciliation from Summary Compensation Table to Compensation Actually Paid

	First CEO(d)	Second CEO(d)	Other NEO Average(d)

	2025	2025	2025

Summary Compensation Table Total(a)	$5,772,848	$15,813,296	$4,150,821

Less: Reported Fair Value of Equity Awards(b)	$4,115,815	$13,501,988	$2,765,297

Add: Year-End Fair Value of Equity Awards Granted in the Year that were Outstanding and Unvested as of Year-End(c)	$2,391,567	$—	$1,287,430

Add: Change in Fair Value (from Prior Year-End to Vesting Date) of Equity Awards Granted in Prior Years that Vested in the Year(c)	$(269,662)	$(98,848)	$(248,417)

Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years(c)	$(1,081,636)		$(1,120,235)

Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$33,253	$(689,717)	$31,002

Less: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Faile to Meeting Vesting Conditions	$—	$11,360,906	$—

Compensation Actually Paid	$2,730,555	$(9,838,163)	$1,335,305

(a)	Represents “Total Compensation” as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(b)	Represents the aggregate grant date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the indicated year.
(c)

In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured starting with the date that Organon’s common stock became publicly traded in June 2021, and subsequently as of each vesting date and as of the end of the indicated fiscal year, as applicable.

For options, a lattice valuation model was used to estimate the fair value as of the various measurement dates. For market-based restricted stock units, fair values were estimated using a Monte Carlo simulation model. The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the options granted on or between March 31, 2022 and March 31, 2025 used an expected term between 6.75 – 7.84 years in 2025, as compared to an expected life of 5.89 years used to calculate the grant date fair value of such awards, and a dividend yield between 1.1% and 7.4% in 2025, as compared to a yield between 3.1% - 7.4% used to calculate the grant date fair value of the awards, (ii) for the 2023 performance awards that vest based on a Free Cash Flow metric and the 2024 and 2025 performance awards that vest based on a Cumulative Constant Currency Revenue metric, the PSU awards assumed a payout below target at the end of 2025 as compared to the grant date fair value calculations which assumed a payout at target, and (iii) for the 2024 and 2025 performance awards that vest based on a Free Cash Flow metric, the PSU awards assumed a payout above target at the end of 2025 as compared to the grant date fair value calculations which assumed a payout at target. For more information, see “Stock-Based Compensation Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.

(d)	See footnote 1 above for details regarding the First CEO, Second CEO and other NEOs included in the average for the indicated year.

(4)

The amounts reflect the cumulative total shareholder return of Organon common stock (column (f)) and the NYSE Arca Pharmaceutical Index (column (g)) at the end of each fiscal year. In each case, the comparison assumes an initial investment of $100 on June 3, 2021 (the day on which regular-way trading of Organon common stock commenced) in our common stock, and reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance. Because we were not an independent company prior to the spinoff, we have assumed a $100 investment as of the first day of regular trading of our stock following the spinoff.

(5)	The dollar amounts reported represent the net income reflected in Organon’s audited financial statements for the applicable year.
(6)

While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in Organon’s assessment, represents the most important performance measure used to link compensation actually paid to NEOs to the Company’s performance in 2025. See Appendix A of this proxy statement for a reconciliation of 2025 Adjusted EBITDA used for purposes of determining the AIP, a non-GAAP measure, to the most directly comparable GAAP measure. The 2025 Adjusted EBITDA reported within this table differs from the Adjusted EBITDA amount reported in our fiscal year end 2025 earnings release filed with the SEC on February 24, 2026, because the Adjusted EBITDA reported herein was adjusted to exclude the impact of foreign currency exchange rates and certain business development expenses. The amount reported for 2021 ($1.441B) represents the Adjusted EBITDA for the post-spinoff period from June to December 2021.

Pay vs. Performance

Pay vs. Performance Table Discussion and Analysis

In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table above.

Relationship Between Compensation Actually Paid (CAP) to CEOs and Average CAP to Other NEOs vs. Cumulative TSR of Company and the Peer Group

The following chart shows the relationship between CAP to our CEOs and average CAP to our other NEOs, and Organon’s TSR, as well as the relationship between Organon’s TSR and the TSR of our peer group (the NYSE Arca Pharmaceutical Index). We believe the CAP amounts reported above, both on an annual and cumulative basis, reflect the Talent Committee’s emphasis on “pay-for-performance”. CAP fluctuated year-over-year primarily as a result of changes in our stock performance, which affects the fair value of equity awards, and varying levels of achievement against pre-established performance goals. As described in greater detail in the CD&A, our executive compensation program is designed to align executive compensation with the achievement of our financial objectives and long-term shareholder value creation.

Relationship Between CAP to CEOs and Average CAP to Other NEOs vs. Net Income and Adjusted EBITDA

The following chart shows the relationship between CAP to our CEOs and average CAP to our other NEOs, and Organon’s Net Income and Adjusted EBITDA. Organon does not currently utilize Net Income as a metric in any of our incentive programs for our CEOs and other NEOs. Meanwhile, Adjusted EBITDA is a component of the AIP and our performance against Adjusted EBITDA goals impacts the value of CAP. However, due to our spinoff from Merck in June 2021, the movement in our Adjusted EBITDA from a seven-month post-spinoff period in 2021 to a full year in 2022 is not necessarily aligned with the aggregate CAP value. As required under SEC rules, CAP reflects the change in fair value of the equity awards granted to our CEOs and other NEOs through the vesting date and fiscal year-end date, which is most greatly influenced by changes in our stock price, and may not correlate to our Net Income or Adjusted EBITDA performance in a given year.

(1)	2021 Adjusted EBITDA of $1,441M used for purposes of determining the AIP awards only reflects the post-spinoff period from June to December 2021.

Most Important Company Performance Measures for Determining Executive Compensation

Below is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link CAP to the NEOs for 2025. Please see the CD&A (beginning on page 51) for a further description of these metrics and how they are used in the Company’s executive compensation program, including the AIP and 2025 PSUs:

• Adjusted EBITDA

• Constant Currency Revenue

• Relative TSR

Equity Compensation Plan Information

The following table summarizes information about Organon’s equity compensation plans as of the close of business on December 31, 2025 (prior to giving effect to the proposed amendment and restatement of the Company's 2021 Incentive Stock Plan as set forth in Proposal 3 below). The table does not include information about tax qualified plans such as the Organon U.S. 401(k) plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(#)

Equity compensation plans approved by security holders(1)	18,589,703	(2)	27.30	(3)	18,873,905

Equity compensation plans not approved by security holders	—		—		—

Total	18,589,703		27.30		18,873,905

(1)	Reflects NQSOs, PSUs (assumed payout at 100% of target), and RSUs granted under the Organon & Co. 2021 Incentive Stock Plan, as amended and restated.
(2)

Includes RSU awards which may be settled in cash or shares at the Company’s discretion. Historically, settlement has been made in cash, with no shares deducted from the plan’s share reserve upon grant or settlement.

(3)	PSUs and RSUs are excluded when determining the weighted-average exercise price of outstanding options, warrants, and rights.

Proposal 3 Approval of an Amendment and Restatement of the Organon & Co.

2021 Incentive Stock Plan

We are asking our shareholders to approve an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan that will increase the shares of common stock available for issuance thereunder by 8,000,000 shares (the “Amended and Restated 2021 ISP”).

We believe that cash and stock-based incentives play an important role in attracting, retaining and motivating key talent and align employee incentives with long-term shareholder value. The number of shares originally authorized for issuance under the original 2021 Incentive Stock Plan (the “Original ISP”) approved by the Board of Directors and sole shareholder of the Company in May 2021 was 35,000,000. In June 2025, shareholders approved an amendment and restatement of the Original ISP, which among other things, increased the share reserve by an additional 7,800,000 shares (the plan, as previously amended and restated, the “2025 A&R ISP”). As of April 14, 2026, 6,875,054 shares remained available for grant under the 2025 A&R ISP, which is the only plan Organon maintains to grant equity-based compensation to its executive officers and other employees.

On April 14, 2026, based on the recommendation of the Talent Committee, the Board approved the Amended and Restated 2021 ISP and directed that it be submitted for shareholder approval at the 2026 Annual Meeting. If shareholder approval is obtained, the Amended and Restated 2021 ISP will become effective on June 9, 2026 (the “Effective Date”). If not approved, we will continue to operate under the terms of the 2025 A&R ISP, but we expect that the 2025 A&R ISP’s remaining share reserve will not be sufficient to cover future year equity awards to Organon’s employees.

The complete text of the Amended and Restated 2021 ISP is set forth in Appendix B to this Proxy Statement. The summary of the Amended and Restated 2021 ISP set forth herein is qualified in its entirety by Appendix B.

Potential Dilution and Burn Rate

Our Board of Directors and Talent Committee are committed to using equity awards prudently. When considering the number of shares of common stock to add to the Amended and Restated 2021 ISP, the Talent Committee considered, among other things, the potential dilution to current shareholders as measured by burn rate and overhang.

Burn Rate. Our burn rate is equal to the total number of securities granted under the 2025 A&R ISP during the applicable fiscal year divided by the weighted average number of securities outstanding during the year. As outlined in the table below, Organon’s three-year average burn rate as of December 31, 2025 was approximately 3.07%.

Proposal 3 Approval of an Amendment and Restatement of the Organon & Co. 2021 Incentive Stock Plan

Year	Options Granted	RSUs Granted(1)	PSUs Granted(2)	Weighted Average Common Shares Outstanding	Burn Rate

2025	2,586,629	5,870,192	1,052,717	259,495,000	3.66%
2024	1,503,263	5,237,660	734,038	257,046,000	2.91%
2023	1,124,040	5,089,670	636,064	255,239,000	2.65%
Average Three-Year Burn Rate (2023-2025)					3.07%

(1)

The 2024 and 2025 numbers differ from the amounts reported in Note 6 to the Audited Financial Statements included in our Form 10-K for the fiscal years ended December 31, 2024 and December 31, 2025, respectively. The amounts reported in Note 6 includes RSU awards granted in 2024 and 2025 that will be settled in cash upon vesting.

(2)

Reflects PSUs granted at target for each year. The 2024 and 2025 numbers differ from the reported number in Note 6 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2024 and December 31, 2025. The numbers reported in Note 6 represent only rTSR portion of 2024 and 2025 PSU awards, as both Free Cash Flow and Constant Currency Revenue portions were excluded because the grant date criteria in ASC718 were not met as of December 31 of each year.

Share Overhang. We calculate overhang as the total shares available for grant, divided by the sum of the total shares outstanding, the number of equity awards outstanding and the total number of shares available for grant under our plan. As of April 14, 2026, we had 26,849,554 shares of common stock subject to outstanding equity awards and a total of 6,875,054 shares available for future equity awards under the 2025 A&R ISP, resulting in a total share overhang of approximately 2.3%. If the Amended and Restated 2021 ISP is approved, the additional 8,000,000 shares would increase our overhang by 2.7% to approximately 5.0%.

Outstanding Awards and Available Shares

The following table provides additional information about the aggregate outstanding equity awards under the 2025 A&R ISP without giving effect to the proposed amendment and restatement (unless otherwise stated). All information is as of April 14, 2026.

Number of shares subject to outstanding full value awards	20,968,267
Number of shares subject to outstanding options	5,881,287
Weighted average exercise price of outstanding options	$26.31
Weighted average remaining term of outstanding options	6.17
Number of shares subject to RSUs	18,122,194
Number of shares subject to PSUs (assuming target performance)	2,846,073
Shares remaining available for grant (prior to amendment)	6,875,054
Shares remaining available for grant (after giving effect to the Amended and Restated 2021 ISP)	14,875,054
Shares of common stock outstanding	262,600,862

As of April 14, 2026, the closing price of our common stock was $8.70 per share as reported on the New York Stock Exchange.

Description of the Amended and Restated 2021 ISP

Purpose. The purpose of the Amended and Restated 2021 ISP is to encourage employees of Organon, its subsidiaries, its affiliates and its joint ventures to acquire common stock in Organon, and to allow such individuals to have a greater personal financial interest in Organon through the ownership of, or the right to acquire, our common stock and to earn cash incentives based on the achievement of performance goals, which in turn will stimulate such individuals’ efforts on the Company’s behalf and maintain and strengthen their desire to remain with the Company.

Under the Amended and Restated 2021 ISP, Organon may grant different types of equity awards, including stock options, stock appreciation rights, restricted stock, performance awards, share awards, phantom stock awards (including restricted stock units), and cash-based awards. The grant, vesting, exercise and settlement of awards granted under the Amended and Restated 2021 ISP may be subject to the satisfaction of time- or performance-based conditions, as determined at or after the date of grant of an award under the Amended and Restated 2021 ISP.

Shares Available for Awards. The maximum aggregate number of shares of our common stock that may be issued under the Amended and Restated 2021 ISP will not exceed 50,800,000. The Amended and Restated 2021 ISP also limits the number of shares of common stock available for grant in the form of incentive stock options to 50,800,000.

Shares that are subject to awards that are settled in cash, terminate, expire, or are canceled or forfeited, or are tendered or withheld to satisfy the payment of any tax withholding obligations on an award other than a stock option or stock appreciation right, do not reduce the shares available for issuance under the Amended and Restated 2021 ISP and would not be counted for purposes of the limits above. However, from and after June 10, 2025, the following are counted against the above limits and reduce the plan’s share reserve: (1) shares tendered or withheld in payment of all or part of the exercise price of a stock option; (2) shares tendered or withheld by to satisfy all or part of the tax withholding obligation on a stock option or stock appreciation right; and (3) shares not issued upon exercise of all or a portion of a stock appreciation right that is settled in shares.

In the event of any change in corporate structure that affects our outstanding common stock (e.g., a reorganization, recapitalization, reclassification, stock split or reverse stock split, stock dividend, extraordinary cash dividend, combination or exchange of shares, repurchase of shares, merger, consolidation, rights offering, spinoff, split off, split up, change in corporate structure, or other similar event), our Talent Committee will make equitable adjustments including adjustments to the share limits described above, the number and type of shares subject to outstanding awards, and the purchase or exercise price of outstanding awards.

Eligibility. Only employees of Organon or its subsidiaries, affiliates and joint ventures are eligible to receive awards under the Amended and Restated 2021 ISP. As of April 1, 2026, a total of approximately 1,050 employees were eligible to be selected to participate in the Amended and Restated 2021 ISP.

Administration. Our Talent Committee or any designated subcommittee thereof has the authority to administer the Amended and Restated 2021 ISP, including the authority to select the persons who receive awards, determine the number of shares subject to the awards and establish the terms and conditions of the awards, consistent with the terms of the Amended and Restated 2021 ISP. Our Talent Committee may specify the circumstances under which the exercisability or vesting of awards may be accelerated or whether awards or amounts payable under awards may be deferred. Our Talent Committee may waive or amend the terms of an award, consistent with the terms of the Amended and Restated 2021 ISP, but unless approved by our shareholders, may not (a) lower the exercise price of a stock option or stock appreciation right, (b) cancel a stock option or stock appreciation right when the exercise price per share exceeds the fair market value of a share of common stock in exchange for cash or another award, or (c) take any other action with respect to a stock option or stock appreciation right that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.

Proposal 3 Approval of an Amendment and Restatement of the Organon & Co. 2021 Incentive Stock Plan

Our Talent Committee has the authority to construe and interpret the Amended and Restated 2021 ISP and establish rules for the administration of the Amended and Restated 2021 ISP and any agreement or instrument relating to the Amended and Restated 2021 ISP. Our Talent Committee may delegate its powers and duties under the Amended and Restated 2021 ISP to one or more officers of the Company or one of its subsidiaries, except that only our Talent Committee has authority to grant and administer awards to executive officers.

Amendment; Termination. Our Board of Directors may discontinue the Amended and Restated 2021 ISP at any time and may from time to time amend or revise the terms of the Amended and Restated 2021 ISP as permitted by applicable statutes, except that it may not, without the consent of the participants affected, revoke or alter outstanding awards in a manner that is materially unfavorable to the award holders, nor may the Board of Directors amend the Amended and Restated 2021 ISP without shareholder approval where the absence of such approval would cause the Amended and Restated 2021 ISP to fail to comply with applicable law or listing standards to which we are subject. No incentive stock options may be granted under the Amended and Restated 2021 ISP following April 14, 2036.

Transfer Restrictions. The rights of a participant to any award granted under the Amended and Restated 2021 ISP are exercisable during the participant’s lifetime only by the participant and generally are not transferable other than by will or the laws of descent and distribution. The Talent Committee may, however, permit other transferability, subject to any conditions and limitations that it imposes.

Clawback; Recoupment. Awards under the Amended and Restated 2021 ISP are subject to all clawback and recoupment policies adopted by the Company from time to time, including, without limitation, the Company’s Compensation Recoupment Policy and the Company’s Dodd-Frank Policy on Recoupment of Incentive Compensation, as each may be amended.

Tax Consequences of Awards. The following is a brief summary of the principal United States federal income tax consequences of awards and transactions under the Amended and Restated 2021 ISP for the employees selected to participate in the Amended and Restated 2021 ISP (the “Participants”) and Organon. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

• Options and Stock Appreciation Rights. A Participant will not recognize any income at the time a stock option or stock appreciation right is granted, nor will Organon be entitled to a deduction at that time. When a non-qualified stock option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received as of the date of exercise over the exercise price of the option. When a stock appreciation right is exercised, the Participant will recognize ordinary income in an amount equal to the cash received or, if the stock appreciation right is settled in shares, the shares received as of the date of exercise. Organon generally will be entitled to a corresponding tax deduction in the same time period and amount as the Participant recognizes income. When an incentive stock option is exercised, the Participant will not recognize any income and Organon will not be entitled to any tax deduction; provided, however, that the amount equal to the excess of the fair market value of the shares received as of the date of exercise over the exercise price may be subject to taxation under the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”). When an incentive stock option is sold, unless there is a “disqualifying disposition”, as described below, the Participant will recognize capital gains in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the shares over (ii) the exercise price paid for the shares. A disqualifying disposition occurs if the disposition is less than two years after the date of grant or less than one year after the exercise date. If there is a disqualifying disposition, then the Participant will recognize ordinary income in an amount equal to the excess of fair market value of the shares on the exercise date (or, if less, the sales price) over the exercise price of the option and Organon will be entitled to a corresponding tax deduction. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.

• Restricted Stock and RSUs. A Participant will not recognize any income at the time of grant of a restricted stock unit or share of restricted stock (whether subject to time-based vesting or performance-based vesting), and Organon will not be entitled to a deduction at that time. The Participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the restricted stock unit is paid in cash, the amount payable, upon settlement of a restricted stock unit. In the year in which shares of restricted stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the shares vest), the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the Participant paid for the shares. Under certain circumstances and if permitted by an individual award, a Participant may elect (within 30 days after being granted restricted stock) under Code Section 83(b) to recognize ordinary income in the year of receipt instead of the year of vesting of such restricted stock. If such an election is made, the amount of income recognized by the Participant will be equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the Participant paid for the shares. Organon generally will be entitled to a corresponding tax deduction in the same time period and amount as the Participant recognizes income.

• Other Types of Awards. If other awards are granted under the Amended and Restated 2021 ISP, the tax consequences may differ from those described above for stock options, stock appreciation rights, restricted stock and RSUs. As a general matter, Organon typically would be entitled to a tax deduction in respect of any such compensatory awards in the same time period and amount as the Participant recognizes income in respect of such awards, provided, however, that any compensation in excess of $1,000,000 earned by Organon’s covered employees who are subject to Section 162(m) of the Code will not be deductible.

• Withholding of Taxes. Organon has the right to deduct from any payment under the Amended and Restated 2021 ISP, regardless of the form of such payment, the amount of all applicable income, excise and employment taxes required or permitted by law to be withheld with respect to such payment or may require Participants to pay to the Company such tax prior to and as a condition of the making of such payment.

Plan Benefits.

Any future awards granted to employees under the Amended and Restated 2021 ISP are subject to the discretion of the Talent Committee or its authorized delegate, and therefore, are not determinable at this time. Prior awards granted to our NEOs under the 2025 A&R ISP during 2025 are reported in the “Grants of Plan-Based Awards” table on page 75.

Proposal 3 Approval of an Amendment and Restatement of the Organon & Co. 2021 Incentive Stock Plan

In accordance with SEC rules, the table below sets forth awards previously granted under the 2025 A&R ISP from its inception at the time of our spinoff through April 24, 2026. Non-employee directors are not eligible to participate in the Amended and Restated 2021 ISP.

Name	Title	Options(1)	RSUs & PSUs(1)

Joseph Morrissey	Interim Chief Executive Officer	883,991	1,208,175
Matthew Walsh	EVP and Chief Financial Officer	942,204	1,481,854
Juan Camilo Arjona Ferreira, M.D.	EVP and Head of R&D and Chief Medical Officer	306,951	655,234
Rachel Stahler	EVP, Chief Digital and Growth Officer	479,155	722,893
Kirke Weaver	EVP, General Counsel and Corporate Secretary	436,462	653,917
Kevin Ali	Former Chief Executive Officer	3,337,437	1,906,150
All Current NEOs as a Group (Five Persons)		3,048,763	4,722,073
Non-Named Executive Officer Employees as a Group (approx. 1,135 Persons)		3,860,018	34,546,643

(1)

Includes outstanding equity awards originally granted by Merck and converted into corresponding Organon equity awards in connection with the spinoff. Such converted awards reduced the number of shares available for future issuance under the 2025 A&R ISP.

The Board unanimously recommendS that shareholders vote FOR The APPROVal of an amendment and restatement of the organon & co. 2021 incentive stock plan.

Proposal 4 Ratification of the Appointment of PricewaterhouseCoopers LLP as Organon’s Independent Registered Public Accounting Firm for 2026

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of Organon’s independent registered public accounting firm (the “independent auditors”). The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent auditors with respect to our operations for the year ending December 31, 2026, subject to ratification by shareholders. In taking this action, the Audit Committee carefully considered PwC’s qualifications and performance in that capacity for Organon since its retention in 2019, its independence with respect to the services to be performed, and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the determination of the fees associated with the retention of PwC. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to re-engage the independent auditors.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditors is in the best interests of Organon and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PwC. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present during the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table presents fees for professional audit and other services rendered by PwC, our independent auditors, for the years ended December 31, 2025 and 2024.

	2025	2024

Type of Payment or Benefit	($ in thousands)

Audit Fees(1)	14,055	13,150

Audit-Related Fees(2)	355	710

Tax Fees(3)	827	1,203

All Other Fees(4)	2	29

Total Fees	15,239	15,092

(1)	Fees for the audit of annual financial statements filed in the reports on Form 10-K, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits.
(2)

Fees for audit-related services primarily related to due diligence for mergers and acquisitions, accounting consultations, attestation services related to financial reporting that are not required by statute or regulation, other audit-related reviews, and agreed-upon procedures.

(3)	Fees for tax services reported above included an insignificant amount for tax compliance services.
(4)	Consists of fees not included in the Audit, Audit-Related or Tax categories, including fees for miscellaneous permissible products and services as reported above.

Proposal 4 Ratification of the Appointment of PricewaterhouseCoopers LLP as Organon’s Independent Registered Public Accounting Firm for 2026

All fees described above were approved in advance by the Audit Committee specifically or pursuant to pre-approval procedures similar to those outlined below.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of non-audit services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

The Board and the Audit Committee unanimously recommend
that shareholders vote FOR ratification of the appointment
of PricewaterhouseCoopers LLP as Organon’s independent
registered public accounting firm for the year ending
December 31, 2026.

Audit Committee Report

The Audit Committee is made up entirely of independent directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements and is available on our website at https://www.organon.com/about-organon/corporate-governance/.

During 2025, at each of its regularly scheduled meetings (which include meetings scheduled in conjunction with the regular Board meetings, as well as meetings to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of Organon’s financial management, the independent auditors, and internal auditors. In addition, the Audit Committee held separate private sessions as necessary with senior management, the chief ethics and compliance officer, the independent auditors, and internal audit.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Audit Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of Organon’s accounting principles, the clarity of its disclosures, as well as other matters that are required to be discussed by the PCAOB and SEC. Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Organon’s Annual Report on Form 10-K filed with the SEC.

Audit Committee

Shalini Sharp (Chair)

Alan Ezekowitz, M.D., Ph.D.

Deborah Leone

Cynthia M. Patton

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Organon (including any future filings) under the Securities Act or the Exchange Act, except to the extent Organon specifically incorporates such report by reference therein.

Additional information about the Audit Committee and its responsibilities may be found on page 14 of this proxy statement.

Questions and Answers About the

Annual Meeting and Voting

Organon & Co. 2026 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, June 9, 2026, at 9:00 a.m., Eastern Daylight Time

Location:	Via webcast at www.virtualshareholdermeeting.com/OGN2026

Record Date:	April 14, 2026

We hope you will fully participate as a shareholder and exercise your right to vote. It is very important that you vote to play a part in Organon’s future. You do not need to attend the Annual Meeting webcast to vote your shares.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More Information	Board’s Recommendation	Votes Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes (if any)

Proposal 1	Election of Directors Named Herein	Page 32	FOR each Nominee	Majority of votes cast	Do not count (no effect)	Do not count (no effect)

Proposal 2	Approval, on a Non-Binding Advisory Basis, of the Compensation of Organon’s Named Executive Officers	Page 45	FOR	Majority of the shares present and entitled to vote	Count as vote “against”	Do not count (no effect)

Proposal 3	Approval of an Amendment and Restatement of the Organon & Co. 2021 Incentive Stock Plan	Page 88	FOR	Majority of the shares present and entitled to vote	Count as vote “against”	Do not count (no effect)

Proposal 4	Ratification of the Appointment of PricewaterhouseCoopers LLP as Organon’s Independent Registered Public Accounting Firm for 2026	Page 94	FOR	Majority of the shares present and entitled to vote	Count as vote “against”	Not expected (no effect)

Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of Organon at the close of business on April 14, 2026, the record date, and are entitled to vote at the Annual Meeting.

This proxy statement and the Annual Report, along with either a proxy card, a voting instruction form, or a Notice of Internet Availability of Proxy Materials, as applicable (collectively, the “Proxy Materials”), are being distributed to shareholders beginning on April 24, 2026. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting webcast to vote your shares.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered directly in your name with Organon’s transfer agent, Equiniti Shareowner Services, you are considered the shareholder of record for those shares. The Proxy Materials and proxy card have been sent directly to you by Organon.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares. The Proxy Materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form that the institution provides to you. You may also vote your shares via telephone or the Internet by following the specific instructions the institution provides to you for that purpose.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you properly submit a signed proxy card or submit your proxy by telephone or the Internet, but do not specify how you want to vote your shares on a particular proposal, then the named proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement.

In accordance with applicable stock exchange rules, if you hold your shares through a brokerage account and you fail to provide voting instructions to your broker, your broker may generally vote your uninstructed shares of our common stock in its discretion on routine matters at a shareholder meeting. However, a broker cannot vote shares of our common stock held in street name on non-routine matters unless the broker receives voting instructions from the shareholder. Generally, if a broker exercises this discretion on routine matters at a shareholder meeting, a shareholder’s shares will be voted on the routine matter in the manner directed by the broker but will constitute a “broker non-vote” on all of the non-routine matters to be presented at the shareholder meeting.

Voting your shares will help to ensure that your interests are represented at the meeting. If you hold your shares in street name through a brokerage account and do not submit voting instructions to your broker, your broker may be able to exercise its discretion to vote your shares on some but not all matters, and it will result in a broker non-vote for the matters on which the broker cannot and does not vote. Broker non-votes will be considered present for quorum purposes. Effect of broker non-votes on the Proposals is summarized in the chart above.

What constitutes a quorum?

As of the record date, April 14, 2026, 262,600,862 shares of Organon common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present at the Annual Meeting or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I attend the Annual Meeting?

To increase shareholder accessibility, be fiscally and environmentally responsible, and support the health and well-being of our employees and shareholders, the Annual Meeting will be conducted exclusively online without an option for physical attendance.

Questions and Answers About the Annual Meeting and Voting

All shareholders as of the record date, April 14, 2026, may attend the Annual Meeting via webcast, vote their shares, and ask questions through an online meeting platform. To participate in the Annual Meeting, you should visit www.virtualshareholdermeeting.com/OGN2026 and enter the 16-digit control number included on your proxy card, voting instruction form (if voting instruction form includes the control number), or Notice of Internet Availability of Proxy Materials. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. Access to the meeting platform will begin at 8:45 a.m. (Eastern Daylight Time).

Guests may also access the Annual Meeting but may do so solely in listen-only mode. No control number is required for guests.

Why is the Annual Meeting a virtual, online meeting?

We are pleased to host the meeting using a virtual format, which we believe will facilitate shareholder attendance and participation at our Annual Meeting by enabling shareholders to safely and fully participate from any location around the world, without the cost of travel. We designed the virtual Annual Meeting to provide the same rights and opportunities to participate as shareholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. For example, we have allotted time on the agenda to respond to questions submitted to shareholders. For additional information, see “How do I ask questions or participate in the Annual Meeting?” below.

How do I ask questions or participate in the Annual Meeting?

You will have multiple opportunities to submit questions for the Annual Meeting:

• Shareholders may submit appropriate questions in advance of the meeting by visiting www.proxyvote.com, entering their 16-digit control number, and selecting the “Submit a Question” option. We encourage you to submit questions in advance of the meeting to help facilitate thoughtful responses from management and the Board.

• Shareholders may submit appropriate questions in real-time during the meeting by entering a question in the “Enter a Question” field and clicking the “Submit” on the Ask a Question section of the website www.virtualshareholdermeeting.com/OGN2026.

We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially related questions, we may group such questions together and provide a single response to avoid repetition.

If we are unable to respond during the meeting, we may also respond directly to a particular shareholder using the contact information provided. Questions regarding topics that are not pertinent to meeting matters or company business will not be answered.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the advance voting methods described in “How do I vote?” below.

Guests without a 16-digit control number may attend the meeting in listen-only mode but will not have the option to vote their shares, ask questions or otherwise participate in the Annual Meeting.

If you encounter any technical difficulties with the meeting platform on the date of the Annual Meeting, technical support will be available during this time and will remain available until the virtual Annual Meeting has ended. See “How do I access technical support at the Annual Meeting?” below.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

• Proxy card. If you received paper copies of the Proxy Materials, complete, sign, and date the card and return it in the prepaid envelope.

• Via the Internet. You may vote online at www.proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. The Internet voting will close at 11:59 p.m. Eastern Daylight Time on June 8, 2026.

• By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on June 8, 2026.

• By QR code. You may vote by scanning the QR code in the Notice of Annual Meeting with your mobile device (may require free app).

• During the Annual Meeting. All shareholders may vote during the Annual Meeting. Please see “How do I attend the Annual Meeting?” on page 98.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank, or nominee. You may also vote during the Annual Meeting.

How do I access technical support at the Annual Meeting?

Online access to the virtual meeting webcast will be open prior to the start of the Annual Meeting to allow you to log in. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plug-ins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting.

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

• sending written notice of revocation to the Corporate Secretary of Organon at the Company’s headquarters located at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302;

• submitting a revised proxy by telephone, Internet, or paper ballot after the date of the revoked proxy; or

• attending the Annual Meeting and voting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote during the Annual Meeting.

Questions and Answers About the Annual Meeting and Voting

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of Broadridge Financial Services, Inc. will tabulate the votes and act as inspectors of election.

What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the individuals named in the proxy card will vote on your behalf as follows:

• FOR the election of each of the director nominees;

• FOR the approval of the compensation of our named executive officers (Say-on-Pay);

• FOR the approval of an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan; and

• FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.

What is “householding” and how does it affect me?

Organon has adopted the process called “householding” for mailing the Proxy Materials and Notice of Internet Availability of Proxy Materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. If you received paper copies of the Proxy Materials, Organon will continue to mail a proxy card to each shareholder of record.

Can I access the Proxy Materials on the Internet instead of receiving paper copies?

The Proxy Materials are available on Organon’s website at www.organon.com/investor-relations/sec-filings. If you are a shareholder of record, you may choose to stop receiving paper copies of Proxy Materials in the mail by following the instructions given while you vote by telephone or through the Internet. If you choose to access future Proxy Materials on the Internet, you will receive an email message next year that will provide a link to those documents. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Materials electronically. Most beneficial owners who elect electronic access will receive an email message next year containing the URL for access to the Proxy Materials.

If you prefer to receive multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to EQ Shareowner Services, P.O. Box 64856, St. Paul, Minnesota 55164-0856 or calling 1-833-914-2115. The request should include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting Organon in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding by notifying your broker, bank or nominee.

Where can I find the results of the Annual Meeting?

We intend to disclose the final voting results on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available on our website at www.organon.com/investor-relations/sec-filings.

Where can I find Organon’s Annual Report?

Our Annual Report is available on our website at www.organon.com/investor-relations/sec-filings.

For shareholders receiving a Notice of Internet Availability, such Notice of Internet Availability will contain instructions on how to request a printed copy of our Annual Report. For shareholders receiving a printed copy of this proxy statement, a copy of our Annual Report has also been provided to you.

In addition, we will provide without charge a copy of our Annual Report on Form 10-K, including financial statements and schedules, upon the written request of any shareholder to the Office of Corporate Secretary, Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302.

How much did this proxy solicitation cost?

Organon retained Sodali & Co (formerly Morrow Sodali LLC) to assist in the distribution of the Proxy Materials and solicitation of votes for $17,500, plus reasonable out-of-pocket expenses. Employees, officers, and directors of Organon also may solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Who can help answer my questions?

If you have questions, you may write or call Organon’s proxy solicitor:

Sodali & Co

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: 800-662-5200

Email: OGN.info@investor.sodali.com

Shareholder Proposals and Director Nominations for the 2027 Annual Meeting of Shareholders

Deadline for receipt of shareholder proposals for inclusion in the proxy materials for the 2027 annual meeting of shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the address shown below and received by the close of business, Eastern Standard Time, on December 25, 2026. If we change the date of the 2027 annual meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting of shareholders. Proposals must comply with the requirements of SEC Rule 14a-8.

Director nominees for inclusion in the proxy materials for the 2027 annual meeting of shareholders (proxy access)

Our Amended and Restated Bylaws include provisions permitting, subject to certain terms and conditions, shareholders owning at least 3% of the outstanding shares of Organon common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances. In order for an eligible shareholder or group of shareholders to nominate director nominees for election at our 2027 annual meeting of shareholders pursuant to the proxy access provision of our Amended and Restated Bylaws, the shareholder must submit notice of such nomination and other required information in writing not earlier than the close of business on November 25, 2026 nor later than the close of business on December 25, 2026. If, however, the 2027 annual meeting is held more than 30 days before or after the anniversary of the 2026 Annual Meeting, the shareholder must submit any such notice and other required information not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the 2027 annual meeting or 10 days following the date on which the date of the 2027 annual meeting is first publicly announced. The nomination and supporting materials must also comply with the requirements set forth in Article II, Section 2.11 of our Amended and Restated Bylaws.

Shareholder proposals, director nominations, and other business to be brought before the 2027 annual meeting of shareholders

Any shareholder who wishes to present proposals, director nominations, or other business for consideration at the 2027 annual meeting of shareholders but does not intend to have such proposals or nominations included in Organon’s Proxy Materials must submit the proposal or nomination in writing to the address shown below so that it is received between January 10, 2027 and February 9, 2027. However, in the event that the date of the 2027 annual meeting of shareholders is more than 30 days earlier or later than the anniversary date of this year’s Annual Meeting, such notice must be so received not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of the 2027 annual meeting of shareholders is first made. Written notice of proposals, director nominations or other business for consideration must contain the information specified in Article II, Sections 2.9 and 2.10 of our Amended and Restated Bylaws (which also include information required under Rule 14a-19 under the Exchange Act). Our Amended and Restated Bylaws are available at www.organon.com/about-organon/corporate-governance/ or upon request to the Office of Corporate Secretary.

ADDRESS TO CONTACT ORGANON

Any notice required to be sent to Organon as described above should be emailed to secretaryoffice@organon.com or mailed to the Office of Corporate Secretary, Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302 U.S.A.

Other Matters

The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. As to any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof, the proxyholders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.

Organon & Co.

April 24, 2026

Appendix A

Non-GAAP Financial Measures

This proxy contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income, and Adjusted diluted EPS, which are not recognized terms under GAAP and are presented only as a supplement to the Company’s GAAP financial statements. This proxy also provides certain measures that exclude the impact of foreign exchange. We calculate foreign exchange by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. The Company believes that these non-GAAP financial measures help to enhance an understanding of the Company’s financial performance. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The Company uses non-GAAP financial measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful representation of the underlying operating performance of the business.

Revenues

	Year Ended December 31,		%	% Change Excluding Foreign

($ in millions)	2025	2024	Change	Exchange

Women’s Health	$1,752	$1,777	(1)%	(2)%

Biosimilars	691	662	4%	5%

Established Brands	3,691	3,849	(4)%	(5)%

Other	82	115	(28)%	(28)%

Revenue	$6,216	$6,403	(3)%	(3)%

Adjusted Revenue for AIP

($ in millions)	Year Ended December 31, 2025

Revenue	$6,216

Effect of foreign exchange rates (1)	(201)

Adjusted Revenue for AIP	$6,015

(1)	Represents the impact of currency exchange rates versus currency exchange rates budgeted in the annual operating plan.

Reconciliation of GAAP Net Income to Adjusted EBITDA

($ in millions)	Year Ended December 31, 2025(1)

Net income	$187

Depreciation	141

Amortization	205

Interest expense	504

Income tax expense	238

EBITDA	$1,275

Restructuring and related charges	105

Manufacturing network related	163

Acquisition related costs	49

Change in fair value of contingent consideration	(50)

Goodwill impairment	301

Other costs	(13)

Stock-based compensation	77

Adjusted EBITDA	$1,907

Effect of foreign exchange rates (2)	(51)

Acquired in-process research and development and milestones	6

Adjusted EBITDA for AIP	$1,862

(1)	Figures rounded to the nearest whole number.
(2)	Represents the impact of currency exchange rates versus currency exchange rates budgeted in the annual operating plan.

Appendix A

Reconciliation of GAAP Reported to Non-GAAP Adjusted Metrics

($ in millions)	Year Ended December 31, 2025

GAAP Gross Profit	$3,313

Adjusted for:

Manufacturing network costs	142

Stock-based compensation	14

Amortization	205

Acquisition-related costs	49

Other	14

Adjusted Non-GAAP Gross Profit	$3,737

($ in millions)	Year Ended December 31, 2025

GAAP Selling, general and administrative expenses	$1,721

Adjusted for:

Stock-based compensation	(49)

Restructuring related costs	(10)

Other	(39)

Adjusted Non-GAAP Selling, general and administrative expenses	$1,623

($ in millions)	Year Ended December 31, 2025

GAAP Research and development expenses	$366

Adjusted for:

Manufacturing network costs	(11)

Stock-based compensation	(14)

Other	(5)

Adjusted Non-GAAP Research and development expenses	$336

($ in millions)	Year Ended December 31, 2025

GAAP Reported Net Income	$187

Adjusted for:

Cost of sales adjustment	424

Selling, general and administrative adjustments	98

Research and development adjustments	30

Research and development adjustments	301

Restructuring	95

Change in fair value of contingent considerations	(50)

Other gain, net	(61)

Tax-impact on adjustments above	(70)

Non-GAAP Adjusted Net Income	$954

($ in millions except per share amounts)	Year Ended December 31, 2025

GAAP Diluted Earnings per Share	$0.72

Total impact of Non-GAAP adjustments	2.94

Non-GAAP Diluted Earnings per Share	$3.66

Appendix B

ORGANON & CO.
2021 INCENTIVE STOCK PLAN

(Originally Effective May 28, 2021; As Amended and Restated Effective June 9, 2026)

1. PURPOSE

The Plan is established to encourage employees of the Company, its subsidiaries, its affiliates and its joint ventures to acquire common stock in the Company. The Plan shall be available to provide Incentives, including cash incentives, to Eligible Employees of the Company, its subsidiaries, its affiliates and its joint ventures, as provided under the terms of the Plan. It is believed that the Plan will serve the interests of the Company and its stockholders because it allows service providers to have a greater personal financial interest in the Company through ownership of, or the right to acquire the Company’s Common Stock and to earn cash incentives based on the achievement of performance goals, which in turn will stimulate such individuals’ efforts on the Company’s behalf and maintain and strengthen their desire to remain with the Company. It is believed that the Plan also will assist in the recruitment and retention of service providers of the Company, its subsidiaries, its affiliates and its joint ventures.

2. DEFINITIONS

“Award Period” has the meaning set forth in Section 10(a).

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) any Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of ownership held by any Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(b) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing 50% or more of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) 50% or more of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(d) within any period of 24 consecutive months, persons who were Directors immediately prior to such 24-month period, together with persons who were first elected as Directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were Directors immediately prior to such 24-month period and who constituted a majority of the Board of Directors at the time of such election, cease to constitute a majority of the Board of Directors.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any affiliate and the Eligible Employee will supersede the foregoing definition with respect to Incentives subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board of Directors may, in its sole discretion and without an Eligible Employee’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Talent Committee of the Board of Directors of the Company or subcommittee thereof, or such other successor committee of the Board of Directors.

“Common Stock” means the common stock, $0.01 par value per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

“Company” means Organon & Co., a Delaware corporation.

“Director” means a member of the Board of Directors.

“Eligible Employees” shall have the meaning set forth in Section 4(a).

“Employee” means a person employed on a regular full-time or part-time basis by the Company, or its subsidiaries, its affiliates or its joint ventures, including officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate. The term “Employee” shall not include any of the following: a person who is an independent contractor, or agrees or has agreed that he/she is an independent contractor of the Company; a person who has any agreement or understanding with the Company, or any of its affiliates or joint venture partners that he/she is not an employee or an Eligible Employee, even if he/she previously had been an employee or Eligible Employee; or a person who is employed by a temporary or other employment agency, regardless of the amount of control, supervision or training provided by the Company or its affiliates; a “leased employee” as defined under Section 414(n) of the Code, in each case, even if a court, agency or other authority rules that he/she is a common-law employee of the Company or its affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Appendix B

“Fair Market Value” means as of any date, unless otherwise determined by the Committee the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

“Incentive Stock Option” or “ISO” means a stock option intended to satisfy the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Incentive” means a grant of Stock Options, Stock Appreciation Rights, Restricted Stock Grants, Performance Awards, Share Awards, Phantom Stock Awards, and cash or any or all of them.

“Nonqualified Option” means a stock option that is not an Incentive Stock Option.

“Performance Shares” means an award denominated in shares granted to an Eligible Employee under Section 10.

“Performance Awards” means Performance Units or Performance Shares or either or both of them.

“Performance Goals” has the meaning set forth in Section 10(a).

“Performance Units” means an award denominated in shares of Common Stock or cash granted to an Eligible Employee under Section 10.

“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust or unincorporated organization.

“Phantom Stock Award” means an award of phantom shares of Common Stock granted to an Eligible Employee under Section 12.

“Plan” means this Organon & Co. 2021 Incentive Stock Plan, as amended from time to time.

“Restricted Period” has the meaning set forth in Section 11.

“Restricted Stock” means shares of Common Stock issued or transferred to an Eligible Employee under Section 11.

“Restricted Stock Grants” has the meaning set forth in Section 11.

“Restricted Stock Units” means a right granted to an Eligible Employee under Section 11 representing a number of phantom shares of Common Stock.

“Section 16 Officer” means an individual who serves as an “officer” of the Company as such term is defined in Rule 16(a)-1(f) of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Award” means an award of actual shares of Common Stock granted to an Eligible Employee under Section 12.

“Spread” shall have the meaning set forth in Section 9(b).

“Stand Alone SAR” means a Stock Appreciation Right granted without an underlying Stock Option as provided in Section 9.

“Stock Appreciation Right” means a right to receive the appreciation in the Fair Market Value of shares of Common Stock, as provided in Section 9.

“Stock Option” means a Nonqualified Option or an Incentive Stock Option, or either or both of them.

“Substitute Incentive” means an Incentive granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or affiliate with which the Company or any subsidiary or affiliate combines.

“Successor Corporation” shall have the meaning set forth in Section 25.

“Tandem SAR” means a Stock Appreciation Right granted with respect to an underlying Stock Option as provided in Section 9.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act.

3. ADMINISTRATION

The Plan shall be administered by the Committee or any designated subcommittee thereof (and references in this Plan to the Committee shall be to such subcommittee, acting in accordance with their governing documents). A Director may serve on the Committee only if he or she is a “Non-Employee Director” of the Company for purposes of Rule 16b-3 under the Exchange Act. The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Employees receive Incentives, the types of Incentives they receive under the Plan, the number of shares covered by Incentives granted under the Plan, and the other terms and conditions of such Incentives. Determinations by the Committee under the Plan including, without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

The Committee shall have the responsibility of construing and interpreting the Plan and any instrument or agreement relating to the Plan, including but not limited to, the right to correct any defect or supply any omission, construe disputed or doubtful provisions, reconcile any inconsistency in the Plan or in any related instrument or agreement, and of establishing, amending, rescinding and construing such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan, related instrument or agreement. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan, related instrument or agreement, and the Plan’s rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Employees and any person claiming under or through any Eligible Employee.

The Committee, as permitted by applicable state law, may delegate to one or more officers of the Company any or all of its power and authority hereunder, including the authority to do one or both of the following: (i) designate Eligible Employees who are not Section 16 Officers or Directors to receive Incentives and the terms of such Incentives; and (ii) determine the number of shares of Common Stock, if any, subject to such Incentives; provided, however, that the Committee resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Incentives granted by such delegate and such delegate may not grant any Incentive to himself or herself; and provided further, that such officer of the Company may further delegate such authority in accordance with the Company’s policy on delegation of authority.

For the purpose of this section and all subsequent sections, the Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.

4. ELIGIBILITY

(a) Employees. Employees shall be eligible to participate in the Plan if designated by the Committee (“Eligible Employees”).

Appendix B

(b) No Right To Continued Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company, its subsidiaries, its affiliates or its joint ventures to terminate the employment of any person at any time, nor confer upon any person the right to continue in the employ of the Company, its subsidiaries, its affiliates or its joint ventures. No Eligible Employee shall have a right to receive an Incentive or any other benefit under this Plan or having been granted an Incentive or other benefit, to receive any additional Incentive or other benefit. Neither the award of an Incentive nor any benefits arising under such Incentives shall constitute an employment contract with the Company, its subsidiaries, its affiliates or its joint ventures, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company, its subsidiaries, its affiliates or its joint ventures for severance. Except as may be otherwise specifically stated in any other employee benefit plan, policy or program, neither any Incentive under this Plan nor any amount realized from any such Incentive shall be treated as compensation for any purposes of calculating an employee’s benefit under any such plan, policy or program.

5. TERM OF THE PLAN

This Plan was originally approved by the Board of Directors and the sole stockholder of the Company effective on May 28, 2021 and amended and restated on June 10, 2025. A subsequent amendment and restatement of this Plan was approved by the Board of Directors on April 14, 2026 (the “Board Approval Date”) and the Company’s stockholders on June 9, 2026. No Incentive that is an Incentive Stock Option shall be granted under the Plan following the tenth anniversary of the Board Approval Date (or such earlier date that the Plan may be terminated by the Board of Directors), but the term and exercise of Incentives granted theretofore may extend beyond such expiration date.

6. INCENTIVES

Incentives under the Plan may be granted in any one or a combination of (a) Incentive Stock Options, (b) Nonqualified Options, (c) Stock Appreciation Rights, (d) Restricted Stock Grants, (e) Performance Awards, (f) Share Awards, (g) Phantom Stock Awards, and (h) cash. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Notwithstanding anything to the contrary, any Incentives granted to an individual who is not an Eligible Employee or otherwise in error shall be void ab initio.

7. SHARES AVAILABLE FOR INCENTIVES

(a) Shares Available. Subject to adjustment as described in subsection (b), the maximum number of shares of Common Stock that may be issued under the Plan is 50,800,000 (the “Share Reserve”). No more than an aggregate of 50,800,000 shares may be issued as Incentive Stock Options during the term of the Plan. For the avoidance of doubt, any stock options, performance share units or restricted share units of Merck & Co., Inc. (“Merck”) converted into Company Incentives in connection with the separation of the Company’s business from Merck in accordance with the terms and conditions of that certain Employee Matters Agreement dated as of June 2, 2021 by and between Merck and the Company shall count against the Share Reserve.

i. Shares of Common Stock tendered or withheld by the Company to satisfy all or part of the tax withholding obligation on an Incentive other than a Stock Option or Stock Appreciation Right upon the vesting or settlement thereof shall not reduce the Share Reserve and shall remain available for issuance under the Plan. However, from and after June 10, 2025, The following shares of Common Stock shall be counted against and shall reduce the Share Reserve: (1) shares tendered or withheld by the Company in payment of all or part of the exercise price of a Stock Option; (2) shares tendered or withheld by the Company to satisfy all or part of the tax withholding obligation on a Stock Option or Stock Appreciation Right upon the vesting or exercise thereof; and (3) shares not issued upon exercise of all or a portion of a Stock Appreciation Right that is settled in shares. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from issued and reacquired Common Stock held as treasury stock, or both. In no event shall fractional shares of Common Stock be issued under the Plan. For purposes of determining the number of shares of Common Stock remaining available for issuance under the Plan, only Incentives payable in shares of Common Stock shall be counted.

ii. In the event that a company acquired by the Company or any subsidiary or affiliate or with which the Company or any subsidiary or affiliate combined has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentives and shall not be counted as issued for purposes of determining the number of shares remaining available for issuance under the first sentence of this paragraph (a); provided that such Incentives shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any subsidiary or affiliate prior to such acquisition or combination.

iii. The following shares of Common Stock relating to Incentives are not counted as issued for purposes of determining the number of shares remaining available for issuance under the Plan:

1. Shares of Common Stock subject to an Incentive that is settled in cash in lieu of shares;

2. Shares of Common Stock subject to an Incentive that expires, is forfeited, cancelled or terminates for any reason without issuance of shares;

3. Shares of Common Stock subject to a Substitute Incentive; and

4. Shares of Restricted Stock that are forfeited and returned to the Company upon a participant’s termination of employment.

(b) Adjustment of Shares. In the event of a reorganization, recapitalization, reclassification, stock split or reverse stock split, stock dividend, extraordinary cash dividend, combination or exchange of shares, repurchase of shares, merger, consolidation, rights offering, spinoff, split off, split up, change in corporate structure, or other event identified by the Committee, the Committee shall make such equitable adjustments, in a manner it may deem appropriate, in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the option price of Stock Options, (iv) the grant price of Stock Appreciation Rights; and (v) the terms and conditions of any outstanding Incentives (including, without limitation, any applicable performance targets or criteria with respect thereto). Any such determination shall be final, binding and conclusive on all parties.

Appendix B

(c) Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, Incentives granted under the Plan (other than cash-based Incentives) shall vest no earlier than the first anniversary of the grant date of such Incentive; provided, that the following Incentives shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Incentives, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, and (iii) any additional Incentives the Committee may grant, up to a maximum of five percent (5%) of the Share Reserve authorized for issuance under the Plan pursuant to Section 7(a) (subject to adjustment under Section 7(b)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Incentive, including in cases of retirement, death, disability or a Change in Control, in the terms of the award agreement or otherwise.

8. STOCK OPTIONS

The Committee may grant options intended to qualify as ISOs and Nonqualified Options. Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Stock Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date the Stock Option is granted other than Stock Options that are Substitute Incentives, as determined by the Committee. Notwithstanding the foregoing, a Ten Percent Stockholder will not be granted an ISO unless the exercise price of the ISO is at least 110 percent of the Fair Market Value of the Common Stock on the date the ISO is granted.

(b) Period of Stock Option. The period of each Stock Option shall be fixed by the Committee, provided that the period for all Stock Options shall not exceed ten years from the grant, provided further, however, that, (i) the Committee may provide in a grant agreement that the terms of any Stock Option shall be extended during any period that such Stock Option may not be exercised under any applicable law or during an applicable blackout period, and (ii) an ISO granted to a Ten Percent Stockholder will not be exercisable after the expiration of five years from the date of grant. The Committee may, subsequent to the granting of any Stock Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date.

(c) Exercise of Stock Option and Payment Therefore. No shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, in shares of Common Stock (by tendering previously acquired shares of Common Stock, either actually or by attestation, or by the Company withholding shares otherwise issuable in connection with the exercise of the Stock Option), a combination of cash and shares of Common Stock, or through a cashless exercise procedure that allows grantees to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the option price. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a Stock Option. Stock Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Stock Options.

(d) First Exercisable Date. The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or non-forfeitable and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

(e) Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Option grantee’s employment (for any reason other than gross misconduct), Stock Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

(f) Termination Due to Misconduct. If a Stock Option grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon the date of such termination.

(g) Limits on ISOs. Except as may otherwise be permitted by the Code, an Eligible Employee may not receive a grant of ISOs for stock that would have an aggregate Fair Market Value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the ISO is granted, that would be exercisable for the first time by such person during any calendar year. If any grant is made in excess of the limits provided in the Code, such grant shall automatically become a Nonqualified Option. In addition, ISOs may only be granted to Employees of the Company and its subsidiaries.

(h) Dividends. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Options.

9. STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant a Stock Appreciation Right either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Time and Period of Grant. If a Stock Appreciation Right is granted as a Tandem SAR, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. At the time the Tandem SAR is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted as a Stand Alone SAR the period for exercise of the Stock Appreciation Right shall be set by the Committee. The maximum term of a Stand Alone SAR shall not exceed ten years from the grant, provided further, however, that the Committee may provide in a grant agreement that the term of any Stock Option shall be extended during any period that such Stock Option may not be exercised under any applicable law or during an applicable blackout period.

Appendix B

(b) Value of Stock Appreciation Right. The grantee of a Tandem SAR will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefore an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price (the “Spread”) multiplied by the number of shares covered by the Stock Option which is surrendered. The grantee of a Stand Alone SAR will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender such Stand Alone SAR is received by the Company in accordance with exercise procedures established by the Company over the Fair Market Value of the Common Stock on the date of grant multiplied by the number of shares covered by portion of the Stand Alone SAR being exercised. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.

(c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

(d) Dividends. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Appreciation Rights.

(e) Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Appreciation Right grantee’s employment (for any reason other than gross misconduct), Stock Appreciation Right privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stand Alone SAR outstanding but not yet exercisable upon the termination of a Stock Appreciation Right grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Appreciation Right.

(f) Termination Due to Misconduct. If a Stock Appreciation Right grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Appreciation Right shall expire upon the date of such termination.

10. PERFORMANCE AWARDS

The Committee may grant Performance Awards, including Performance Shares or Performance Units, which vesting, payment, settlement, or other terms may be conditioned on the performance of the Company or its parent or any subsidiary, division, business unit, affiliate or joint venture of the Company selected by the Committee during the Award Period meeting certain goals established by the Committee. Performance Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Award Period and Performance Goals. The Committee shall determine and include in the terms and conditions of a Performance Award the period of time for which a Performance Award is made (“Award Period”). The Committee also shall establish performance objectives (“Performance Goals”) to be met by the Company, its subsidiary, division, business unit, affiliate or joint venture of the Company during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives, may be applied to either the Company as a whole or to a subsidiary, division, business unit, affiliate or joint venture, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

(b) Payment of Performance Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment. After the completion of an Award Period, the performance of the Company, its subsidiary, division, business unit, affiliate or joint venture of the Company shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Award, whether all, none or any portion of a Performance Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment of an award measured relative to Common Stock shall be based on the Fair Market Value of shares of Common Stock on, or as soon as practicable prior to, the date of payment or such other date as determined by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the attainment of a Performance Award.

(c) Revision of Performance Goals. The Committee may revise the Performance Goals and the computation of payment if one or more events occur which have a substantial effect on the performance of the Company, subsidiary, division, affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made, including without limitation, to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(d) Requirement of Employment. Except as otherwise provided in the grant agreement evidencing the Incentive, a grantee of a Performance Award must remain in the employ of the Company, its subsidiary, affiliate or joint venture until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable.

(e) Dividends. The Committee may, in its discretion, at the time of the Performance Award grant, determine if any dividends declared on the Common Stock during the Award Period which would have been paid with respect to Performance Shares had they been owned by a grantee or dividend equivalents be either (i) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee, or paid as cash, at the end of the Award Period or (ii) not paid or accumulated. Notwithstanding anything to the contrary, such dividends or dividend equivalents shall only be payable following the end of the Award Period to the extent that the Performance Shares have been earned.

Appendix B

11. RESTRICTED STOCK GRANTS

The Committee may grant Restricted Stock or Restricted Stock Units to an Eligible Employee, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe, including Performance Goals (“Restricted Stock Grants”). Such grants shall not be free from restriction during the period designated by the Committee (the “Restricted Period”).

(a) Requirement of Employment. A grantee of a Restricted Stock Grant must remain in the employment of the Company during the Restricted Period in order to receive the shares, cash or combination thereof under the Restricted Stock Grant. Except as otherwise provided in the grant agreement evidencing the Incentive, if the grantee leaves the employment of the Company prior to the end of the Restricted Period, the Restricted Stock Grant shall terminate and any shares of Common Stock shall be returned immediately to the Company, provided that the Committee may provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

(b) Restrictions on Transfer and Legend on Stock Certificates. During the Restricted Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock Grant, including but not limited to any shares of Common Stock. Any certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that any certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restricted Period if the conditions as to employment set forth above and any other terms and conditions prescribed by the Committee have been met. The grantee shall then be entitled to have the legend removed from any certificates for Restricted Stock. Restricted Stock Units may be paid in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the expiration of the Restricted Period.

(e) Dividends. The Committee may, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on Common Stock during the Restricted Period or dividend equivalents be (i) accumulated for the benefit of the grantee and used to increase the number of shares of Common Stock subject to the Restricted Stock Grant, or paid as cash, to the grantee at the expiration of the Restricted Period or (ii) not accumulated. Notwithstanding anything to the contrary, such dividends or dividend equivalents shall only be payable following the expiration of the Restricted Period to the extent that the Restricted Stock Grant has been earned.

12. OTHER SHARE-BASED AWARDS

The Committee may grant a Share Award or Phantom Stock Award to any Eligible Employee on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Employee or may be in lieu of cash or other compensation to which the Eligible Employee is entitled from the Company. The Committee may, in its discretion, at the time a Share Award or Phantom Stock Award is granted, provide that any dividends declared on Common Stock during the applicable Restricted Period or dividend equivalents be (i) accumulated for the benefit of the grantee and used to increase the number of shares of Common Stock subject to the applicable Share Award or Phantom Stock Award, or paid as cash, to the grantee at the expiration of the Restricted Period or (ii) not accumulated. Notwithstanding anything to the contrary, such dividends or dividend equivalents shall only be payable to the extent that the applicable Share Award or Phantom Stock Award has been earned.

13. CASH AWARDS

The Committee may grant Incentives payable in cash (a “Cash Award”) to any Eligible Employee on such terms and conditions as the Committee may determine in its sole discretion. Cash Awards may be made as additional compensation for services rendered by the Eligible Employee or may be in lieu other compensation to which the Eligible Employee is entitled from the Company. A Cash Award may or may not be subject to vesting conditions, including performance-based vesting conditions consistent with other forms of Performance Awards.

14. TRANSFERABILITY

Each Stock Option and Stock Appreciation Right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under the Plan will not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with the Exchange Act or any other applicable law or regulation. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts and without payment of monetary consideration, during the grantee’s lifetime, of Stock Options (other than ISOs) and Stock Appreciation Right to members of a grantee’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of a Stock Option and Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

15. DISCONTINUANCE OR AMENDMENT OF THE PLAN

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not, without the consent of the grantees affected, revoke or alter, in a manner that is materially unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board of Directors amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of applicable law or regulation or the listing requirements of any national securities exchange or association on which the Common Stock is then listed. Notwithstanding the foregoing, without consent of affected grantees, Incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code, to ensure compliance with the listing requirements any national securities exchange or association on which the Common Stock is then listed, or as may be required or appropriate to comply with changes in applicable laws and regulations. Other than pursuant to Section 7(b) or in connection with a Change in Control, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price of a Stock Option or Stock Appreciation Right, (b) cancel a Stock Option or Stock Appreciation Right when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Incentive, or (c) take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is listed.

Appendix B

16. NO LIMITATION ON COMPENSATION

Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its service providers, in cash or property, in a manner which is not expressly authorized under the Plan.

17. NO CONSTRAINT ON CORPORATE ACTION

Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 15, to limit the right or power of the Company, or any subsidiary, affiliate or joint venture to take any action which such entity deems to be necessary or appropriate.

18. WITHHOLDING TAXES

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income, excise and employment taxes required or permitted by law to be withheld with respect to such payment or may require the Eligible Employee to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Eligible Employee to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the Eligible Employee to deliver to the Company, shares of Common Stock having a Fair Market Value, as determined by the Committee, equal to the amount of such required or permitted withholding taxes.

19. COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

With respect to Eligible Employees who are Section 16 Officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to the Section 16 Officers is not required in order to bring a transaction by such Section 16 Officer into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees. To the extent any provision of the Plan or action by the Plan administrators involving such Section 16 Officers is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers, to the extent permitted by law and deemed advisable by the Plan administrators.

20. COMPLIANCE WITH SECTION 409A OF THE CODE

To the extent applicable, to the extent an Incentive is granted to an Eligible Employee subject to the Code, it is intended that such Incentive be exempt from Section 409A of the Code or be structured in a manner that would not cause the Eligible Employee to be subject to taxes and interest pursuant to Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the award document specifically provides otherwise), if an Eligible Employee holding an Incentive that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code and the Eligible Employee is otherwise subject to Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Eligible Employee’s “separation from service” or, if earlier, the date of the Eligible Employee’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Eligible Employees shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

21. USE OF PROCEEDS

Any proceeds received by the Company under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

22. GOVERNING LAW

The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws. Unless otherwise set forth in the applicable grant agreement, the State and Federal courts located in the State of Delaware shall have exclusive jurisdiction for any action brought under the Plan or pursuant to any Incentive.

23. REGISTRATION AND APPROVALS

The obligation of the Company to sell or deliver shares of Common Stock with respect to Incentives granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. Each Incentive is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Incentive or the issuance of shares of Common Stock, no Incentives shall be granted or payment made or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee. Notwithstanding anything contained in the Plan, the terms and conditions related to the Incentive, or any other agreement to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving shares of Common Stock pursuant to an Incentive granted under the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent and warrant to the Company in writing that the shares of Common Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Common Stock shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

24. OFFSET AND SUSPENSION OF EXERCISE

Anything to the contrary in the Plan notwithstanding, the Plan administrators may (i) offset any Incentive by amounts reasonably believed to be owed to the Company by the grantee and (ii) disallow an Incentive to be exercised or otherwise payable during a time when the Company is investigating reasonably reliable allegations of gross misconduct by the grantee.

Appendix B

25. EFFECT OF A CHANGE IN CONTROL

The following provisions will apply to Incentives in the event of a Change in Control unless otherwise provided in the grant agreement evidencing the Incentive or any other written agreement between the Company or any affiliate and the Eligible Employee or unless otherwise expressly provided by the Committee at the time of grant of an Incentive. In the event of a Change in Control, then, notwithstanding any other provision of this Plan, the Committee will take one or more of the following actions with respect to each outstanding Incentive, contingent upon the closing or completion of the Change in Control:

(a) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Incentive or to substitute a similar award for the Incentive (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);

(b) accelerate the vesting, in whole or in part, of the Incentive (and, if applicable, the time at which the Incentive may be exercised) to a date prior to the effective time of such Change in Control as the Committee determines, with such Incentive terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

(c) cancel or arrange for the cancellation of the Incentive, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Committee, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Incentive, taking into account the value of the Common Stock subject to the canceled Incentive, the possibility that the Incentive might not otherwise vest in full, and such other factors as the Committee deems relevant; and

(d) cancel or arrange for the cancellation of the Incentive, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Committee equal to the excess, if any, of (A) the value in the Change in Control of the property the Eligible Employee would have received upon the exercise of the Incentive immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.

The Committee need not take the same action or actions with respect to all Incentives or portions thereof or with respect to all grantees. The Committee may take different actions with respect to the vested and unvested portions of an Incentive.

In the absence of any affirmative determination by the Committee at the time of a Change in Control, each outstanding Incentive will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Incentive or to substitute an equivalent award, in which case the vesting of such Incentive will accelerate in its entirety (along with, if applicable, the time at which the Incentive may be exercised) to a date prior to the effective time of such Change in Control as the Committee determines, with such Incentive terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

An Incentive may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the grant agreement evidencing the Incentive or as may be provided in any other written agreement between the Company or any affiliate and the Eligible Employee, but in the absence of such provision, no such acceleration will occur.

26. CLAWBACK, RECOUPMENT

Notwithstanding any other provision in this Plan to the contrary, all Incentives, including all time and performance-based Incentives, granted under this Plan shall be subject to all clawback and recoupment policies adopted by the Company from time to time, including, without limitation, the Company’s Compensation Recoupment Policy and the Company’s Dodd-Frank Policy on Recoupment of Incentive Compensation, each as may be amended from time to time (collectively, the “Clawback Policies”). In accepting an Incentive, each grantee acknowledges and agrees that they will be subject to the Clawback Policies to the extent applicable to the grantee and will abide by the terms of the Clawback Policies to the extent applicable, including, without limitation, by reasonably promptly returning any recoverable compensation to the Company as required by the Clawback Policies, as determined by the Committee in its sole discretion. No recovery of compensation under the Clawback Policies will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its subsidiaries or affiliates.

SCAN TO VIEW MATERIALS & VOTE ORGANON & CO. 30 HUDSON STREET FLOOR 33 JERSEY CITY, NJ 07302 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OGN2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to the meeting date. V94302-P47523 ORGANON & CO. The Board of Directors recommends you vote FOR each of the following Director Nominees: 1. Election of Directors For Against Abstain Nominees: The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1a. Carrie S. Cox 1b. Robert Essner 1c. Alan Ezekowitz, M.D., Ph. D. 1d. Helene Gayle, M.D. 1e. Rochelle B. Lazarus 1f. Deborah Leone 1g. Philip Ozuah, M.D., Ph. D. 1h. Cynthia M. Patton 1i. Ramona Sequeira 1j. Shalini Sharp 2. Approve, on a non-binding advisory basis, the compensation of Organon's Named Executive Officers. 3. Approval of an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan. 4. Ratify the appointment of PricewaterhouseCoopers LLP as Organon's independent registered public accounting firm for 2026. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V94303-P47523 ORGANON & CO. Annual Meeting of Shareholders June 9, 2026 9:00 a.m. (Eastern Daylight Time) This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Matthew Walsh and Kirke Weaver as Proxies, each with the power to appoint his/her substitute, revoking all proxies previously given, and hereby authorizes them to represent and to vote all of the stock of Organon & Co. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held via webcast at www.virtualshareholdermeeting.com/OGN2026 at 9:00 a.m. Eastern Daylight Time on June 9, 2026, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR each nominee in Item 1, and FOR Items 2, 3 and 4. Continued and to be signed on reverse side